As filed with the Securities and Exchange Commission on March 11, 2022
Registration No. 333-252851

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Athene Annuity and Life Company
(Exact name of registrant as specified in its charter)

Iowa	6311	42-0175020
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification Number)

7700 Mills Civic Parkway
West Des Moines, IA 50266-3862
(888) 266-8489

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Blaine Doerrfeld
Athene Annuity and Life Company
7700 Mills Civic Parkway
West Des Moines, IA 50266-3862
(888) 266-8489
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen E. Roth, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, N.W.
Washington, DC
20001-3980

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the
Securities Act registration statement number of earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,”
Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒		Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated March 11, 2022
Athene® Amplify 2.0
Single Purchase Payment Index-Linked
Deferred Annuity Contract
Issued by:
Athene Annuity and Life Company
7700 Mills Civic Parkway
West Des Moines, IA 50266-3862
Tel. (888) 266-8489

    This prospectus describes the Athene® Amplify 2.0 Single Purchase Payment Index-Linked Deferred Annuity Contract (the Contract) issued by Athene Annuity and Life Company (the Company, we or us) that is designed for retirement or other long-term investment purposes. The Company does not allow additional Purchase Payments after the initial Purchase Payment.
The Contract offers index-linked investment options (Index-Linked Segment Options) that provide returns (Segment Credits) based on the performance of a broad-based index or indices (the Reference Index). Segment Credits are paid by the Company and are subject to its claims paying ability. We calculate Segment Credits based on the changes in the value of the Reference Index for Index-Linked Segment Options. Currently the Index-Linked Segment Options calculate Segment Credits based on the S&P 500® Price Return Index (S&P 500® Index), the Russell 2000® Price Return Index (Russell 2000® Index), the MSCI EAFE Price Return Index (MSCI EAFE Index), the Nasdaq-100® Price Return Index (Nasdaq-100® Index), the Shiller Barclays CAPE® US Mid-Month Sector TR Net Index (Shiller Barclays CAPE® Index), or a weighted average return of the S&P 500®, Russell 2000®, and MSCI EAFE indices (the Performance Blend Segment Option) that is available in a Buffer Segment Option with a 6-year Segment Term Period. Additionally, the Contract offers a Fixed Segment Option that determines Segment Credits at a guaranteed interest rate. Segment Credits for Index-Linked Segment Options may be positive or negative, while Segment Credits for the Fixed Segment Option will always be positive.
    All Index-Linked Segment Options are Buffer Segment Options. Buffer Segment Options include a Buffer Rate, which establishes the maximum amount of negative index performance on a Segment End Date that we will absorb before applying negative Segment Credits to the Segment Option. Index-Linked Segment Options will have a Cap Rate and a Participation Rate. A Cap Rate establishes the maximum positive Index performance that may be applied to a specified time period for that Segment Option. A Participation Rate is multiplied by positive Index performance after the application of the Cap to determine the amount of Segment Credits applied to the Segment Option.
    Segment Credits applied to Index-Linked Segment Options on the Segment End Date will fluctuate in value based on the performance of the Reference Index, and you may lose money, including your principal and previously credited Segment Credits. Depending on the performance of the Reference Index and the Segment Option you select, such losses may be significant. In addition, the ongoing daily deduction of Segment Fees at an annual rate of 0.95% from Index-Linked Segment Options will reduce Segment Value.
    The risk of loss becomes greater if you take a Withdrawal or surrender the Contract. The Interest Adjustment, which applies to all Withdrawals and surrenders during the first six Contract Years, will be negative and reduce proceeds payable on Withdrawal or surrender if interest rates have risen since your Contract Date. The Equity Adjustment, which applies to Withdrawals and surrenders from Index-Linked Segment Options before the Segment End Date, may be negative even when the value of the Reference Index has increased or has declined less than the Buffer Rate for a Buffer Segment Option. This Contract is not intended for someone who is seeking complete protection from downside risk or someone who plans to take Withdrawals in excess of the annual Free Withdrawal amount or surrender the Contract during the first six Contract Years. During the first six Contract Years, the Withdrawal Charge will further reduce proceeds payable on a Withdrawal greater than the Free Withdrawal amount or on a surrender of the Contract. Even if Segment Credits are positive, the deduction of fees and charges, including Segment Fee amounts, Withdrawal Charges, and any applicable Equity Adjustments or Interest Adjustments, may reduce your Cash Surrender Value below your Purchase Payment and previously credited Segment Credits, or below the protection provided by the Buffer Rate. Withdrawals or surrenders may be subject to income tax and to an additional 10% federal tax penalty if made before the Owner is age 59 1/2. Withdrawals will also reduce the amount of any potential positive Segment Credits due to the reduction in Contract Value associated with a Withdrawal.
    The Company is not an investment advisor and does not provide any investment advice to you with respect to the Contract. Athene Securities LLC (Athene Securities) is the distributing underwriter for the Contract and does not provide any investment advice to you with respect to the Contract. Prospective purchasers may apply to purchase a Contract through broker-dealers or other financial institutions that have entered into a selling agreement with Athene Securities.
    The Contract is a complex insurance and investment vehicle. Before you invest, you should speak with your Financial Professional about the Contract’s features, benefits, risks, and fees and whether the Contract is appropriate for you based on your financial situation and objectives.
    The prospectus describes all material rights and obligations under the Contract, including material state variations. You should study this prospectus and retain it along with a copy of the Contract for future reference.
    All guarantees under the Contract are obligations of the Company and are subject to its creditworthiness and financial strength.
    For additional information on risks associated with owning the Contract see Section 4 “Contract Risk Factors” on page 15.
    Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
    This prospectus is not an offer to sell those securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
    This Contract is not a bank deposit and is not insured by the FDIC or NCUSIF.
    This Contract is a security. It involves investment risk and may lose value.

1. Glossary
    Accumulation Phase: The period of time between the Contract Date and the Annuity Date, unless the Contract is terminated.

    Administrative Office: Mail Processing Center, P.O. Box 1555, Des Moines, IA 50306-1555; (888) 266-8489.

    Aggregate Index Change: Used in the calculation of the Segment Credit on the Performance Blend Segment Option. This Segment Option uses three indices in its calculation. On the Segment End Date, we calculate the Index Change for each of these indices. The Aggregate Index Change is the sum of the Index Change for the best performing index multiplied by Index Allocation Percentage 1 (50%) plus the Index Change for the second best performing index multiplied by Index Allocation Percentage 2 (30%) plus the Index Change for the third best performing index multiplied by Index Allocation Percentage 3 (20%).

    Annuitant, Joint Annuitant: The Annuitant is the natural person named on the Contract schedule whose life determines the Annuity Payments made under your Contract. We will allow you to name two natural persons on the application as Joint Annuitants.

    Annuity Date: The Contract Anniversary on or first following the later of the Annuitant attaining age 95, or the 10th Contract Anniversary. In the case of Joint Annuitants, the Annuity Date will be set based on the age of the older Joint Annuitant. You may select an earlier Annuity Date, which may be any time after the Contract Date, by Notice provided to us. The revised Annuity Date must be at least 10 days after our receipt of your Notice.

    Annual Interest Rate: The annual rate used to calculate Segment Credits on the Fixed Segment Option.

    Annuity Payments: Payments paid to you or your designated payee in accordance with the terms and conditions of the Settlement Option elected by the Owner. The payments are made by us and commence on the Annuity Date.

    Annuity Phase: The phase of the Contract when Annuity Payments are being made.

    Bailout Rate: The threshold rate(s) set for each Segment Option for use in the initial Segment Term Period bailout provision, provided at the time of application and printed in your Contract schedule. The Fixed Segment Option will have a Bailout Annual Interest Rate. Each Index-Linked Segment Option will have a Bailout Cap Rate and a Bailout Participation Rate. If the Annual Interest Rate, Cap Rate, or Participation Rate set at the first Segment Start Date is less than the corresponding Bailout Rate for a Segment Option to which you have allocated funds, you may cancel your Contract during the first sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals.

    Beneficiary: The person(s) or entity(ies) named by the Owner to receive the Death Benefit.

    Buffer Rate: The amount of negative Index Change or Milestone Index Change that we will absorb when calculating Segment Credits for a Buffer Segment Option. A negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate. For Milestone Lock Segment Options, a negative Milestone Credit Percentage will be used in the calculation of the Segment Credit if the final Milestone Index Change is negative in excess of the Buffer Rate.

    Buffer Segment Option: An Index-Linked Segment Option that includes a Buffer Rate.

    Business Day: Any day of the week except for Saturday, Sunday, and U.S. Federal holidays where U.S. stock exchanges are closed. Our Business Day ends at 4:00 p.m. Eastern Time.

    Cap Rate: The maximum positive Index Change or Milestone Index Change that will be used in the calculation of Segment Credits that may be applied to a Segment Option on the Segment End Date. There is one Cap Rate per Segment Term Period, which applies to the entire Segment Term Period.

    Cash Surrender Value: The Interim Value adjusted for any applicable Withdrawal Charge. You may surrender your Contract by making a written request to our Administrative Office at any time before the Annuity Date and before the Death Benefit becomes payable.

    Company (“we”, “us”, “our”, “ours”): Athene Annuity and Life Company.

    Contract: The Single Purchase Payment Index-Linked Deferred Annuity Contract described by this prospectus.

    Contract Anniversary: Any twelve-month anniversary of the Contract Date. For example, if the Contract Date is January 19, 2021, then the first Contract Anniversary is January 19, 2022.

    Contract Date: The date your Contract is issued, as shown on the Contract schedule.

    Contract Value: The Contract Value at any time is equal to the sum of the Segment Values.

    Contract Year: The twelve-month period that begins on the Contract Date and each Contract Anniversary. For example, if the Contract Date is January 19, 2021, then the first Contract Year is the twelve-month period between January 19, 2021 and January 18, 2022.

Crediting Method: Used to determine the calculation of the Segment Credits. Crediting Methods include the Point-to-Point Crediting Method, Milestone Lock Crediting Method, and Fixed Crediting Method. Each Crediting Method has distinct methodology to calculate Segment Credits.

    Death Benefit: During the Withdrawal Charge Period, the Death Benefit will be equal to the greater of the Interim Value or the Purchase Payment less net proceeds from prior Withdrawals. After the Withdrawal Charge Period, the Death Benefit will be equal to the Interim Value. The Death Benefit will be calculated as of the date of death. If the Owner is changed or an additional Owner is added during the Withdrawal Charge Period, the Death Benefit will equal the Interim Value.

    Equity Adjustment: A positive or negative adjustment to Segment Value that is applied to any Withdrawal from an Index-Linked Segment Option on a day other than a Segment End Date. The Equity Adjustment is equal to zero on the Segment End Date. The Equity Adjustment does not apply to the Fixed Segment Option.

Financial Professional: A registered representative of a broker-dealer that has a selling agreement with our principal underwriter, Athene Securities.

Fixed Crediting Method: The Crediting Method in which Segment Credits are determined daily based on the declared Annual Interest Rate.

    Fixed Segment Option: The Segment Option that calculates Segment Credits daily based on the Fixed Crediting Method. The Fixed Segment Option does not include a Reference Index.

    Free Withdrawal: A Withdrawal amount on which no Withdrawal Charge applies. An Interest Adjustment and Equity Adjustment will still apply.

    Good Order: A request, including an application, is in Good Order if it contains all the information we require to process the request. Good Order also includes delivering information on the correct form, with any required certifications, guarantees, and/or signatures to our Administrative Office.

    Holding Account: An account that holds the Purchase Payment until it is allocated to the Segment Options according to the Segment Allocation Percentages you select. Interest is credited daily to the Holding Account at the Holding Account Fixed Interest Rate.

    Holding Account Fixed Interest Rate: The annual rate used to calculate interest credited on amounts held in the Holding Account.

    Index Allocation Percentage: The percentage used to calculate the portion of Index Change from each index that will be used in the Aggregate Index Change for our Performance Blend Segment Option.

    Index Change: The percentage change in the Index Price of the Reference Index for the selected Segment Option, as measured from the Segment Start Date to the Segment End Date.

    Index-Linked Segment Option: Any Segment Option that is not the Fixed Segment Option. An Index-Linked Segment Option includes a Reference Index.

    Index Price: The Index Price for any date, including any Segment Start Date, Segment End Date, Observation Date, Annuity Date or date of death is the closing price of the Reference Index on that date. The closing price of the Reference Index is the price determined and published by the provider of the Reference Index at the end of each Business Day. Any change in price after the closing price has been published will not be reflected.

    Interim Value: The Interim Value at any time is equal to the sum of the Segment Interim Values.

    Interest Adjustment: A positive or negative adjustment to Segment Value that is applied to any Withdrawal during the first six years of the Contract, including Withdrawals taken on a Segment End Date. The Interest Adjustment approximates the change in value of debt instruments supporting the Contract, which we sell to fund the Withdrawal. The Interest Adjustment does not apply to any Withdrawal taken after the first six Contract Years.

    IRA Account: The traditional Roth or other Individual Retirement Account established for the Owner and the Owner’s beneficiaries, through which a Contract may be purchased.

Milestone Credit Percentage: Used in the calculation of the Segment Credit and the Segment Interim Value on Milestone Lock Segment Options. If the Milestone Index Change is greater than or equal to the Milestone Threshold at the current Observation Date, or if the Segment End Date is reached, a Milestone Credit Percentage is determined based on the performance of the Reference Index and the applicable Cap Rate, Participation Rate, and Buffer Rate. The final Milestone Credit Percentage will be determined on the Segment End Date, and may be negative.

Milestone Date: Used to determine the beginning Index Price when determining the Milestone Index Change. The initial Milestone Date is the Segment Start Date. If the Milestone Index Change is greater than or equal to the Milestone Threshold at an Observation Date, a subsequent Milestone Date will be established as of that Observation Date.

Milestone Index Change: Used in the calculation of the Segment Credit on Milestone Lock Segment Options. It is the percentage change in the Index Price of the Reference Index for the selected Segment Option, as measured from the most recent Milestone Date to the current Observation Date.

Milestone Lock Crediting Method: A Crediting Method in which the Segment Credit is determined based on the performance of the Reference Index and the applicable Cap Rate, Participation Rate, Milestone Threshold, and Buffer Rate. The Reference Index performance is determined by observing the Index Price on selected Observation Dates.

Milestone Lock Segment Option: A sub-type of the Buffer Segment Option that calculates Segment Credits based on the Milestone Lock Crediting Method.

Milestone Threshold: The minimum Milestone Index Change needed in order to determine a Milestone Credit Percentage on the Milestone Lock Crediting Method. The Milestone Threshold will not change once your Contract is issued.

Non-Qualified Contract: A Contract that is not qualified for special tax treatment under sections of the Internal Revenue Code.

    Notice, Notify, Notifying: Requests and information that you sign and that we receive and accept at our Administrative Office in any form offered by and acceptable to us.

Observation Date: A measuring point for calculating Segment Credits for Milestone Lock Segment Options. The first Observation Date occurs one year after the initial Milestone Date. Subsequent Observation Dates occur one year after the preceding Observation Date. The final Observation Date will occur on the Segment End Date.

    Owner (“you”, “your”): The Contract Owner named in the application, or their successor or assignee if you provide Notice and the Company has acknowledged the assignment. If no Owner is named on the application, the Annuitant will be the Owner. If Joint Owners are named, all references to Owner shall mean the Joint Owners. The Joint Owner must be the Owner’s spouse.

    Participation Rate: A percentage that is multiplied by any positive Index Change or Milestone Index Change, after the application of the Cap Rate, in the calculation of the Segment Credit. This percentage will not be less than 100%. There is one Participation Rate per Segment Term Period, which applies to the entire Segment Term Period.

    Performance Blend Segment Option: A sub-type of the Buffer Segment Option that calculates Segment Credits based on the Point-to-Point Crediting Method. This Segment Option calculates an Aggregate Index Change using three underlying indices, rather than an Index Change based on a single underlying index.

Performance Lock : A feature that allows you to capture the Performance Lock Value during the Segment Term Period of an Index-Linked Segment Option to which funds are currently allocated. Only one Performance Lock may be exercised per Segment Term Period for each Index-Linked Segment Option. A Performance Lock may not be applied retroactively and can only be exercised for the entire Segment Value. When a Performance Lock is exercised, the locked Index-Linked Segment Option will not receive a Segment Credit on the Segment End Date. Instead, the Performance Lock Value for that Segment Option will be transferred on the Performance Lock Date to the one-year Fixed Segment Option, where it will accrue interest daily for the remainder of the one-year Fixed Segment Term Period.

Performance Lock Date : The Performance Lock Date is the Business Day on which a Performance Lock request is received in Good Order by us.

    Performance Lock Value : The Performance Lock Value for an Index-Linked Segment Option on any Business Day during a Segment Term Period other than the Segment Start Date and Segment End Date is equal to the Segment Value plus the Equity Adjustment. Both the Segment Value and the Equity Adjustment used will be based on values as of the end of that Business Day after all other transactions have been recorded. The Performance Lock Value is only used in determining a Performance Lock and cannot be used in other transactions. There is no Performance Lock Value for the Fixed Segment Option.
Point-to-Point Crediting Method: A Crediting Method in which the Segment Credit is determined based on the performance of the Reference Index and the applicable Cap Rate, Participation Rate, and Buffer Rate. The Reference Index performance is determined by observing the Index Price only on the Segment Start Date and Segment End Date.

    Premium Tax: The amount of tax, if any, charged by the state or municipality in which your Contract is issued.

    Purchase Payment: The amount you pay to us under your Contract, as shown on the Contract schedule. The Purchase Payment is due on the Contract Date. We may limit the amount of Purchase Payment that we will accept for your Contract.

    Qualified Contract: A Contract that qualifies for special tax benefits under the Internal Revenue Code, such as a Section 408(b) Individual Retirement Annuity.

    Reference Index: The index or indices used in the calculation of the Segment Credit for a Segment Option.

    Right to Cancel Period: The period of time you may examine your Contract after you receive it. The Right to Cancel Period may vary according to state law.

    Securities Act: The Securities Act of 1933, as amended.

    Segment Credit: The amount we credit to each Segment Option according to the terms of the Segment Option and Crediting Method. Segment Credits are credited to the Fixed Segment Option daily based on the Annual Interest Rate. Segment Credits on the Fixed Segment Option cannot be negative. Segment Credits are credited to Index-Linked Segment Options on the Segment End Date based on the performance of the Reference Index subject to the applicable Cap Rate, Participation Rate, Milestone Threshold, and Buffer Rate. Segment Credits on Index-Linked Segment Options may be negative amounts, which will reduce the Segment Value.

    Segment End Date: The last day of a Segment Term Period. The Segment Credit for Index-Linked Segment Options is calculated and applied to the Segment Value on the Segment End Date. The next Segment Start Date coincides with the Segment End Date.

    Segment Fee: An annualized rate that is assessed daily as a percentage of the Segment Fee Base on Index-Linked Segment Options. The Segment Fee amount for that Segment Option is then deducted daily from that Segment Option’s Segment Value during the Accumulation Phase. The Segment Fee will never reduce the Segment Value below zero. The Segment Fee does not apply to the Fixed Segment Option.

    Segment Fee Base: The initial Segment Fee Base for each Segment Option during each Segment Term Period is the Segment Value on the Segment Start Date. The Segment Fee Base on any other day in the Segment Term Period is the Segment Value on the Segment Start Date less any Withdrawals deducted from the Segment Option through the prior Business Day. We use the Segment Fee Base to determine the Segment Fee amount we will deduct from that Segment Option’s Segment Value.

    Segment Options: Segment Options include Buffer Segment Options and the Fixed Segment Option available under your Contract. Each Segment Option will have a Segment Term Period. Each Buffer Segment Option will also have a Reference Index, a Cap Rate, a Participation Rate, a Buffer Rate, and will be subject to a Segment Fee. The Performance Blend Segment Option will also have Index Allocation Percentages. Milestone Lock Segment Options will also have a Milestone Threshold and Observation Dates. The Segment Options available on the first Segment Start Date following your Contract Date will be shown on the Contract schedule.

    Segment Interim Value: The Segment Value adjusted for any applicable Equity Adjustment and Interest Adjustment.

    Segment Start Date: The first date of a Segment Term Period.

    Segment Term Period: The Segment Term Period for each Segment Option will be shown on the Contract schedule. The Segment Term Period ends on the Segment End Date. Upon expiration of each Segment Term Period, a new Segment Term Period will begin. Please see the section “Setting Your Segment Start Date, Segment End Date, and Observation Dates” for further details.

     Segment Value : On the initial Segment Start Date, the Segment Value is equal to the portion of the Purchase Payment plus any Holding Account interest allocated to the Segment Option. On any other day, the Segment Value is equal to the Segment Value on the Segment Start Date decreased by any Segment Fee amounts applied to that Segment Option since the Segment Start Date, increased by Segment Credits applied to the Segment Option, increased by amounts transferred from another Segment Option, decreased by amounts transferred into another Segment Option, and decreased by Withdrawals from the Segment Option. Segment Credits are applied daily to the Fixed Segment Option and are applied to Index-Linked Segment Options only on the Segment End Date. Except due to the exercise of a Performance Lock, transfers between Segment Options will occur only on a Segment End Date.

    Separate Account: The segregated account, established by the Company under Iowa Law in which we hold reserves for our obligations under the Contract. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we may conduct. As Owner of the Contract, you do not participate in the performance of assets held in the Separate Account and do not have any direct claim on them. The Separate Account is not registered under the Investment Company Act of 1940.

    Settlement Option: An option available under the Contract for receiving Annuity Payments, which we guarantee as to the dollar amount.

    Spouses: Individuals who are recognized as legally married under Federal law.

    Underlying IRA Holder: The natural person who is treated under the Internal Revenue Code as having a beneficial interest in the assets of a custodial or trusteed IRA Account.

    Withdrawal: Unless otherwise specified, it is a Withdrawal of any type taken under your Contract, including a partial Withdrawal, a surrender of your Contract, payment of a Death Benefit or the application of Interim Value to a Settlement Option. Withdrawal refers to the amount of Contract Value withdrawn for such benefits prior to the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments. We do not treat the deduction of the Segment Fee amount as a Withdrawal.

    Withdrawal Charge: The charge we assess when you surrender the Contract or make a partial withdrawal during the first six Contract Years. The Withdrawal Charge is assessed on the Contract Value on any amounts withdrawn. The Withdrawal Charge does not apply to the Free Withdrawal amount.

    Withdrawal Charge Period: The Contract years during which you pay a Withdrawal Charge on amounts withdrawn. The Withdrawal Charge Period ends when the Withdrawal Charge Rate declines to 0% in the Withdrawal Charge Rate schedule set forth in your Contract schedule.

    Withdrawal Charge Rate: The percentage used to calculate the Withdrawal Charge.

2. At a Glance Product Summary
General Product Description and Purpose
    Athene® Amplify 2.0 is a Single Purchase Payment Index-Linked Deferred Annuity Contract that may help you accumulate retirement savings. The Contract is intended for long term investment purposes and is designed for people who are looking for a level of protection for their principal while providing potentially higher returns than are available on traditional fixed annuities. This Contract is not intended for someone who is seeking complete protection from downside risk or someone who plans to take Withdrawals in excess of the annual Free Withdrawal amount or surrender the Contract during the first six Contract Years.
    The Contract can be owned in the following ways:
•Sole Owner who is an individual or trust with a natural person as grantor.
•Sole Owner who is an individual and his or her spouse as the Joint Owner or trust with a natural person and his or her spouse as grantors (available for Non-Qualified Contract only).

    The Contract has an Accumulation Phase and an Annuity Phase. During the Accumulation Phase, you may allocate your Contract Value to available Segment Options that offer different levels of protection against investment loss. The Annuity Phase begins when you apply the Interim Value to a Settlement Option. Please see the “Annuity Phase” section for more details on the Annuity Phase. The following is a brief description of the key features related to the Contract. See the Glossary in the preceding pages for more detailed explanations of the terms in this section.

    The Company is not an investment advisor and does not provide any investment advice to you in connection with the Contract.

    Premium Taxes may be applicable in certain states. Premium Tax applicability and rates vary by state and may change. We reserve the right to deduct such tax from the Purchase Payment when received or from the Contract Value of your Contract upon any Withdrawal from your Contract or upon the surrender of your Contract, the election of a Settlement Option, or the payment of a Death Benefit.

The Contract may not be available through all selling broker-dealers. Some selling broker-dealers may not offer and/or limit the offering of certain features or options as well as limit the availability of contracts, based on issue age or other criteria established by the selling broker-dealer.

Purchase Payment
•Minimum Purchase Payment: $10,000 (amounts less than this threshold may be accepted at the sole discretion of the Company)
•Maximum Purchase Payment: $1,000,000 (amounts exceeding this threshold may be accepted at the sole discretion of the Company)

Issue Ages
•Minimum Issue Age: 0
•Maximum Issue Age: 84
•These issue age limitations apply to Owners (if natural persons) and Annuitants

Segment Options
    The Contract offers Buffer Segment Options and the Fixed Segment Option, which provide different levels of protection against investment losses. Each Segment Option will have a Segment Term Period. In addition, each Index-Linked Segment Option will have a Reference Index, a Cap Rate, a Participation Rate, and a Buffer Rate. The Performance Blend Segment Option will also have Index Allocation Percentages. Milestone Lock Segment Options will also have a Milestone Threshold and Observation Dates. In addition, Index-Linked Segment Options will be subject to an annual fee rate, called the Segment Fee, equal to 0.95%. Segment Fees are set at issue and are guaranteed not to change for the life of the Contract. The Fixed Segment Option will have an Annual Interest Rate. Segment Credits for the Fixed Segment Option may not be negative. Segment Credits applied to Index-Linked Segment Options on Segment End Dates may be negative if the value of the Reference Index declines.
•Buffer Segment Options -
The Buffer Rate establishes the amount of loss attributable to negative index performance that we will absorb before we apply a negative Segment Credit to Buffer Segment Options on a Segment End Date.

A Segment Option using the Point-to-Point Crediting Method captures performance of the Reference Index from the Segment Start Date to the Segment End Date (subject to the applicable Cap Rate and Participation Rate). The value of the Reference Index at intermediate points during the Segment Term Period are not reflected in the determination of Segment Credits. The Cap Rate and Participation Rate are established at the beginning of the Segment Term Period and do not change for the length of the Segment Term Period. A Segment Option using the Point-to-Point Crediting Method calculates Segment Credits based on the percentage change in the value of the Reference Index as measured from the Segment Start Date to the Segment End Date. A negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate. Please see the "Fundamentals of the Point-to-Point Crediting Method" section for examples demonstrating the mechanics of the Point-to-Point Crediting Method.

Milestone Lock Segment Options (only available with a six-year Segment Term Period) combine elements of the six-year and one-year Buffer Segment Options using the Point-to-Point Crediting Method. They guarantee a Cap Rate and Participation Rate for the full six-year Segment Term Period while also allowing the buffer protection to reset at intermediate points during the Segment Term Period if the index performance exceeds a predefined threshold percentage. Milestone Lock Segment Options provide the potential to capture gains (subject to the applicable Cap Rate and Participation Rate) and reset the buffer protection when the Reference Index performance exceeds a pre-defined threshold (the Milestone Threshold) at particular intermediate points (Observation Dates) during the Segment Term Period. The Cap Rate, Participation Rate, Milestone Threshold, and Observation Dates are established at the beginning of the Segment Term Period and do not change for the length of the Segment Term Period, which in the case of Milestone Lock Segment Options is one six-year period available only at the start of the Contract. The Milestone Threshold is the minimum Milestone Index Change required to capture a Milestone Credit Percentage on an Observation Date. The interval between Observation Dates is one year.

Milestone Lock Segment Options calculate Segment Credits based on any Milestone Credit Percentages that have been determined during the Segment Term Period. A Milestone Credit Percentage will be calculated on the Segment End Date and each time the Milestone Index Change is greater than or equal to the Milestone Threshold during the Segment Term Period.

The Segment Credit for Milestone Lock Segment Options may be negative even if the Segment Option captures positive index performance through Milestone Credit Percentages on one or more Observation Dates as a result of index performance having exceeded the Milestone Threshold on those dates.

At the end of the six-year Segment Term Period, the Segment Credit percentage is calculated as follows:
•Add one to each Milestone Credit Percentage; then
•Multiply each of these sums together; then
•Subtract one from the result.

If Reference Index performance does not exceed the Milestone Threshold on any Observation Date, the Milestone Lock Crediting Method will operate the same as the Point-to-Point Crediting Method. The Segment Credit will not be any lower than a Segment Credit for a six-year Buffer Segment Option using the Point-to-Point Crediting Method with equivalent Buffer Rate, Cap Rate, and Participation Rate. Please see the “Fundamentals of the Milestone Lock Crediting Method” section for examples demonstrating the mechanics of the Milestone Lock Crediting Method.
Theoretically, for a Segment Option with a 10% Buffer Rate, the negative Segment Credit percentage may be as low as -90%, which could lead to a substantial loss of principal and previously credited Segment Credits. The ongoing deduction of Segment Fees and any applicable Withdrawal Charges, Interest Adjustments, and Equity Adjustments could also result in a loss of principal greater than 90%.

•Fixed Segment Option -
The Fixed Segment Option credits interest daily at a declared Annual Interest Rate. The daily rate is calculated as [(1+Annual Interest Rate) ^ (1/365)-1].

The following table shows the Index-Linked Segment Options that are currently available. In addition to the Index-Linked Segment Options, there is a Fixed Segment Option with a 1-year Segment Term Period currently available.

Segment Options		Buffer Rates Available
Crediting Method	Indices	1-year Segment Term Period	2-year Segment Term Period	6-year Segment Term Period
Point-to-Point	S&P 500®	10%, 20%	10%, 20%	10%, 20%
	Shiller Barclays CAPE®	10%	10%	10%
	Nasdaq-100®	10%	10%	10%
	Russell 2000®	10%	10%	10%
	MSCI EAFE	10%	10%	10%
	Performance Blend (S&P 500®, Russell 2000®, MSCI EAFE)[1]	Not Available	Not Available	10%
Milestone Lock	S&P 500®	Not Available	Not Available	10%
1 Index performance is based on a weighted average return of the S&P 500®, Russell 2000®, and MSCI EAFE indices. See the "About the Indices" section of this prospectus for further details.

The Buffer Rates offered on available Index-Linked Segment Options are stated in your Contract schedule and will not change after the Issue Date. Available Buffer Segment Options will always include a Buffer Rate between 5% and 30%.

You may elect a Segment Option with a six-year Segment Term Period only during the first Contract Year. The Performance Blend Segment Option and Milestone Lock Segment Option are available only with a six-year Segment Term Period. After the first six Contract Years, you will be limited to One-Year Segment Options upon renewal. Six-Year Segment Options are not available for renewal. Two-Year Segment Options are not available for renewal after the first six Contract Years.

•Declaration of Rates -
Each Index-Linked Segment Option will have a Cap Rate and Participation Rate. The Cap Rate is the maximum positive Index Change or Milestone Index Change we will use to calculate the Segment Credit on a Segment End Date. If the Index Change or Milestone Index Change is positive, we will multiply the lesser of the Index Change and the Cap Rate by the Participation Rate. The Fixed Segment Option will have an Annual Interest Rate. For the initial Segment Term Period, we will determine the Cap Rate, Participation Rate, and Annual Interest Rate for each Segment Option on the Segment Start Date. You will not know the applicable rates at the time you purchase your Contract. But if the declared Cap Rate, Participation Rate or Annual Interest Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract schedule, you may cancel your Contract during the first sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals. See the section “Initial Segment Term Period Bailout Provision” for additional information. After the initial Segment Term Period has ended, we will notify you of the Cap Rate, Participation Rate, and Annual Interest Rate for each available Segment Option at least fifteen calendar days prior to the new Segment Start Date. The Cap Rate, Participation Rate, and Annual Interest Rate may be higher, lower, or the same as the Cap Rate, Participation Rate, and Annual Interest Rate offered during the previous Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will not be less than the minimum Cap Rate, the minimum Participation Rate, or the minimum Annual Interest Rate shown for each Segment Option in the Contract schedule.
•Transfers -
On each Segment End Date, you will have the option of transferring all or part of your Segment Value among the available Segment Options. We will send you a letter at least fifteen calendar days prior to the Segment End Date advising you that your Segment Option is expiring and stating the new Cap Rate, Participation Rate, and Annual Interest Rate, as applicable, that will be available for the next Segment Term Period. You will have the choice of continuing in the Segment Option with the new Cap Rate, Participation Rate, and Annual Interest Rate or transferring your Segment Value to another Segment Option with the same Segment Start Date. See the section “Transfers Between Segment Options by Request” for additional information. If a Performance Lock was not exercised and you do not inform us that you want to move all or part of your Segment Value to another Segment Option at least two Business Days prior to the next Segment Start Date, you will stay in the current Segment Option, subject to the new Cap Rate, Participation Rate, and Annual Interest Rate, as applicable. If you do not wish to allocate your Segment Value to any available Segment Option, you may surrender the Contract for the Cash Surrender Value on any date. Such surrender would be subject to any applicable Withdrawal Charge, Interest Adjustment, and Equity Adjustment.
•Initial Segment Term Period Bailout Provision -
For the initial Segment Term Period, if the declared Cap Rate, Participation Rate, or Annual Interest Rate for a Segment Option to which you have allocated Contract Value is less than the Bailout Rate we specified in your Contract schedule for the Segment Option, you may cancel the Contract during the first 60 days after your Contract Date and receive your Purchase Payment less any Withdrawals. No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply, and Segment Fees will not be deducted, if you exercise this provision.

Performance Lock
This feature will be available to new and existing contracts under this Prospectus beginning on [June 27, 2022], subject to state approval. It allows you to capture the Performance Lock Value during the Segment Term Period of an Index-Linked Segment Option to which funds are currently allocated. You may exercise a Performance Lock at any time during the Segment Term Period up to two Business Days prior to the end of the given Segment Term Period. Only one Performance Lock may be exercised per Segment Term Period for each Index-Linked Segment Option. However, you may exercise a Performance Lock at different times for each Index-Linked Segment Option so long as you do so up to two Business Days prior to the end of the Segment Term Period for that Segment Option. A Performance Lock may not be applied retroactively and can only be exercised for the entire Segment Value.

We will use the Performance Lock Value calculated at the end of the Business Day we receive your request in Good Order. Once a Performance Lock is exercised, the locked Index-Linked Segment Option will not receive a Segment Credit on the Segment End Date. Instead, the Performance Lock Value for that Segment Option will be transferred on the Performance Lock Date to the one-year Fixed Segment Option, where it will accrue interest daily for the remainder of the one-year Fixed Segment Term Period. This means that the Segment Term Period for any Index-Linked Segment Option for which you exercise a Performance Lock will conclude at the end of the current one-year Fixed Segment Term Period, even if the original Segment End Date was later. At the end of the current one-year Fixed Segment Term Period, the Fixed Segment Value will automatically be re-allocated proportionately to each Index-Linked Segment Option for which a Performance Lock was exercised, unless you instruct otherwise. Please see the “Performance Lock” section for additional information.

We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will also not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.

Setting Your Segment Start Date, Segment End Date, and Observation Dates
    There are two dates each month when a new Segment Term Period may start. Your initial Segment Term Period will start on the 8th or 22nd day of the month, at which time your Purchase Payment plus any Holding Account interest will be allocated to the Segment Option(s) you have selected. Contracts which have been issued through the end of the Business Day prior to a scheduled Segment Start Date will participate in that Segment Start Date. Contracts which have been issued on or after a scheduled Segment Start Date will participate in the following Segment Start Date.

    If the intended date for the initial Segment Start Date is not a Business Day, the Index Price from the prior Business Day will be used. If the date for the Segment End Date is not a Business Day, the Index Price from the prior Business Day will be used. For Milestone Lock Segment Options, if the date for an Observation Date is not a Business Day, the Index Price from the prior Business Day will be used. The Segment End Date for maturing Segments will coincide with the next Segment Start Date. Below are some examples showing the effect holidays and weekends have on selecting the Index Prices for the Segment Start Date, Observation Dates, and Segment End Date.

If Segment End Date is scheduled on a holiday:	Segment End Date Index Price will be from:	Next Segment Start Date Index Price will be from:
Wednesday, the 8th	Tuesday, the 7th	Tuesday, the 7th
If Segment End Date is scheduled on a weekend:	Segment End Date Index Price will be from:	Next Segment Start Date Index Price will be from:
Saturday, the 22nd	Friday, the 21st	Friday, the 21st

If initial Segment Start Date is scheduled on a holiday:	Initial Segment Start Date Index Price will be from:
Friday, the 22nd	Thursday, the 21st
If initial Segment Start Date is scheduled on a weekend:	Initial Segment Start Date Index Price will be from:
Sunday, the 8th	Friday, the 6th

If an Observation Date is scheduled on a holiday:	The Observation Date Index Price will be from:
Thursday, the 8th	Wednesday, the 7th
If an Observation Date is scheduled on a weekend:	The Observation Date Index Price will be from:
Sunday, the 22nd	Friday, the 20th

Accessing Your Contract Value
    During the Accumulation Phase before any Death Benefit becomes payable, you may access your Contract Value by surrendering the Contract or taking a partial Withdrawal. Proceeds payable on a partial Withdrawal or surrender may be reduced by any applicable Interest Adjustment, Equity Adjustment or Withdrawal Charge. If you surrender your Contract or if you take a partial Withdrawal in excess of the Free Withdrawal amount during the first six Contract Years, a maximum Withdrawal Charge of 8% will apply. Your Contract Value will be reduced by the amount of the Withdrawal and this reduction will reduce the potential positive Segment Credits you may receive. You may request a partial Withdrawal or surrender up to 60 days in advance of the day that the partial Withdrawal or surrender will occur. Withdrawals or surrenders may be subject to income tax and to an additional 10% federal tax penalty if made before the Owner is age 59 1/2.

Interim Value Calculation
    Any Withdrawal, including any Free Withdrawal amount, will also be subject to an Interim Value calculation comprised of two components: an Interest Adjustment and an Equity Adjustment, each of which may increase or decrease your Withdrawal proceeds. An Interest Adjustment will apply if you take a Withdrawal at any time during the first six Contract Years, including Withdrawals taken on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date. See the “Contract Values” section for additional information about how Interim Values are calculated. Even if Segment Credits are positive, the deduction of fees and charges, including Segment Fee amounts, Withdrawal Charges, and any applicable Equity Adjustments or Interest Adjustments, may reduce your Cash Surrender Value below your Purchase Payment and previously credited Segment Credits, or below the protection provided by the Buffer Rate.

Death Benefit
    If an Owner dies before the Annuity Phase of the Contract, we will pay the Death Benefit. During the Withdrawal Charge Period, the Death Benefit is equal to the greater of:

1.The Purchase Payment less net proceeds from prior Withdrawals; or
2.The Interim Value on the date of death.

    Withdrawal Charges will not be applied in determining the Death Benefit payable to your Beneficiary. After the Withdrawal Charge Period, the Death Benefit will be equal to the Interim Value on the date of death. Net proceeds from prior Withdrawals are equal to the Contract Value withdrawn after the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments. Withdrawals do not include any Segment Fee amounts.
    If the Owner is changed or a new Owner is added during the Withdrawal Charge Period, the Death Benefit will be equal to the Interim Value on the date of death.

    See the “Death Benefit” section for more information.

Settlement Options Description
    The Annuity Phase commences when you or your designated payee begin receiving Annuity Payments under the Contract on the Annuity Date, according to the Settlement Option you select. You may select Annuity Payments based on the life of the Annuitant or Joint Annuitant, on the life subject to period certain or any other option acceptable to the Company. See the "Annuity Phase" section for information on available Settlement Options. The Annuity Phase ends when we make the last payment under your selected Settlement Option.

Right to Cancel
     After you receive your Contract, you may examine it for 20 days (the "Right to Cancel Period"), or longer if required by state law (in some states, up to 30 days, or longer for replacement annuity Contracts), during which time you may cancel your Contract for any reason by Notifying us at our Administrative Office. Please see Appendix C to examine any applicable variations in your state.

    If you exercise your right to cancel, the Contract will terminate and we will refund your Purchase Payment less any Withdrawals, unless applicable state or federal law requires otherwise. No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply, and Segment Fees will not be deducted, if you exercise your right to cancel your Contract during this period.

3. Contract Fees and Charges
    You will pay the following fees and charges when purchasing, owning, and taking a Withdrawal from the Contract.

Segment Fees
    Indexed-Linked Segment Options include a Segment Fee equal to 0.95%. We deduct a Segment Fee amount daily from each Index-Linked Segment Option, starting on the Segment Start Date. The Segment Fee for a Segment Option is an annualized rate that is calculated on a daily basis as a percentage of that Segment Option’s Segment Fee Base.

    On the Segment Start Date, the Segment Fee Base for a Segment Option is equal to the Segment Value of that Segment Option. For any other day during the Segment Term Period, the Segment Fee Base is equal to A-B, where:
A is the Segment Value on the Segment Start Date; and
B is any Withdrawals deducted from the Segment Option from the Segment Start Date through the prior
Business Day;

    The Segment Fee amount deducted on any day is equal to the annualized Segment Fee rate divided by the number of calendar days in the current year of the Segment Term Period and multiplied by the Segment Fee Base on that day. For example, if you have elected a 2-Year Segment Option with a Segment Start date of February 8, 2021, the annualized rate will be divided by 365 during the first and second year of the Segment Term Period (from February 8, 2021 to February 8, 2022 and from February 8, 2022 to February 8, 2023). The Segment Fee rate will be divided by 366 during any years of the Segment Term Period that are leap years.
    We begin calculating the daily Segment Fee amount on the Segment Start Date. Changes to the Segment Fee Base change the Segment Fee amount. For example, if you make a Withdrawal from a Segment Option, the Segment Fee Base and resulting Segment Fee amount for that Segment Option will decrease. We do not treat the deduction of the Segment Fee from a Segment Option as a Withdrawal in the determination of the Segment Fee Base or in the determination of the Death Benefit.

    The deduction of the Segment Fee will never reduce Segment Value below zero. If the Segment Value is reduced to zero due to a Withdrawal, Transfer, or Segment Fee, we will cease the deduction of the Segment Fee from that Segment Option and no Segment Fees will accrue while the Segment Value is zero. If you chose to transfer or allocate funds to the Segment Option for a future Segment Term Period, Segment Fees will begin being deducted based on the Segment Value on the new Segment Start Date.

    The Segment Fee amount is deducted daily before any other activity is processed on the Segment Value, including the calculation of Segment Credits. If you take a Withdrawal from a Segment Option, we deduct the Segment Fee amount for that Segment Option before processing the Withdrawal. On the Annuity Date, we deduct the Segment Fee amounts for all Segment Options before determining the Interim Value that will be used to calculate the Annuity Payments. Upon the death of any Owner (or, if the Owner is a non-natural person, any Annuitant), we deduct the Segment Fee amounts for all Segment Options before calculating the Death Benefit.

    The Segment Fee compensates us for all of your Contract’s benefits and certain expenses and risks associated with the Contract, including the risk that current charges are less than future contract administration costs. If the Segment Fee is less than these costs and risks, we will bear the loss. If the Segment Fee covers these benefits and risks, any excess amount is profit to us. We anticipate making a profit from this fee.

Withdrawal Charges
    If, during the first six Contract Years, you surrender your Contract or make a partial Withdrawal from your Contract in excess of the Free Withdrawal amount, we will assess a Withdrawal Charge. The Withdrawal Charge offsets promotion and distribution expenses and investment risks born by the Company.

    The amount of the Withdrawal Charge depends on the length of time you have owned your Contract and the amount you withdraw. The Contract provides a Free Withdrawal privilege that allows you to withdraw 10% of your Contract Value as of the previous Contract Anniversary annually without incurring a Withdrawal Charge.

Contract Year	1	2	3	4	5	6	7+
Withdrawal Charge Rate	8%	8%	7%	6%	5%	4%	0%

     Withdrawal Charges may vary by state, please see Appendix C.

    For purposes of calculating the Withdrawal Charge, we treat the Contract Year in which we receive your Purchase Payment as “Contract Year 1”.

    We will deduct the Withdrawal Charge as a percentage of the Contract Value being withdrawn, excluding the Free Withdrawal amount, as applicable. The Withdrawal Charge will be calculated as the Contract Value associated with the Withdrawal multiplied by the applicable Withdrawal Charge Rate. An Interest Adjustment and Equity Adjustment will apply and may increase or decrease the amount paid to the Owner upon Withdrawal or surrender.

    On surrender, you will receive the Interim Value reduced by any applicable Withdrawal Charges. Free Withdrawal amounts do not apply to surrenders. If you surrender your Contract, a Withdrawal Charge will be applied to any Free Withdrawal amounts previously taken in the same Contract Year.

    We will not assess the Withdrawal Charge on:
•Free Withdrawal amounts;
•Death Benefit proceeds;
•Partial Withdrawals taken as Required Minimum Distributions under the Internal Revenue Code (see the “Required Minimum Distribution” section below);
•Withdrawals taken after the sixth Contract Year;
•A qualifying Withdrawal under the Confinement Waiver (see the “Confinement Waiver” section below);
•A qualifying Withdrawal under the Terminal Illness Waiver (see the “Terminal Illness Waiver” section below);
•The application of the Interim Value to a Settlement Option;
•Payments during the Annuity Phase; or
•Withdrawals taken under the initial Segment Term Period bailout provision (See the “Initial Segment Term Period Bailout Provision” section below).

    During the Accumulation Phase, you are entitled to a Free Withdrawal amount each year. We also reserve the right to waive the Withdrawal Charge in certain circumstances. For information on Free Withdrawal amounts and Withdrawal Charge waivers, see the “Contract Values” section. Any Free Withdrawal amount not used in a Contract Year may not be carried forward to a future Contract Year.

Withdrawals or surrenders may be subject to income tax and to an additional 10% federal tax penalty if made before the Owner is age 59 1/2.

Premium Tax
Premium Tax………………………………………..3.5%
(as a percentage of the Purchase Payment)

    We may be required to pay state Premium Taxes, currently ranging from 0% to 3.5%, in connection with a Purchase Payment or values under the Contract. Depending upon applicable state law, we may deduct charges for the Premium Taxes we incur with respect to your Purchase Payment, from amounts withdrawn or from the amount applied under a Settlement Option. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Purchase Payment, depending on applicable state law. Premium Tax is not currently deducted, but we reserve the right to do so in the future. The maximum charge we may deduct if we exercise the right in accordance with state law is currently 3.5%.

4. Contract Risk Factors
    Your Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

Risk of Loss
    Amounts allocated to Index-Linked Segment Options will fluctuate in value based on the performance of the Reference Index. You may lose money, including your principal and previously credited Segment Credits. Such losses may be substantial, depending on the performance of the Reference Index and the Index-Linked Segment Options to which you allocate your Purchase Payment. Due to negative index performance, Segment Credits on Index-Linked Segment Options may be negative after application of the Buffer Rate, and you bear the portion of the loss that exceeds the Buffer Rate. The deduction of the Segment Fee will also reduce your Segment Value.

Potential for Significant Loss on Buffer Segment Options
    If there is a steep decline in the Reference Index, the risk of loss due to negative Segment Credits could be significant on a Buffer Segment Option. Theoretically, for a Segment Option with a 10% Buffer Rate, the negative Segment Credit percentage may be as low as -90%, which could lead to a substantial loss of principal and previously credited Segment Credits. The ongoing deduction of Segment Fees which reduce Segment Value and any applicable Withdrawal Charges, Interest Adjustments, and Equity Adjustments could also result in a loss of principal greater than 90%. Please see the “Fundamentals of the Point-to-Point Crediting Method” and "Fundamentals of the Milestone Lock Crediting Method" sections for further details.

The risk of loss on the Performance Blend Segment Option may differ from other Buffer Segment Options using the Point-to-Point Crediting Method based on a single Reference Index because the Segment Credit applied on the Performance Blend Segment Option is based on the ranked and weighted performance of three indices, which may have different returns.

Index Performance Used to Calculate Segment Credits is Based Only on the Segment Start Date, Segment End Date, and Milestone Dates
    The Index Change or Aggregate Index Change used in the determination of Segment Credits for Index-Linked Segment Options using the Point-to-Point Crediting Method reflects only the difference in the value of the Reference Index on the Segment Start Date and the Segment End Date. Therefore, the Segment Credit will be different than and could be significantly lower than the performance of the Reference Index at intermediate points during or through most of the Segment Term Period.

The Milestone Index Change used in the determination of Segment Credits for Milestone Lock Segment Options reflects only the difference in the value of the Reference Index on dates used to determine the Milestone Credit Percentages. Therefore, the Segment Credit will be different than and could be significantly lower than the performance of the Reference Index at intermediate points between dates used to determine the Milestone Credit Percentages. Even if positive Milestone Credit Percentages are determined during the Segment Term Period, a final negative Milestone Credit Percentage on the Segment End Date could lead to an overall negative Segment Credit.

Withdrawal Increases Risk of Loss
    The risk of loss becomes greater if you take a Withdrawal or surrender the Contract. The Interest Adjustment, which applies to all Withdrawals and surrenders during the first six Contract Years, will be negative if interest rates have risen since your Contract Date. The Equity Adjustment, which applies to Withdrawals and surrenders from Index-Linked Segment Options before the Segment End Date, may be negative even when the value of the Reference Index has increased or has declined less than the Buffer Rate for a Buffer Segment Option. During the first six Contract Years, the Withdrawal Charge will further reduce proceeds payable on a Withdrawal greater than the Free Withdrawal amount or on a surrender of the Contract.

Liquidity Risk
    We designed the Contract to be a long-term investment, which you can use to help build and provide income for retirement. As such, it is not suitable as a short-term investment vehicle. You may withdraw up to 10% of your Contract Value annually without incurring a Withdrawal Charge; however, this amount may still be subject to an Interest Adjustment and Equity Adjustment. An Interest Adjustment will apply if you take a Withdrawal at any time during the first six Contract Years, including on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date.

    Segment Credits for Index-Linked Segment Options are credited to the Segment Value on the Segment End Date. The method we use to calculate Interim Value on Withdrawals taken from an Index-Linked Segment Option on any day other than a Segment End Date may result in an amount that is less than the amount you would receive if you waited until the Segment End Date to withdraw funds. Even if the performance of the Reference Index has been positive during the Segment Term Period, or losses are within the Buffer Rate for a Buffer Segment Option, the Interim Value adjustment may be negative until the Segment End Date.

Changes to Cap Rates, Participation Rates, Buffer Rates, Milestone Thresholds, and Annual Interest Rates
    The Buffer Rate, Milestone Threshold, and the Segment Fee on available Index-Linked Segment Options are stated in your Contract schedule and will not change after the Issue Date. Cap Rates, Participation Rates, and Annual Interest Rates may vary from one Segment Term Period to another. The Cap Rate may limit your participation in any increases in the underlying Reference Index associated with a Segment Option and could cause your returns to be lower than if you had invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Reference Index.

    We declare a Cap Rate for each new Segment Term Period for Index-Linked Segment Options. The Cap Rate for a new Segment Term Period may be higher, lower, or equal to the Cap Rate for the current Segment Term Period. If it is lower, it will reduce the amount of positive Segment Credit you may receive. You risk the possibility that the Cap Rate declared for a new Segment Term Period will be lower than you would find acceptable.

    We declare a Participation Rate for each new Segment Term Period for Index-Linked Segment Options. The Participation Rate for a new Segment Term Period may be higher, lower, or equal to the Participation Rate for the current Segment Term Period. If it is lower, it will reduce the amount of positive Segment Credit you may receive. You risk the possibility that the Participation Rate declared for a new Segment Term Period will be lower than you would find acceptable.

    We declare an Annual Interest Rate for each new Segment Term Period for the Fixed Segment Option. The Annual Interest Rate for a new Segment Term Period may be higher, lower, or equal to the Annual Interest Rate for the current Segment Term Period. If it is lower, it will reduce the amount of Segment Credit you will receive. You risk the possibility that the Annual Interest Rate declared for a new Segment Term Period will be lower than you would find acceptable.

Risks Associated with Performance Lock

If a Performance Lock is exercised:
• You will no longer participate in the performance of the Reference Index, whether positive or negative, for the remainder of the Segment Term Period for the locked Index-Linked Segment Option.
• You will not receive a Segment Credit for the locked Index-Linked Segment Option at the end of its current Segment Term Period. Instead, the Performance Lock Value for that Segment Option will be transferred on the Performance Lock Date to the one-year Fixed Segment Option and earn daily interest for the remainder of the current one-year Fixed Segment Term Period.
• It is irrevocable for the remainder of the Segment Term Period.

• We will lock-in the next calculated Performance Lock Value after we receive your request in Good Order. As this value is calculated at the end of the Business Day, this means you won't be able to determine your Performance Lock Value in advance. Therefore, your Performance Lock Value may be higher or lower than it was at the point in time you requested a Performance Lock.
• We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will also not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.
• There may not be an optimal time to exercise a Performance Lock during a Segment Term Period. It may be better for you if you do not exercise a Performance Lock. It is impossible to know with certainty whether or not a Performance Lock should be exercised.
• If a Performance Lock is exercised when your Performance Lock Value has declined from the amount invested in the Segment Option on the Segment Start Date, you will lock in any loss. It is possible that you would have realized less of a loss or no loss if the Performance Lock had occurred at a later time, or if the Segment Option was not locked.
• Withdrawals from the one-year Fixed Segment Option do not receive an Equity Adjustment. Thus, any Withdrawals taken from the Fixed Segment Option after the exercise of a Performance Lock will also not receive an Equity Adjustment (though any applicable Interest Adjustment and Withdrawal Charges will still apply). Therefore, net proceeds from Withdrawals may be higher or lower than they would have been if the Performance Lock had not been exercised and Withdrawals had been taken from an Index-Linked Segment Option.

Risks Associated with Indices
    Index-Linked Segment Options do not directly participate in the returns of the underlying securities of any Reference Index. Price return indices do not include dividends that may become payable on the underlying securities, and would have a higher Index Change if the dividends from the underlying securities were included.

    The historical performance of the indices does not guarantee future results. The S&P 500® Index, the Russell 2000® Index, the MSCI EAFE Index, the Nasdaq-100® Index, and the Shiller Barclays CAPE® Index are each comprised of a collection of equity securities. For each index, the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. During periods of market stress, the component securities may move in the same direction, causing the index to go up or down rapidly and unpredictably. In addition, the value of the component securities may decline for reasons directly related to the issuers of the securities.

S&P 500® Price Return Index
    The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies, especially during periods of economic expansion. See the “About the Indices” section for more information.

Russell 2000® Price Return Index
    The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. See the “About the Indices” section for more information.

MSCI EAFE Price Return Index
    The MSCI EAFE Index is an equity index that captures large and mid-cap representation across developed markets around the world. The securities comprising the MSCI EAFE Price Return Index are subject to the risks related to investments in foreign markets (e.g. increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). In general, foreign markets may be less liquid, more volatile, and subject to less government supervision than domestic markets. See the “About the Indices” section for more information.

Nasdaq-100® Price Return Index
The Nasdaq-100® Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on The Nasdaq Stock Market, including companies across all major industry groups except the financial industry. To the extent that the Nasdaq-100® Index is comprised of securities issued by companies in a particular sector, that company’s securities may not perform as well as companies in other sectors or the market as a whole. For example, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Also, any component securities issued by non-U.S. companies (including related depository receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). See the “About the Indices” section for more information.

Shiller Barclays CAPE® US Mid-Month Sector TR Net Index
The Shiller Barclays CAPE® US Mid-Month Sector TR Net Index ("Shiller Barclays CAPE® Index") tracks the performance of certain US Sector Exchange Traded Funds (“Sector ETFs”) that invest in large-capitalization US companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies, especially during periods of economic expansion. Because the index tracks the performance of ETFs rather than equity securities of companies in the selected US Sectors, the index is subject to risks associated with investments in ETFs whose prices are determined by exchange trading and may diverge from the value of the equity securities held by the ETF. ETF performance is also impacted by the deduction of management fees and other ETF expenses.

Each month, the Shiller Barclays CAPE® Index will track the performance of a portfolio of equally weighted Sector ETFs that invest in four of 11 major US Sectors. Consequently, amplified losses may occur if a particular industry or market sector performs poorly over the course of a given Segment Term Period. The Shiller Barclays CAPE® Index relies upon a specific rationale, through the use of the Cyclically Adjusted Price Earnings (“CAPE®”) ratio, to select the four Sector ETFs whose performance the index tracks each month. This value investing strategy may prove unsuccessful and may not perform better than investments in a portfolio of US Sectors selected according to a different rationale or strategy, and may also not outperform traditional benchmark indices (such as the S&P 500® Index). Changes in the values of the underlying components of the Shiller Barclays CAPE® Index may offset each other and may not prove to be the optimal weighting given current market conditions. Because the index will at any time only be allocated to four sectors, it may produce lower returns than an investment in a more diversified pool of assets.
The index returns are net of a 0.95% annualized fee deducted on a daily basis. This will reduce the index performance, and the index will underperform similar portfolios from which fees are not deducted. The index was launched in October 2021 and has not been used previously in other index-linked products. At this time, it is used exclusively in the Company's annuity products. See the “About the Indices” section for more information.

Discontinuation or Substitution of an Index
We have the right to discontinue or substitute an existing Reference Index for a comparable index if:
•Any Reference Index is discontinued,
•We are engaged in a contractual dispute with the Reference Index provider,
•We determine that our use of the Reference Index should be discontinued because, for example, changes to the Reference Index or the notional amount of contract values tied to the Reference Index make it impractical or expensive to purchase securities or derivatives to hedge the Reference Index, or
•There is a substantial change in the calculation of the Reference Index, resulting in significantly different values and performance.

    If we provide a substitute index, we will attempt to choose a new index that has a similar investment objective and risk profile to the existing Reference Index, but there is a risk that the performance of the new index may not be as good as the performance of the existing Reference Index as measured from the date of substitution to the end of the Segment Term Period (which may be a period longer than one year for Index-Linked Segment Options with 2-year or 6-year Segment Term Periods). As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. The substituted index will also be incorporated within the Performance Blend Segment Option, if applicable. If we substitute a Reference Index, we will Notify you at your last known address that we have on file, at least 30 days in advance of the substitution date.

    If a Reference Index is discontinued and we do not provide a substitute index, funds allocated to the discontinued Reference Index will not participate in any index performance during the period from the discontinuation until the Segment End Date.

Elimination of Segment Options After the Withdrawal Charge Period
    Segment Options beyond the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Segment Options with a two-year Segment Term Period expiring on or after the last day of the Withdrawal Charge Period will automatically transfer the Segment Value to the Segment Option’s one-year counterpart, if available, at the end of the Segment Term Period, unless you instruct otherwise. If a one-year counterpart is not available, we will allocate the Segment Value to the Fixed Segment Option, unless you instruct otherwise. Segment Options with a six-year Segment Term Period are available only during the first Contract Year. If you do not request a Transfer of the Segment Value of an expiring Segment Option with a six-year Segment Term Period, exercise a Performance Lock, or withdraw the Segment Value, we will allocate the Segment Value to the Fixed Segment Option.

Our Financial Strength and Claims-Paying Ability
    As an insurance company, we are required by state law to hold a specified amount of reserves in order to meet all contractual obligations of our General Account to Owners. We monitor our reserves so that we hold sufficient amounts to meet actual or expected Contract or claims payments. It is important to note, however, that there is no guarantee that we will always be able to meet our claims paying obligations and that there are risks to purchasing any insurance product. We encourage both existing and future Owners to read and understand our financial statements, prepared in accordance with accounting practices prescribed and permitted by the Iowa Insurance Division, which are included in this Prospectus.
    No company other than Athene Annuity and Life Company has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of the Company for its claims-paying ability. See “Company Related Risk Factors”.

Regulatory Protection
    The Company is not an investment company and is not registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

No Ownership of Underlying Securities
    Purchasing the Contract is not equivalent to purchasing shares in a mutual fund that invests in securities comprising the indices, nor is it equivalent to directly investing in such securities. Hence, you will not be investing in the Reference Index, in any stock included in the Reference Index, in a mutual fund or exchange-traded fund that tracks the Reference Index, or any underlying securities.

The Separate Account
    The Separate Account, in which we hold reserves for obligations we provide under the Contract, is established under Iowa law. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business we conduct. Owners do not participate in the performance of assets held in the Separate Account and do not have any claim on such assets. The Separate Account is not registered under the Investment Company Act of 1940.

    We own the assets of the Separate Account, as well as any favorable investment performance on those assets. We are obligated to pay all money we owe under the Contract. If the assets in the Separate Account are insufficient to pay when due amounts guaranteed under the Contracts, the General Account may fund shortfalls in the Separate Account or guarantee the performance of such obligations by making such payments. Any excess in assets in the Separate Account over the amount which qualifies to be applied against the reserves and other liabilities under the Contract may be transferred to the General Account.

    General Account assets support guarantees under the Contract as well as our other general obligations. General Account assets are not segregated for the benefit of any particular contract or obligation. We guarantee all benefits relating to your value in the Contract, regardless of whether assets supporting it are held in the Separate Account or our General Account. You should look to the financial strength of the Company for its claims-paying ability.

Cybersecurity and Business Continuity Risk
    Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages and susceptible to operational and information security risks resulting from information systems failure (e.g. hardware and software malfunctions) and cyberattacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service on our website, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyberattacks affecting us, the indices, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyberattacks may interfere with our processing of Contract transactions, including the processing of Transfer Requests, impact our ability to calculate Segment Values or Segment Interim Values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines, litigation, and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the underlying securities in which the indices invest, which may cause the indices in your Contract to lose value. There can be no assurance that we, the indices, or our service providers will avoid losses affecting your Contract due to cyberattacks or information security breaches in the future.

    Other disruptive events, including but not limited to natural disasters and public health crises may adversely affect our ability to conduct business, including if our employees or employees of service providers are unable to perform their responsibilities as a result of such event. Cybersecurity breaches and other disruptions to our business can interfere with our processing contract transactions, such as the processing of transfers between Segment Options on the Segment End Date, impact our ability to calculate the various components of Contract Value, cause the release of confidential information, or other operational issues.

Uncertainty Regarding Availability of the London Inter-Bank Offered Rate ("LIBOR")
    The swap rate used to calculate the Equity Adjustment is based on LIBOR, a widely used interest rate that will become unavailable for purposes of the Equity Adjustment calculation on June 30, 2023. On or before the date that LIBOR becomes unavailable, the Company, at its sole discretion, will select a different swap rate to use in the calculation of the Equity Adjustment. While we expect a smooth transition to the new swap rate, we cannot be certain that the new swap rate will have no impact on the calculation of the Equity Adjustment. For additional background on the potential replacement of LIBOR see “Company Related Risk Factors - Uncertainty Relating to LIBOR.”

5. About the Indices
S&P 500® Price Return Index
     The S&P 500 ® Price Return Index was established by Standard & Poor’s. The S&P 500 ® Price Return Index includes 500 leading companies in leading industries of the US economy, capturing 75% coverage of U.S. Equities. The S&P 500 ® Price Return Index does not include dividends declared by any of the companies included in this Index. For the applicable index disclosure, please see Appendix D.
Russell 2000® Price Return Index
     The Russell 2000 ® Price Return Index was established by Russell Investments. The Russell 2000 ® Price Return Index measures the performance of the small-cap segment of the US equity universe. The Russell 2000 ® Price Return Index is a subset of the Russell 3000 ® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000 ® Price Return Index does not include dividends declared by any of the companies included in this index. For the applicable index disclosure, please see Appendix D.
MSCI EAFE Price Return Index
     The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity performance of developed markets, excluding the US and Canada. As of the date of this prospectus, the MSCI EAFE consists of securities from the following 21 developed countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Price Return Index does not include dividends declared by any of the companies included in this Index. For the applicable index disclosure, please see Appendix D.
Nasdaq-100® Price Return Index
The Nasdaq-100 ® Price Return Index includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market based on market capitalization. The Nasdaq-100 ® Price Return Index does not include dividends declared by any of the companies included in this index. For the applicable index disclosure, please see Appendix D.

Shiller Barclays CAPE® US Mid-Month Sector TR Net Index
The Shiller Barclays CAPE® US Mid-Month Sector TR Net Index ("Shiller Barclays CAPE® Index") tracks the performance of certain US Sector Exchange Traded Funds (“Sector ETFs”). The index is designed to capture the performance of equity securities issued by large-capitalization US companies in four of 11 eligible US Sectors in the S&P 500® (the “US Sectors”) that are the most undervalued and, therefore, likely to provide attractive returns to investors.

The Sector ETFs represent the performance of the following 11 eligible US Sectors in the S&P 500®: (1) utilities, (2) consumer staples, (3) financials, (4) technology, (5) healthcare, (6) energy, (7) consumer discretionary, (8) industrial, (9) real estate, (10) communications services and (11) materials. Each Sector ETF seeks to track as its benchmark index a corresponding sector-specific index (“Sector Index”), which is an S&P 500® index in the case of all Sector Indices except the real estate sector, for which the corresponding Sector Index is the Dow Jones US Real

Estate Index. Each Sector Index is calculated and published by S&P Dow Jones Indices LLC.

Like other indices in the Shiller Barclays CAPE® US Index Family, the index utilizes the Cyclically Adjusted Price Earnings (“CAPE®”) ratio to apply a rules-based methodology which identifies the five most undervalued Sector ETFs and then selects the four with the highest price momentum. The CAPE® ratio is a variation of the traditional price/earnings ratio that uses the 10-year average of inflation-adjusted earnings instead of single year earnings, with the intent of providing a better signal for long-term over-valuation and under-valuation. To control for inherent underlying differences between sectors (such as level of industry maturity, growth prospects, and regulations) that may cause systematic differences in CAPE® ratios, the index standardizes the comparison by using a modified version of the CAPE® ratio called the relative CAPE® ratio. The relative CAPE® ratio for a given sector is the current month's CAPE® ratio divided by the 20-year rolling average of the CAPE® ratio. A lower relative CAPE® ratio is an indication that a sector may be undervalued. The index first selects the five sectors with the lowest relative CAPE® ratios. Of the five selected sectors, the index then removes the sector with the lowest 12-month price momentum. Price momentum is defined as the current sector price divided by the sector price 12-months prior. Removing the sector with the lowest price momentum is intended to avoid sectors that may appear undervalued when their low price is due to fundamental or other reasons, which may cause the price to continue to decline. The four selected Sector ETFs are then equally weighted. The index is rebalanced monthly to reflect any changes in the four most undervalued sectors with the highest price momentum. Because the Shiller Barclays CAPE® Index is a total return index, its performance reflects both the price appreciation and the reinvestment of dividends in the underlying Sector ETFs.

The index returns are net of a 0.95% annualized fee deducted on a daily basis. This will reduce the index performance, and the index will underperform similar portfolios from which fees are not deducted. For the applicable index disclosure, please see Appendix D.
The Performance Blend Segment Option
    The Contract also offers a 6-year Buffer Segment Option that bases Segment Credits on a weighted average return of the S&P 500®, Russell 2000®, and MSCI EAFE indices. The return is calculated based on the relative performance of the underlying indices, with 50% of the Segment Credit being based on the index with the best performance (i.e. the largest positive or least negative Index Change) on the Segment End Date, 30% of the Segment Credit being based on the index with the next best performance (i.e. next best positive or negative Index Change) on the Segment End Date and 20% of the Segment Credit being based on the index with worst performance (i.e. the largest negative Index Change on the Segment End Date, or, if no index had a negative Index Change, the index with the smallest positive Index Change) on the Segment End Date.

Discontinuation or Substitution of an Index
    There is no guarantee that a Reference Index will be available for the entire term of your Contract.

    We have the right to discontinue or substitute an existing Reference Index for a comparable index if:
•Any Reference Index is discontinued,
•We are engaged in a contractual dispute with the Reference Index provider,
•We determine that our use of the Reference Index should be discontinued because, for example, changes to the Reference Index or the notional amount of contract values tied to the Reference Index make it impractical or expensive to purchase securities or derivatives to hedge the Reference Index, or
•There is a substantial change in the calculation of the Reference Index, resulting in significantly different values and performance.

    If we provide a substitute index, we will attempt to choose a new Reference Index that has a similar investment objective and risk profile to the original Reference Index. The selection criteria for a suitable alternative Reference Index include the following:

1.There is a sufficiently large market in exchange traded and/or over-the-counter options, futures, and similar derivative instruments based on the index to allow the Company to hedge Segment Credits;
2.The index is recognized as a broad-based index for the relevant market; and
3.The publisher of the index allows the Company to use the index in the Contract and other materials for a reasonable fee.
    If a Reference Index is discontinued or substituted, we will Notify you of the change, at your last known address on file with us, at least 30 days in advance of the substitution date. Any substituted index will also be incorporated within the Performance Blend Segment Option, if applicable. Any substituted index will be submitted for prior approval to the insurance regulatory authority of the state in which your Contract is issued.

    Any change in Reference Index may affect the Segment Credit you earn. If we discontinue any Reference Index during a Segment Term Period and provide a similar Reference Index, Segment Credits will be determined as follows:
1.For Milestone Lock Segment Options, until a Milestone Credit Percentage is determined after the substitution of the Reference Index, we will determine each potential Milestone Credit Percentage by: (i) adding together the percentage change in the Index Price of the original Reference Index from the most recent Milestone Date until the date of the substitution and the percentage change in the Index Price of the substituted Reference Index from the date of the substitution until the current Observation Date; and (ii) if a Milestone Credit Percentage is determined, applying the then-current Cap Rate, Participation Rate, and Buffer Rate if applicable. Once a Milestone Credit Percentage has been determined (and a Milestone Date is set) after the Reference Index substitution, only the substituted Reference Index will be used to measure the Milestone Index Change for any future Observation Date during the Segment Term Period. Any previously determined Milestone Credit Percentages will also be used in the calculation of the Segment Credit.
2.For all other Index-Linked Segment Options, we will determine the Index Change for the Segment Term Period by: (i) adding together the percentage change in the Index Price of the original Reference Index from the Segment Start Date until the date of the substitution and the percentage change in the Index Price of the substituted Reference Index from the date of the substitution until the Segment End Date; and (ii) applying the then-current Cap Rate, Participation Rate, and Buffer Rate that were established on the Segment Start Date to that sum. The substituted Index will be incorporated in the Performance Blend Segment Option, if applicable.
3.For all Index-Linked Segment Options, the resulting Segment Credit will be added to your Segment Value on the scheduled Segment End Date.

    If we provide a substitute index, we will attempt to choose a new index that has a similar investment objective and risk profile to the original Reference Index, but there is a risk that the performance of the new index may not be as good as the performance of the original Reference Index. As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. The substituted index will also be incorporated within the Performance Blend Segment Option, if applicable.

    If we discontinue any Reference Index during a Segment Term Period and we do not substitute a similar Reference Index, Segment Credits will be determined as follows:
1.For Milestone Lock Segment Options, we will determine the final Milestone Credit Percentage for the Segment Term Period by (i) adding together the percentage change in the Index Price from the most recent Milestone Date until the date of discontinuation; and (ii) applying the then-current Cap Rate, Participation Rate, and Buffer Rate if applicable. Any previously determined Milestone Credit Percentages will also be used in the calculation of the Segment Credit.
2.For all other Index-Linked Segment Options, we will calculate the Segment Credit as of the date the Reference Index is discontinued (including for the Performance Blend Segment Option, if any of the three underlying indices is affected). The Segment Credit will be based on (i) the percentage change of the Index Price from the Segment Start Date to the date of discontinuation; and (ii) the then-current Cap Rate, Participation Rate, and Buffer Rate.

3.For all Index-Linked Segment Options, the resulting Segment Credit will be added to your Segment Value on the scheduled Segment End Date, which will be later than the date when the Reference Index is discontinued unless the Reference Index is discontinued on the Segment End Date. If a Reference Index is discontinued and we do not provide a substitute index, funds allocated to the discontinued Reference Index will not participate in any index performance from the discontinuation until the Segment End Date, and the Company will not have any exposure to index performance during this period.

    The Segment Term Period and all applicable rates for the affected Segment Option, including the Cap Rate, Participation Rate, Buffer Rate, Segment Fee, Milestone Threshold (for Milestone Lock Segment Options), and Index Allocation Percentages (for the Performance Blend Segment Option) will not change due to the substitution of a Reference Index during the Segment Term Period. As described in Section 8 (“The Segment Options”), we may change the Cap Rate and Participation Rate for any subsequent Segment Term Period, which would be communicated to you in advance.

    If we discontinue any Reference Index during a Segment Term Period and we do not provide a substitute index, the Segment Value will be automatically transferred to the Fixed Segment Option on the scheduled Segment End Date. Alternatively, you may elect to have the Segment Value transferred to one or more of the available Segment Options on the scheduled Segment End Date by providing us Notice no later than two Business Days prior to your scheduled Segment End Date.

    If we discontinue any Reference Index during a Segment Term Period and we provide a substitute index, the Segment Value will remain in the Segment Option with the substituted Reference Index on the Segment End Date unless you provide Notice of your election to transfer the Segment Value to a different Segment Option.

    You will have no right to reject the substitution of a Reference Index. If you are not satisfied with the available Reference Index options following a discontinued or substituted Reference Index, you may take a partial Withdrawal or surrender the Contract subject to any applicable Withdrawal Charges, Equity Adjustments, and Interest Adjustments. Transfers from the affected Segment Option to other available Segment Options on the Contract are not permitted until the scheduled Segment End Date.

6. Ownership, Annuitants, Determining Life and Beneficiaries

Owner, Joint Owners
    Owner means the person entitled to the ownership rights under the Contract, as named in the application. The Owner names the Annuitant or Joint Annuitant. If Joint Owners are named, as permitted for Non-Qualified Contracts only, all references to Owner shall mean Joint Owners. Joint Owners must be one another’s Spouse as of the Contract Date and must both be natural persons. All rights described in your Contract may be exercised by you, subject to the rights of any assignee on record with us and any irrevocably named Beneficiary. You may request to change an Owner by Notifying us. We will not be bound by an assignment until we acknowledge it. If your Contract is assigned, the assignment will take effect as of the date you signed the Notice, unless you specify otherwise, subject to any payments made or actions taken by us prior to receipt of this Notice. We have no liability under any assignment for our actions or omissions done in good faith. We shall not be liable for any tax consequences you may incur due to a change of Owner designation.

Annuitant, Joint Annuitants
    The Annuitant is the natural person named on the Contract schedule. The Annuitant is the person whose life determines the Annuity Payments made under your Contract. We will allow you to name two natural persons on the application to serve as Joint Annuitants.

Death Benefit
    If any Owner (or, if the Owner is a non-natural person, any Annuitant) dies prior to the Annuity Date, we will pay the Death Benefit to the Beneficiary. During the Withdrawal Charge Period, the Death Benefit is the greater of:
1.The Purchase Payment less net proceeds from prior Withdrawals; and
2.The Interim Value on the date of death (See the “Contract Values” section for more information).

    Net proceeds from prior Withdrawals are equal to the Contract Value withdrawn after the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments. Withdrawals do not include any amount deducted for the payment of Segment Fees. Withdrawal Charges will not be applied in determining the Death Benefit payable to your Beneficiary.
    After the Withdrawal Charge Period, the Death Benefit will be the Interim Value on the date of death (See the “Contract Values” section for information on determining the Interim Value). If the Owner is a natural person and the Owner is changed or an additional Owner is added (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through the continuation of the Contract as a surviving spouse as described below, the Death Benefit will be the Interim Value on the date of death.

    We will pay the Death Benefit within five (5) years of the death of the Owner. If the Contract is a Non-Qualified Contract, and if the Beneficiary is a natural person, such Beneficiary may elect for the Death Benefit to be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, provided the election is made in accordance with Internal Revenue Code section 72.

    Upon the death of any Joint Owner, where the surviving spouse is the surviving Joint Owner, the surviving Joint Owner will become the Beneficiary to whom the Death Benefit will be paid, and any other Beneficiary designation on record at the time of the death will be treated as a contingent Beneficiary.

    If the Beneficiary is the deceased Owner’s surviving spouse, the surviving spouse may elect to continue the Contract as the sole Owner in lieu of receiving the Death Benefit. The Death Benefit payable upon the death of a spouse who has continued the Contract will be based on the greater of the Purchase Payment less net proceeds from prior Withdrawals and the Interim Value on the continuing spouse’s date of death during the remainder of the Withdrawal Charge Period and will be based on the Interim Value on the continuing spouse’s date of death thereafter. This provision relating to the surviving spouse can only apply once, it cannot apply a second time if the surviving spouse elects to continue the Contract, remarries, and then dies.

    All elections must be made by submitting the appropriate paperwork to us in Good Order.

    If the Annuitant is not an Owner and dies prior to the Annuity Date, you may designate a new Annuitant, subject to our underwriting rules then in effect. If no designation is made within 30 days of death of the Annuitant, the younger of you or any Joint Owner will become the Annuitant.

    If the Owner is a non-natural person, then the death of the Annuitant will be treated as the death of the Owner and a new Annuitant may not be designated.

    Before we will pay the Death Benefit, we must receive proof of death at our Administrative Office in a form and manner satisfactory to us, which includes:
•Copy of death certificate while the Contract was in effect;
•Our claim form properly completed from each Beneficiary, as applicable; and
•Any other documents required by law.

Beneficiary
    The following rules apply unless otherwise permitted by us in accordance with applicable law:
•No Beneficiary has any rights in your Contract until the Beneficiary is entitled to the Death Benefit. If the Beneficiary, including an irrevocable Beneficiary, dies before that time, all rights of that Beneficiary will end at their death.
•If no Beneficiary has been named or if no Beneficiary is alive at the time of death of the Owner or Annuitant whose death caused the Death Benefit to be payable, then the Beneficiary is the estate of the deceased Owner or Annuitant whose death caused the Death Benefit to be payable. If the death of both Joint Annuitants or Joint Owners, as applicable, occurs simultaneously, the estates of both will be the Beneficiary in equal shares. This paragraph does not apply if there is a named Beneficiary and such Beneficiary is an entity.
•If you have not designated how the Death Benefit is to be distributed and two or more Beneficiaries are entitled to the Death Benefit, the surviving Beneficiaries and any Beneficiaries that are entities will share the Death Benefit equally.
•Unless you Notify us otherwise, if you have designated how the Death Benefit is to be distributed and a Beneficiary dies prior to the time such Beneficiary is entitled to the Death Benefit, the portion of the Death Benefit designated to the deceased Beneficiary will be divided among the surviving Beneficiaries and Beneficiaries that are entities on a pro rata basis. In other words, each surviving Beneficiary’s or each entity Beneficiary’s interest in the Death Benefit will be divided by the sum of the interests of all such surviving or entity Beneficiaries to determine the percentage each Beneficiary will receive of the deceased Beneficiary’s original interest in the Death Benefit.

Change of Annuitant
    Prior to the Annuity Date, you may change the Annuitant by Notifying us. A change will take effect as of the date you signed the Notice. The Annuitant may not be changed in a Contract which is owned by a non-natural person, unless the Contract is being continued by a surviving spouse as sole Beneficiary.

    The Annuitant cannot be changed on or after the Annuity Date.

Change of Beneficiary
    Prior to the date the Death Benefit becomes payable, you may change a Beneficiary by Notifying us. You may name one or more contingent Beneficiaries. The interest of any named irrevocable Beneficiary cannot be changed without the written consent of that Beneficiary. A change will take effect as of the date you signed the Notice. Any change is subject to payment or other action taken by us before the Notice was received by us.

Misstatement of Age or Gender
    If the age of an Owner or Annuitant has been misstated and your Contract was issued after the maximum issue age, we will refund the Purchase Payment paid less any prior Withdrawals or distributions and we will void your Contract. The maximum issue age is shown on the Contract schedule.

    If the age or gender of an Annuitant has been misstated, the amount we will pay in the Annuity Phase will be that which the Purchase Payment paid would have purchased if the correct age and gender had been stated. Age will be calculated as the age at the last birthday of that Annuitant. Any underpayments made by us will be immediately paid in one sum with interest compounded at the rate of 1.00% per year. Any overpayments made by us will be charged against the next succeeding Annuity Payment or payments with interest compounded at the rate of 1.00% per year.

7. Purchasing the Contract
    You are required to purchase the Contract through a registered representative of a broker-dealer that has a selling agreement with our principal underwriter, Athene Securities. The Contract may not be available through all selling broker-dealers. Some selling broker-dealers may not offer and/or limit the offering of certain features or options as well as limit the availability of contracts, based on issue age or other criteria established by the selling broker-dealer.

     The Contract is a Single Purchase Payment Index-Linked Deferred Annuity. The Contract may be individually or jointly owned. The Contract issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. These differences may include rights to cancel, issue age limitations, and the general availability of certain features. This prospectus describes the material rights and obligations of an Owner. It also sets forth the maximum fees and charges for all Contract features and benefits. All material state variations to the Contract, as well as state variations to the Right to Cancel, are disclosed in the attached “Appendix C - State Variation Chart”. You should read and retain your Contract, amendments, and or/endorsements along with a copy of this Prospectus.

    The Contract has two periods: an Accumulation Phase and an Annuity Phase. During the Accumulation Phase, the Contract Value accrues Segment Credits on a tax-deferred basis based on the Segment Options that you select. If you select Index-Linked Segment Options, the Segment Credits may be positive or negative based on the performance of the Reference Index. The Contract Value may also grow on a tax-deferred basis based on a declared Annual Interest Rate associated with the Fixed Segment Option. You will be taxed on Contract gains when you make a Withdrawal or receive an Annuity Payment. An Interest Adjustment will apply if you take a Withdrawal at any time during the first six Contract Years, including on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date. Contract Withdrawals taken during the first six years of the Contract are subject to a Withdrawal Charge of up to 8%.

    The Annuity Phase commences when you or a designated payee begin receiving Annuity Payments under the Contract. At the start of the Annuity Phase, you can choose a Settlement Option offered under the Contract. Annuity Payments will start on the Annuity Date and continue based on the Settlement Option you elect. The Contract offers Annuity Payments based on the life of the Annuitant or Joint Annuitant or on any other basis acceptable to the Company. The Annuity Phase ends when we make the last Annuity Payment under your selected Settlement Option.

Purchase Payment
    The Purchase Payment is the amount you pay to us under your Contract. The minimum Purchase Payment without prior approval by the Company is $10,000. The Purchase Payment cannot exceed $1,000,000 without prior approval by the Company. We do not accept additional Purchase Payments.

    Once we receive your Purchase Payment and all necessary information in Good Order at our Administrative Office, we issue the Contract and allocate your payment to the Holding Account. A request is in Good Order if it contains all the information we require to process the request. If you do not give us all the information we need, we will contact you or your Financial Professional.

    If you have questions about the information we require, or whether you can submit certain information by fax, email, or over the web, please contact our Administrative Office.

    We do not begin processing your application or Purchase Payment until we receive it at our Administrative Office. A Purchase Payment is “received” when it arrives at our Administrative Office at the address listed in the Glossary regardless of how or when you submitted the payment. If we receive a Purchase Payment at the wrong address, we will send it to the address listed in the Glossary, which may delay processing.

    We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your application by mail to our Administrative Office. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.

Allocation of Purchase Payment
    You may allocate your Purchase Payment to any available Segment Option based on the Segment Allocation Percentages you select. Your Segment Allocation Percentages must be whole percentages ranging from 0% to 100%, and the sum of the Segment Allocation Percentages must equal 100% at all times. You must submit your Segment Allocation Percentages on the Segment Allocation Form with your application, which will establish your Segment Allocation Percentages on the Contract Date. After the Contract Date, you may change your Segment Allocation Percentages by transferring all or part of your Segment Value to another Segment Option on any Segment End Date. Please see the “Transfers” section for details on how to transfer among available Segment Options after the initial Segment Term Period.

    On the Contract Date, the Purchase Payment will be placed in the Holding Account where it will earn daily interest at a rate equal to the daily Holding Account Fixed Interest Rate. The Purchase Payment will be held in the Holding Account and accrue interest from the Contract Date to the day before the Segment Start Date. Contracts which have been issued through the end of the Business Day prior to a scheduled Segment Start Date will participate in that Segment Start Date. Contracts which have been issued on or after a scheduled Segment Start Date will participate in the following Segment Start Date. Please see Section 2 “Setting Your Segment Start Date, Segment End Date, and Observation Dates” for details on how Segment Start Dates are determined. On the Segment Start Date, your Contract Value in the Holding Account will be transferred to the Segment Options based on the Segment Allocation Percentages you select. Interest accrued in the Holding Account will not be refunded if the Initial Segment Term Period Bailout provision is exercised.

Example 1
    The Contract is issued (in Good Order) when funds equal to $100,000 are received on the 2nd of the month. The next available Segment Start Date is on the 8th of that month. The funds will be immediately allocated to the Holding Account and accumulate at a Holding Account Fixed Interest Rate of 2%. $100,000 accumulated with six days of interest (from the 2nd through the 7th) equates to $100,032.56 = $100,000 * (1 + 2%)^(6/365). On the 8th of the month, $100,032.56 will be allocated to the Segment Options in accordance with the Segment Allocation Percentages specified in the Segment Allocation Form. The table below shows an example allocation.

Segment Option	Crediting Method	Buffer Rate	Segment Term Period	Index	Allocation %	Value on Segment Start Date
Fixed	Fixed	-	-	-	10%	$10,003.26
Buffer	Point-to-Point	10%	1-Year	S&P 500®	20%	$20,006.51
Buffer	Point-to-Point	10%	1-Year	Russell 2000®	20%	$20,006.51
Buffer	Point-to-Point	10%	2-Year	S&P 500®	40%	$40,013.02
Buffer	Milestone Lock	15%	6-Year	S&P 500®	10%	$10,003.26
Total					100%	$100,032.56

Right to Cancel
    You will have 20 days to review your Contract after you receive it (the "Right to Cancel Period"). State variations may apply and may require that you have more than 20 days to review the Contract (See the “State Specific Contract Considerations” section for more information). If you exercise your right to cancel, the Contract will terminate and we will refund your Purchase Payment less any Withdrawals, unless applicable state or federal law requires otherwise. No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply, and Segment Fees will not be deducted, if you exercise your right to cancel your Contract during this period. Surrendering the Contract during the Right to Cancel Period could have tax consequences. Please consult with your Financial Professional and/or tax advisor for more information.

8. The Segment Options
    The following table shows the Index-Linked Segment Options that are currently available. In addition to the Index-Linked Segment Options, there is a Fixed Segment Option with a 1-year Segment Term Period currently available.

Segment Options		Buffer Rates Available
Crediting Method	Indices	1-year Segment Term Period	2-year Segment Term Period	6-year Segment Term Period
Point-to-Point	S&P 500®	10%, 20%	10%, 20%	10%, 20%
	Shiller Barclays CAPE®	10%	10%	10%
	Nasdaq-100®	10%	10%	10%
	Russell 2000®	10%	10%	10%
	MSCI EAFE	10%	10%	10%
	Performance Blend (S&P 500®, Russell 2000®, MSCI EAFE)[1]	Not Available	Not Available	10%
Milestone Lock	S&P 500®	Not Available	Not Available	10%
1 Index performance is based on a weighted average return of the S&P 500®, Russell 2000®, and MSCI EAFE indices. See the "About the Indices" section of this prospectus for further details.

The Buffer Rates offered on available Buffer Segment Options are stated in your Contract schedule and will not change after the Issue Date. Available Buffer Segment Options will always include a Buffer Rate between 5% and 30%.
You may elect a Segment Option with a six-year Segment Term Period only during the first Contract Year. The Performance Blend Segment Option and Milestone Lock Segment Option are available only with a six-year Term Period. Six-year Segment Options are not available for renewal. Two-Year Segment Options are not available for renewal after the first six Contract Years.

Fundamentals of the Point-to-Point Crediting Method
    The Point-to-Point Crediting Method is used on all Index-Linked Segment Options except Milestone Lock Segment Options. A Segment Option using the Point-to-Point Crediting Method captures performance of the Reference Index from the Segment Start Date to the Segment End Date by measuring the percentage change in the value of the Reference Index between those dates (subject to the applicable Cap Rate and Participation Rate). The value of the Reference Index at intermediate points during the Segment Term Period is not reflected in the determination of Segment Credits. The Cap Rate and Participation Rate are established at the beginning of the

Segment Term Period and do not change for the length of the Segment Term Period. For Segment Term Periods greater than one year, the Cap Rate and Participation Rate apply to the entire multi-year Segment Term Period, not to each year during the Segment Term Period.

    An Index-Linked Segment Option using the Point-to-Point Crediting Method will have the following crediting factors that determine the Segment Credit:
•Cap Rate - Maximum positive Index Change we will use in the calculation of the Segment Credit;
•Participation Rate - Percentage multiplied by a positive Index Change or Aggregate Index Change, subject to the Cap Rate, to calculate the Segment Credit;
•Index Allocation Percentages - The percentages used to calculate the portion of Index Change from each index that will be used in the Aggregate Index Change for our Performance Blend Segment Option;
•Segment Term Period - Period of time over which the change in the Reference Index is calculated;
•Buffer Rate - Maximum negative Index Change the Company will absorb before applying a negative Segment Credit to your Segment Value. A negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate; and
•Index Price - Closing price of the Reference Index on a Segment Start Date and Segment End Date, used to calculate the Index Change or Aggregate Index Change.

    The Buffer Rate establishes the amount of negative index performance that we will absorb before we apply a negative Segment Credit to the Segment Value on a Segment End Date. For the Point-to-Point Crediting Method, a negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate. Theoretically, for a Segment Option with a 10% Buffer Rate, the negative Index Change or Aggregate Index Change that is used to calculate the Segment Credit percentage may be as high as 90%, which could lead to substantial loss of principal and previously credited Segment Credits. The ongoing deduction of Segment Fees and any applicable Withdrawal Charges, Interest Adjustments, and Equity Adjustments could also result in a loss of principal greater than 90%. Please see the below examples for a demonstration of the mechanics of the Point-to-Point Crediting Method.

    The following grid describes how the Cap Rate, Participation Rate, and Buffer Rate will impact the Segment Credit for this particular Crediting Method, depending on index performance:

Index Change	Segment Credit percentage (payoff profile)
Index Change or Aggregate Index Change over the Segment Term Period is greater than or equal to the Cap Rate	Cap Rate multiplied by the Participation Rate
Index Change or Aggregate Index Change over the Segment Term Period is less than the Cap Rate but greater than zero	Index Change or Aggregate Index Change multiplied by the Participation Rate
Index Change or Aggregate Index Change over the Segment Term Period is less than zero by an amount that is less than the Buffer Rate(1)	Zero
Index Change or Aggregate Index Change over the Segment Term Period is less than zero by an amount that is more than the Buffer Rate(1)	Index Change or Aggregate Index Change plus Buffer Rate
(1) Buffer Rate is expressed as an Absolute (Positive) Amount

    The following examples illustrate how we calculate Segment Credit percentages based on different levels of Index Change. All the examples assume no Withdrawals.

Example 2
For the four scenarios below, assume the following:
•Cap Rate = 15%
•Participation Rate = 100%
•Segment Term Period = 1-Year
•Buffer Rate = 10%

Scenario	Index Price on Segment Start Date	Index Price on Segment End Date	Index Change	Segment Credit percentage
1	2,000	2,500	25%	15% (= 15% x 100%)
2	2,000	2,100	5%	5% (= 5% x 100%)
3	2,000	1,900	-5%	0%
4	2,000	1,500	-25%	-15% (= -25% + 10%)

Example 3
    For the four scenarios below, assume the following:
•Cap Rate = 50%
•Participation Rate = 120%
•Segment Term Period = 6-Year
•Buffer Rate = 20%

Scenario	Index Price on Segment Start Date	Index Price on Segment End Date	Index Change	Segment Credit percentage
1	2,000	3,500	75%	60% (= 50% x 120%)
2	2,000	2,100	5%	6% (= 5% x 120%)
3	2,000	1,900	-5%	0%
4	2,000	1,500	-25%	-5% (= -25% + 20%)

Example 4
    For the four Performance Blend Segment Option scenarios below, assume the following:
•Cap Rate = 60%
•Participation Rate = 100%
•Index Allocation Percentage 1 = 50%
•Index Allocation Percentage 2 = 30%
•Index Allocation Percentage 3 = 20%
•Segment Term Period = 6-Year
•Buffer Rate = 10%

	Index X		Index Y		Index Z
Scenario	Index Price on Segment Start Date	Index Price on Segment End Date	Index Price on Segment Start Date	Index Price on Segment End Date	Index Price on Segment Start Date	Index Price on Segment End Date	Aggregate Index Change	Segment Credit percentage
1	70	105	1,500	2,475	2,000	3,500	67%(1)	60% (=60% x 100%)(2)
2	70	77	1,500	1,575	2,000	1,850	5%	5% (= 5% x 100%)
3	70	65.8	1,500	1,372.5	2,000	1,940	-5%	0%
4	70	58.8	1,500	1,050	2,000	1,600	-20%	-10% (= -20% + 10%)

(1)Index X had an individual Index Change of (105/70)-1 = 50%, Index Y had an individual Index Change of (2475/1500)-1 = 65%, and Index Z had an individual Index Change of (3500/2000)-1 = 75%. Therefore, Index Z was the best performing index and uses Index Allocation Percentage 1. Index Y was the second best performing index and uses Index Allocation Percentage 2. Index X was the third best performing index and uses Index Allocation Percentage 3. The Aggregate Index Change is equal to (75% x 50%) + (65% x 30%) + (50% x 20%) = 67%
(2)Because the Aggregate Index Change is positive and above the Cap Rate, the Segment Credit percentage is equal to the Cap Rate times the Participation Rate

    The portion of a Purchase Payment allocated to an Indexed-Linked Segment Option using the Point-to-Point Crediting Method is placed in the Separate Account, where it may be invested in debt securities and derivative instruments that hedge market risks associated with the Company’s contractual obligation to pay Segment Credits on the Segment End Date. You do not participate in the investment performance of the Separate Account; nor do you have any claim on the assets held in the Separate Account.

Fundamentals of the Milestone Lock Crediting Method
The Milestone Lock Crediting Method is used on Milestone Lock Segment Options (only available with a six-year Segment Term Period). A Segment Option using the Milestone Lock Crediting Method combines elements of the six-year and one-year Buffer Segment Options using the Point-to-Point Crediting Method. It guarantees a Cap Rate and Participation Rate for the full six-year Segment Term Period while also allowing the buffer protection to reset at intermediate points during the Segment Term Period if the index performance exceeds a predefined threshold percentage. Segment Options using the Milestone Lock Crediting Method provide the potential to capture gains (subject to the applicable Cap Rate and Participation Rate) and reset the buffer protection when the Reference Index performance exceeds a pre-defined threshold (the Milestone Threshold) at particular intermediate points (Observation Dates) during the Segment Term Period. The Cap Rate, Participation Rate, Milestone Threshold, and Observation Dates are established at the beginning of the Segment Term Period and do not change for the length of the Segment Term Period, which in the case of Milestone Lock Segment Options is one six-year period available only at the start of the Contract. The Milestone Threshold is the minimum Milestone Index Change required to capture a Milestone Credit Percentage on an Observation Date. The interval between Observation Dates is one year.

The Milestone Lock Crediting Method calculates Segment Credits based on any Milestone Credit Percentages that have been determined during the Segment Term Period. A Milestone Credit Percentage will be calculated on the Segment End Date and each time the Milestone Index Change is greater than or equal to the Milestone Threshold during the Segment Term Period.
The Segment Credit for a Segment Option using the Milestone Lock Crediting Method may be negative even if the Segment Option captures positive index performance through Milestone Credit Percentages on one or more Observation Dates as a result of index performance having exceeded the Milestone Threshold on those dates.

At the end of the six-year Segment Term Period, the Segment Credit percentage is calculated as follows:
•Add one to each Milestone Credit Percentage; then
•Multiply each of these sums together; then
•Subtract one from the result.

If Reference Index performance does not exceed the Milestone Threshold on any Observation Date, the Milestone Lock Crediting Method will operate the same as the Point-to-Point Crediting Method. The Segment Credit will not be any lower than a Segment Credit for a six-year Buffer Segment Option using the Point-to-Point Crediting Method with equivalent Buffer Rate, Cap Rate, and Participation Rate.

    Theoretically, for a Segment Option using the Milestone Lock Crediting Method with a 10% Buffer Rate, the negative Milestone Index Change that is used in the Segment Credit percentage may be as high as 90%, which could lead to a substantial loss of principal and previously credited Segment Credits. The ongoing deduction of Segment Fees and any applicable Withdrawal Charges, Interest Adjustments, and Equity Adjustments could also result in a loss of principal greater than 90%. Please see the examples below for a demonstration of the mechanics of the Milestone Lock Crediting Method.

    An Index-Linked Segment Option using the Milestone Lock Crediting Method will have the following crediting factors that determine the Segment Credit:
•Cap Rate - Maximum positive Milestone Index Change we will use in the calculation of the Segment Credit. The Cap will be applied when calculating each Milestone Credit Percentage;
•Participation Rate - Percentage multiplied by a positive Milestone Index Change, subject to the Cap Rate, to calculate the Segment Credit. The Participation Rate will be applied when calculating each Milestone Credit Percentage;
•Milestone Threshold - Minimum Milestone Index Change needed in order to determine a Milestone Credit Percentage;
•Segment Term Period - Period of time between the Segment Start Date and Segment End Date;

•Buffer Rate - Maximum negative Milestone Index Change the Company will absorb when calculating Segment Credits. A negative Milestone Credit Percentage will be used in the calculation of the Segment Credit if the final Milestone Index Change is negative in excess of the Buffer Rate; and
•Index Price - Closing price of the Reference Index on the Segment Start Date, Segment End Date, or Observation Dates used to calculate the Milestone Index Change.

    The following grid below describes how the Cap Rate, Participation Rate and Buffer Rate will impact the Milestone Credit Percentages for this particular crediting method, depending on index performance. Milestone Credit Percentages are used to calculate the Segment Credit.

Milestone Index Change	Milestone Credit Percentage (payoff profile)
Milestone Index Change between Milestone Dates is greater than or equal to the Cap Rate; or

Milestone Index Change between the most recent Milestone Date and the Segment End Date is greater than or equal to the Cap Rate
Cap Rate multiplied by the Participation Rate
Milestone Index Change between Milestone Dates is less than the Cap Rate but greater than zero; or

Milestone Index Change between the most recent Milestone Date and the Segment End Date is less than the Cap Rate but greater than zero
Milestone Index Change multiplied by the Participation Rate
Milestone Index Change between the most recent Milestone Date and the Segment End Date is less than zero by an amount that is less than the Buffer Rate(1)	Zero
Milestone Index Change between the most recent Milestone Date and the Segment End Date is less than zero by an amount that is more than the Buffer Rate(1)	Final Milestone Index Change plus Buffer Rate
(1) Buffer Rate is expressed as an Absolute (Positive) amount

    The following examples illustrate how we calculate both the Segment Credit percentages and Milestone Credit Percentages based on different levels of Milestone Index Change. Each example assumes no Withdrawals.

Example 5
For the following scenario below, assume the following:
•Cap Rate = 35%
•Participation Rate = 120%
•Segment Term Period = 6-Year
•Buffer Rate = 15%
•Milestone Threshold = 25%

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
Index Price on Most Recent Milestone Date	2,000	2,000	2,540	2,540	2,540	3,480
Index Price on Observation Date	2,200	2,540	2,286	2,667	3,480	2,610
Milestone Index Change	10%	27%	-10%	5%	37%	-25%
Milestone Credit Percentage Determined	No	Yes	No	No	Yes	Yes
New Milestone Date	No	Yes	No	No	Yes	No
Milestone Credit Percentage(1)	Not Applicable	32.4% (= 27% x 120%)	Not Applicable	Not Applicable	42% (= 35% x 120%)	-10% (= -25% + 15%)
Segment Credit percentage(1)	69.2% (= [(1 + 32.4%) x (1 + 42%) x (1 + -10%)] - 1)
(1) Neither Milestone Credit Percentages nor Segment Credit percentages will be applied to the Segment Value until the Segment End Date.

Example 6
For the following scenario below, assume the following:
•Cap Rate = 35%
•Participation Rate = 120%
•Segment Term Period = 6-Year
•Buffer Rate = 15%
•Milestone Threshold = 25%

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
Index Price on Most Recent Milestone Date	2,000	2,000	2,000	2,000	2,520	2,520
Index Price on Observation Date	1,800	2,100	2,400	2,520	2,772	1,512
Milestone Index Change	-10%	5%	20%	26%	10%	-40%
Milestone Credit Percentage Determined	No	No	No	Yes	No	Yes
New Milestone Date	No	No	No	Yes	No	No
Milestone Credit Percentage(1)	Not Applicable	Not Applicable	Not Applicable	31.2% (= 26% x 120%)	Not Applicable	-25% (= -40% + 15%)
Segment Credit percentage(1)	-1.6% (= [(1 + 31.2%) x (1 + -25%)] - 1)
(1) Neither Milestone Credit Percentages nor Segment Credit percentages will be applied to the Segment Value until the Segment End Date.

Example 7
For the four scenarios below, assume the following:
•Cap Rate = 35%
•Participation Rate = 120%
•Segment Term Period = 6-Year
•Buffer Rate = 15%
•Milestone Threshold = 25%
•No Milestone Credit Percentages determined prior to the Segment End Date

Scenario	Index Price on Segment Start Date	Index Price on Segment End Date	Milestone Index Change	Final Milestone Credit Percentage	Segment Credit percentage
1	2,000	2,900	45%	42% (= 35% x 120%)	42%
2	2,000	2,200	10%	12% (= 10% x 120%)	12%
3	2,000	1,900	-5%	0%	0%
4	2,000	1,500	-25%	-10% (= -25% + 15%)	-10%

The portion of a Purchase Payment allocated to an Indexed-Linked Segment Option using the Milestone Lock Crediting Method is placed in the Separate Account, where it may be invested in debt securities and derivative instruments that hedge market risks associated with the Company’s contractual obligation to pay Segment Credits on the Segment End Date. You do not participate in the investment performance of the Separate Account; nor do you have any claim on the assets held in the Separate Account.

Fundamentals of the Fixed Crediting Method
    The Fixed Crediting Method is used on the Fixed Segment Option. This Crediting Method guarantees the rate of interest that will be credited to the Segment Value daily within each Segment Term Period. The Annual Interest Rate is applied in a compounding fashion, based on a 365-day year. The Segment Credit to the Fixed Segment Option cannot be negative. The Fixed Segment Option will have the following Crediting Factors that determine the Segment Credit:
•Segment Term Period - Period of time over which the declared Annual Interest Rate is applicable; and
•Annual Interest Rate - Annualized rate of interest that will be credited daily to the Fixed Segment Option.

Example 8
    Assume the Annual Interest Rate for a 1-year Segment Term Period is 2%.
•The Segment Value on the Segment Start Date = $100,000; and
•The Segment Value halfway through the Segment Term Period = $100,000 * (1 + 0.02) ^ 0.5 = $100,995.05.
•The Segment Value at the end of the Segment Term Period = $100,000 * (1 + 0.02) ^1 = $102,000.00.

    The portion of a Purchase Payment allocated to the Fixed Segment Option is placed in the Separate Account, where it is invested in debt securities. You do not participate in the investment performance of the Separate Account; nor do you have any claim on the assets held in the Separate Account.

Cap Rate
    The Cap Rate establishes the maximum positive Index Change, Aggregate Index Change, or Milestone Index Change used to calculate Segment Credits for Index-Linked Segment Options before the Participation Rate is applied. The initial Cap Rate is guaranteed for the first Segment Term Period only. New Cap Rates will become effective on each Segment Start Date. The Cap Rate for each Buffer Segment Option is guaranteed never to be less than the minimum Cap Rate of 2% for 1-year Segment Term Periods and 4% for 2-year Segment Term Periods. 6-year Segment Options are not renewable.

    You will not know the Cap Rate for any Index-Linked Segment Option on the date the Contract is issued. But through our Initial Segment Term Period Bailout Provision, we will provide you a Bailout Cap Rate that will be specified in your Contract schedule. If the declared Cap Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract schedule, you may cancel your Contract for sixty (60) days after your Contract Date and received your Purchase Payment less any Withdrawals (see “Initial Segment Term Period Bailout Provision” for more information).

    The Company determines daily indicative Cap Rates at the end of each Business Day for Segment Options and publishes them on our website, www.athene.com/amplify2-rates. These indicative rates provide an estimate of how the Cap Rates may be set on the initial Segment Start Date, but they should not be construed as any guarantee of or limitation on how the Company may set the Cap Rates used for your Contract. We reserve the right not to publish daily indicative rates for any reason we choose.

     At least fifteen calendar days before each Segment End Date, we will Notify you of the Cap Rate for each available Segment Option for the new Segment Term Period. The Cap Rate for a new Segment Term Period may be higher, lower or equal to the Cap Rate for the current Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will not be less than the minimum Cap Rate. If the new Cap Rate is lower than your current Cap Rate, it will reduce your opportunity to receive a positive Segment Credit. You risk the possibility that the Cap Rate declared for a new Segment Term Period will be lower than you would find acceptable. You will have the choice of continuing in the Segment Option with the new Cap Rate or transferring your Segment Value to another available Segment Option. If the new Cap Rate is less than you find acceptable, you must give us Notice of any Transfer request no later than two Business Days prior to your next Segment Start Date. You may also request a Withdrawal of the Segment Value, subject to any applicable Interest Adjustment, Equity Adjustment and Withdrawal Charge (please see the section "Access to your Contract Value" for information on requesting a Withdrawal). If you do not exercise a Performance Lock, do not provide us a Transfer request, or withdraw the Segment Value, you will stay in your current Segment Option, subject to the new Cap Rate, for the next Segment Term Period.

Participation Rate
    The Participation Rate is a percentage that is multiplied by any positive Index Change, Aggregate Index Change, or Milestone Index Change, after the application of the Cap Rate, to calculate the Segment Credit for Index-Linked Segment Options. If the Participation Rate is higher than 100%, this may result in a Segment Credit that exceeds the Cap Rate. The Participation Rate is never applied to a negative Index Change. The initial Participation Rate is guaranteed for the first Segment Term Period only. A new Participation Rate will become effective on each Segment Start Date. The Participation Rate for each Buffer Segment Option is guaranteed to never be less than the minimum Participation Rate of 100%.

    You will not know the Participation Rate for any Index-Linked Segment Option on the date the Contract is issued. But through our initial Segment Term Period Bailout Provision, we will provide you a Bailout Participation Rate that will be specified in your Contract schedule. If the declared Participation Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract schedule, you may cancel your Contract for sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals (see “Initial Segment Term Period Bailout Provision” for more information).

    The Company determines daily indicative Participation Rates at the end of each Business Day for Segment Options and published them on our website, www.athene.com/amplify2-rates. These indicative rates provide an estimate of how the Participation Rates may be set on the Initial Segment Start Date, but they should not be construed as any guarantee of or limitation on how the Company may set the Participation Rates used for your Contract. We reserve the right not to publish daily indicative rates for any reason we choose.

     At least fifteen calendar days before each Segment End Date, we will Notify you of the Participation Rate for each available Segment Option for the new Segment Term Period. The Participation Rate for a new Segment Term Period may be higher, lower or equal to the Participation Rate for the current Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will not be less than the minimum Participation Rate of 100%. If the new Participation Rate is lower than your current Participation Rate, it will reduce your opportunity to receive a positive Segment Credit. You risk the possibility that the Participation Rate declared for a new Segment Term Period will be lower than you would find acceptable. You will have the choice of continuing in the Segment Option with the new Participation Rate or transferring your Segment Value to another available Segment Option. If the new Participation Rate is less than you find acceptable, you must give us Notice of your requested Transfer no later than two Business Days prior to your Segment Start Date. You may also request a Withdrawal of the Segment Value, subject to any applicable Interest Adjustment, Equity Adjustment and Withdrawal Charge (please see the section "Access to your Contract Value" for information on requesting a Withdrawal). If you do not exercise a Performance Lock, do not provide us a Transfer request, or withdraw the Segment Value, you will stay in your current Segment Option, subject to the new Participation Rate, for the next Segment Term Period.

Annual Interest Rate
    The Annual Interest Rate is used in the calculation of Segment Credits for the Fixed Segment Option. It is the rate of interest that is credited to the Segment Value over the Segment Term Period. The initial Annual Interest Rate is guaranteed for the first Segment Term Period only. If the Annual Interest Rate declared for the first Segment Term Period for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract schedule, you may cancel your Contract for sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals (see “Initial Segment Term Period Bailout Provision” for more information). A new Annual Interest Rate will become effective on each Segment Start Date. The Annual Interest Rate for the Fixed Segment Option is guaranteed to never be less than the minimum Annual Interest Rate shown on your Contract schedule. The minimum Annual Interest Rate will not be less than 0.15%.

    At least fifteen calendar days before each Segment End Date, we will Notify you of the Annual Interest Rate for each available Segment Option for the new Segment Term Period. The Annual Interest Rate for a new Segment Term Period may be higher, lower, or equal to the Annual Interest Rate for the current Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will never be less than the minimum Annual Interest Rate. You risk the possibility that the Annual Interest Rate declared for a new Segment Term Period will be lower than you would find acceptable. You will have the choice of continuing in the Segment Option with the new Annual Interest Rate, transferring your Segment Value to another available Segment Option, or withdrawing the Segment Value. Withdrawals will be subject to any applicable Interest Adjustment and Withdrawal Charge (please see the section "Access to your Contract Value" for information on requesting a Withdrawal). If the new Annual Interest Rate is less than you find acceptable, you must give us Notice of a Transfer request no later than two Business Days prior to your Segment Start Date. If you do not inform us that you want to Transfer your Segment Value to another Segment Option or withdraw the Segment Value, you will stay in your current Segment Option, subject to the new Annual Interest Rate, for the next Segment Term Period.

Segment Term Period
    The Segment Term Period for each Segment Option will be shown on the Contract schedule. Segment Term Periods are one, two, or six years. Segment Options with six-year Segment Term Periods are not renewable. Upon expiration of each Segment Option with one and two-year Segment Term Periods, a new Segment Term Period will begin. Segment Options beyond the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Please see the “Setting Your Segment Start Date, Segment End Date, and Observation Dates” section for further details.

Setting the Cap Rates, Participation Rates, Segment Fee, and Annual Interest Rates
    The Company retains the right to change the current Cap Rate, Participation Rate, and Annual Interest Rate for each applicable Segment Option for each new Segment Term Period at its discretion, subject to the minimum Cap Rate, minimum Participation Rate, and minimum Annual Interest Rate for each Segment Option. The Company considers a number of factors when determining whether to make such a change, including, but not limited to, the following:
•Changes in derivative, equity, and/or fixed income instrument valuations;
•Increases in hedging costs that have an impact on the Company’s ability to offer the Contract;
•Derivative market changes that impact availability and structure of derivative instruments used to hedge market risk associated with the reference indices;
•Negative fixed income instrument default experience realized by the Company;
•Changes in Company and/or contract cost structure due to regulatory or other business management concerns; and
•Unanticipated experience that varies from our actuarial assumptions.

    We manage the market risk associated with our obligation to provide Segment Credits for Index-Linked Segment Options in part by trading call and put options and other derivative instruments on the available indices. The costs of the call and put options and other derivative instruments vary based on market conditions, and we may adjust future Cap Rates and Participation Rates based on these changes. You bear the risk that we may reduce the Cap Rate and Participation Rates for future Segment Term Periods, which will reduce the amount of positive Segment Credit that you may receive. We determine the applicable Cap Rates and Participation Rate for each Segment Option at our sole discretion. Rates offered on Segment Option renewals may be different from those offered to new investors.

    We also consider various factors in determining the Buffer Rates, Milestone Thresholds, Segment Fees, and Annual Interest Rates at the time we issue the Contract, including available investment returns, the cost of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Buffer Rates, Milestone Thresholds, Segment Fees, and Annual Interest Rates at our sole discretion.

Performance Lock

The Performance Lock feature will be available to new and existing contracts under this Prospectus beginning on [June 27, 2022], subject to state approval. It allows you to capture the Performance Lock Value of an Index-Linked Segment Option during the Segment Term Period. A Performance Lock may be exercised for any of the Index-Linked Segment Options to which funds are currently allocated.

You may exercise a Performance Lock for an Indexed-Linked Segment Option at any time during the Segment Term Period up to two Business Days prior to the end of the Segment Term Period. Only one Performance Lock may be exercised per Segment Term Period for each Index-Linked Segment Option. However, you may exercise a Performance Lock at different times for each Index-Linked Segment Option so long as you do so up to two Business Days prior to the end of the Segment Term Period for that Segment Option. A Performance Lock may not be applied retroactively and can only be exercised for the entire Segment Value. Partial Performance Locks of the Segment Value are not permitted.

Once you exercise a Performance Lock for a given Index-Linked Segment Option, it is irrevocable for that Segment Term Period. At the end of that Segment Term Period, you may choose to exercise a Performance Lock again during the next Segment Term Period if that Index-Linked Segment Option is still available.

When you exercise a Performance Lock, we will use the Performance Lock Value calculated at the end of the Business Day we receive your request in Good Order. As this value is calculated at the end of the Business Day, this means you won't be able to determine your Performance Lock Value in advance. Therefore, the Performance Lock Value you capture may be higher or lower than it was at the point in time you requested a Performance Lock. Performance Lock requests will be permitted up to two Business Days prior to a Segment End Date. If we receive a request in Good Order on a non-Business Day or after close of a Business Day, the request will be deemed to be received on the next Business Day. For requests submitted in writing, we do not consider the request to be received until it arrives at our Administrative Office.

Once a Performance Lock is exercised, the locked Index-Linked Segment Option will not receive a Segment Credit on the Segment End Date. Instead, the Performance Lock Value for that Segment Option will be transferred on the Performance Lock Date to the one-year Fixed Segment Option, where it will accrue interest daily for the remainder of the one-year Fixed Segment Term Period. This means that the Segment Term Period for any Index-Linked Segment Option for which you exercise a Performance Lock will conclude at the end of the current one-year Fixed Segment Term Period, even if the original Segment End Date was later. Following the transfer, the terms of the Fixed Segment Option (Segment Start Date, Segment End Date, and Annual Interest Rate) will match the existing terms for the current one-year Fixed Segment Term Period.

At the end of the one-year Fixed Segment Term Period, the Fixed Segment Value will automatically be re-allocated proportionately to each Index-Linked Segment Option for which you exercised a Performance Lock, unless you instruct otherwise. Subject to availability, a new Segment Term Period will begin at that time. Please note that six-year Segment Options are only available in the first Contract Year, and two-year Segment Options are only available during the first six Contract Years. The proportional mechanism is intended to re-allocate the Fixed Segment Value based on the relative amounts that were transferred to the Fixed Segment Option through the exercise of Performance Locks. If you would like different allocations for the next Segment Term Period, you may request to do so per the terms of Section 9 ("Transfers on Segment End Dates"). The proportional re-allocation is based on the following formula:

A x (B / (C + D)), where:

A. is the one-year Fixed Segment Option Segment Value on the Segment End Date;
B. is the Performance Lock Value for a given Index-Linked Segment Option on its Performance Lock Date;
C. is the existing one-year Fixed Segment Option Segment Value on the first Performance Lock Date during the current Segment Term Period (before the transfer of the Performance Lock Value); and
D. is the sum of the Performance Lock Values for each Index-Linked Segment Option that exercised a Performance Lock during the current Segment Term Period.

At the next Segment End Date (for the one-year Fixed Segment Option) following a Performance Lock, the resulting amount from this formula will be transferred to the same Index-Linked Segment Option for which the Performance Lock was exercised if the same Index-Linked Segment Option is available. If a Performance Lock was exercised for a two-year or six-year Segment Option that is no longer available, the resulting amount from this formula will be transferred to that Segment Option’s one-year counterpart. If a one-year counterpart is not available, the resulting amount from this formula will remain in the Fixed Segment Option unless you instruct otherwise. Additionally, unless you instruct otherwise, the resulting amount from A x (C / (C + D)) will remain in the Fixed Segment Option, which represents the funds that were originally in the Fixed Segment Option before funds from other Segment Options were transferred via Performance Lock. It is important to note that six-year Segment Options are only available in the first Contract Year. Exercising a Performance Lock on a six-year Segment Option means you will not have the ability to re-allocate to a six-year Segment Option. For examples of the transfer and re-allocation mechanics when a Performance Lock is exercised, please see Appendix B.

A Performance Lock can help eliminate uncertainty regarding future Reference Index performance and potentially limit the impact of a negative Segment Credit you would otherwise receive. It also allows you transfer the Segment Value out of an Index-Linked Segment Option before the Segment End Date. The disadvantage of exercising a Performance Lock is that the Reference Index could increase between the Performance Lock Date and the Segment End Date, and you will not participate in that increase. In addition, if you exercise a Performance Lock, you may receive less than the full protection of the Buffer compared to what you would have received if you waited for us to apply the Segment Credit on the Segment End Date.

Initial Segment Term Period Bailout Provision
    We declare the Cap Rate, Participation Rate and Annual Interest Rate for the initial Segment Term Period on the Segment Start Date. You will not know the applicable rates at the time you purchase your Contract. But if the declared Cap Rate, Participation Rate or Annual Interest Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract schedule, you may cancel the Contract during the first sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals. No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply and Segment Fees will not be deducted if you exercise this provision. Interest accrued in the Holding Account will not be refunded if this provision is exercised. The Bailout Rate will be available to you when you submit your application.

    Taking advantage of this provision may have tax consequences. You should consult your Financial Professional and/or tax advisor for more information.

9. Transfers on Segment End Dates
Transfers Between Segment Options by Request
     At least fifteen calendar days prior to the Segment End Date, we will Notify you of the Cap Rates, Participation Rates, and Annual Interest Rates applicable to available Segment Options for the next Segment Term Period. Cap Rates, Participation Rates, and Annual Interest Rates offered at renewal may be different from the Cap Rates, Participation Rates, and Annual Interest Rates offered to new investors. If you want to transfer Segment Value to one or more Segment Option(s), you must Notify us at least two Business Days prior to the next Segment Start Date. Each Segment Option from which you transfer Contract Value must be at the end of a Segment Term Period. If you do not exercise a Performance Lock and you do not provide us Notice requesting a transfer or withdraw Segment Value on the Segment End Date, your Segment Value will remain in the same Segment Option(s), subject to the new Cap Rates, Participation Rates, and Annual Interest Rates, as applicable. Cap Rates, Participation Rates, and Annual Interest Rates for the new Segment Term Period will not change from the date you receive the renewal letter to the next Segment Start Date.

     Segment Options with a six-year Segment Term Period are not renewable. If you do not request a transfer of the Segment Value of an expiring Segment Option with a six-year Segment Term Period, exercise a Performance Lock, or withdraw the Segment Value, we will allocate the Segment Value to the Fixed Segment Option. Segment Options beyond the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Segment Options with a two-year Segment Term Period expiring on or after the last day of the Withdrawal Charge Period will automatically transfer their Segment Value to their one-year counterpart, if available, at the end of the Segment Term Period, unless you instruct otherwise. For example, if you were allocated to the 2-year Buffer Segment Option using the Point-to-Point Crediting Method with a Buffer Rate of 10% and MSCI EAFE as the Reference Index at the end of the Withdrawal Charge Period, your Segment Value would be automatically transferred on the Segment End Date to the 1-year Buffer Segment Option using the Point-to-Point Crediting Method with a Buffer Rate of 10% and MSCI EAFE as the Reference Index, unless you instruct otherwise. If a one-year counterpart is not available, we will allocate the Segment Value to the Fixed Segment Option, unless you instruct otherwise.

10. Contract Values
    Withdrawals from Contract Value will be subject to an Interim Value calculation and the deduction of any applicable Withdrawal Charge. The proceeds you receive from the Withdrawal in the form of a partial Withdrawal, a surrender of the Contract, or the payment of the Death Benefit will be calculated by applying the Interim Value calculation to the Contract Value, as described below, and deducting any applicable Withdrawal Charge from the Interim Value.

    We will calculate your Interim Value at the end of each Business Day and will publish the value on our customer portal (www.athene.com/MyAthene) on the following Business Day. We reserve the right to not publish the Interim Value for any reason we choose. You may determine the Interim Value as of the previous Business Day by calling our Administrative Office. The Interim Value is equal to the sum of the Segment Interim Values.

Contract Value
Contract Value at any time is equal to the sum of the Segment Values.

Segment Value
The Segment Value for any Segment Option on the initial Segment Start Date is the amount of the Purchase Payment and Holding Account interest allocated to the Segment Option. On any other day, your Segment Value for a Segment Option is equal to A - B + C + D - E - F, where:
A is the Segment Value as of the previous day;
B is the Segment Fee amount deducted from the Segment Option on this date;
C is the amount of any Segment Credit applied to the Segment Option on this date;
D is any amount transferred from your Contract’s other Segment Options to this Segment Option on this date;
E is any amount transferred from this Segment Option to your Contract’s other Segment Options on this date; and
F is any Withdrawals deducted from the Segment Option on this date.

     Index-Linked Segment Option Segment Credits will be applied only on a Segment End Date. Transfers to and from a Segment Option will occur only on a Segment End Date, except due to the exercise of a Performance Lock.

     Segment Credits applied to your Segment Value and any transfer requests will be reflected on your next account statement. You may determine the amount of any Segment Credit that has accrued to the Fixed Segment Option by calling our Administrative Office. Unless you have requested transfers or exercised a Performance Lock, your Segment Value at the beginning of the new Segment Term Period will equal your Segment Value as of the Segment End Date after the application of the Segment Credit.

Segment Interim Value
    The Interim Value calculation consists of two parts: an Interest Adjustment and an Equity Adjustment, which are calculated separately for each Segment Option to which you allocate Contract Value. An Interest Adjustment will apply if you take a Withdrawal from the Fixed Segment Option or an Index-Linked Segment Option at any time during the first six Contract Years, including on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date. The Segment Interim Value is equal to the Segment Value adjusted for any applicable Interest Adjustment and Equity Adjustment.

    The purpose of the Interim Value calculation is to approximate changes in the market value of debt securities and derivative instruments supporting your Contract, which we sell to fund the Withdrawal. The Interest Adjustment, which may be positive or negative, is designed to approximate changes in the value of debt instruments based on changes in market interest rates. The Equity Adjustment, which also may be positive or negative, is designed to approximate the changes in the value of derivative instruments that hedge market risks associated with our contractual obligation to apply Segment Credits to Index-Linked Segment Options on the Segment End Date. The Withdrawal proceeds you receive will reflect positive or negative adjustments assessed by way of any applicable Interest Adjustment and Equity Adjustment as well as the deduction of any applicable Withdrawal Charge.

    On any day, the Segment Interim Value for an Index-Linked Segment Option is equal to A + B + C, where:
A.is the Segment Value on this date;
B.is any applicable Interest Adjustment on this date; and
C.is any applicable Equity Adjustment on this date.

    The Equity Adjustment is equal to zero on any Segment End Date.

    On any day, the Segment Interim Value for the Fixed Segment Option is equal to A + B, where:
A.is the Segment Value on this date; and
B.is any applicable Interest Adjustment on this date.

    For examples of how we calculate the Segment Interim Value, please see Appendix A.

Interest Adjustment
    The Company invests in fixed income assets to support the value of the Segment Options. Upon any Withdrawal, including annuitization, death, partial Withdrawal, or surrender, the Company must sell a portion of these assets. The Interest Adjustment approximates the change in value of the fixed income assets that are sold to fund any distribution from the Contract. It is applied consistently across all Segment Options available in the Contract and does not relate specifically to any particular fixed income assets supporting the Contract. The Interest Adjustment applies only during the first six Contract Years (when a Withdrawal Charge will apply to Withdrawals in excess of the Free Withdrawal amount). The Interest Adjustment is equal to zero after the expiration of the Withdrawal Charge Period.

    On any day, the total Interest Adjustment for any Segment Option equals (A x B) where:
A.is the Segment Value on this date, immediately prior to any Withdrawal; and
B.is the Interest Adjustment Factor.

    The Interest Adjustment Factor for any Segment Option equals (RN/12 -1), where:
N is the number of complete months remaining before the Withdrawal Charge Period expires; and
R is equal to (1 + A) / (1 + B), where:
A.is the Beginning Interest Adjustment index value; and
B.is the Closing Interest Adjustment index value.

    The Interest Adjustment index is the 7 Year Point on the A Rated US Bloomberg Fair Value Curve, a bond index published by Bloomberg. The Beginning Interest Adjustment index value is equal to the closing price of the Interest Adjustment index on the Contract Date. The Closing Interest Adjustment index value is equal to the closing price of the Interest Adjustment index on the day we calculate the Segment Interim Value.

    If the closing price of the Interest Adjustment index on the day the Interest Adjustment is calculated is greater than the closing price of the index on the Contract Date, the Interest Adjustment will be negative and will decrease the Segment Interim Value. If the closing price of the Interest Adjustment index on the day the Interest Adjustment is calculated is less than the than the closing pricing of this index on the Contract Date, the Interest Adjustment will be positive and will increase the Segment Interim Value.

    You may obtain the daily price of the Interest Adjustment index by contacting us. If a closing price of the Interest Adjustment index is not available on any day for which a closing price is needed, then the closing price as of the first preceding Business Day for which a closing price is available will be used.

    If the Interest Adjustment index is discontinued, we are unable for any reason to utilize it, or the calculation of these values are substantially changed, we may substitute another method of determining the values that will be used in the above calculation and will inform you of such change at your last known address on file with us.

Equity Adjustment
    The Equity Adjustment is designed to approximate the change in market value of the derivative instruments that hedge risks associated with our obligation to apply Segment Credits to Index-Linked Segment Options. It does not relate to any particular derivative instrument(s) supporting the Contract. The adjustment accounts for the applicable Cap Rate, Participation Rate, Buffer Rate, the Index Allocation Percentage for the Performance Blend Segment Option, and the Milestone Threshold for Milestone Lock Segment Options by using the Black-Scholes pricing model to track the value of a hypothetical set of derivatives on days other than a Segment End Date. The inputs used in the Black-Scholes method are consistent with market prices that reflect the estimated cost of exiting the hypothetical derivatives before the Segment End Date. The Equity Adjustment Factor represents the difference between the value of the hypothetical derivatives on a given date before the Segment End Date and the value of the hypothetical derivatives on the Segment Start Date, adjusted for the number of whole years elapsed in the Segment Term Period. The Equity Adjustment may be negative even when the value of the Reference Index has increased or has declined less than the Buffer Rate for a Buffer Segment Option.

    On any Segment End Date, the Equity Adjustment will be equal to zero and will not result in any adjustment to a Withdrawal. You may avoid an Equity Adjustment by taking Withdrawals on a Segment End Date.

The total Equity Adjustment for any Index-Linked Segment Option equals (A x B) where:
A.is the Segment Value on this date, immediately prior to any Withdrawal; and
B.is the Equity Adjustment Factor applicable to that Segment Option.

    The following hypothetical derivatives are utilized in the calculation of the Equity Adjustment Factor for Buffer Segment Options using the Point-to-Point Crediting Method:
•At-the-money call (ATM Call): This is an option to buy a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the Segment Start Date;
•Out-of-the-money call (OTM Call): This is an option to buy a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the Segment Start Date x (1 + Cap Rate);
•Out-of-the-money put (OTM Put): This is an option to sell a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the Segment Start Date x (1 - Buffer Rate);

The following hypothetical derivatives are utilized in the calculation of the Equity Adjustment Factor for Milestone Lock Segment Options:

•At-the-money call (ATM Call): This is an option to buy a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the most recent Milestone Date;
•Out-of-the-money call (OTM Call): This is an option to buy a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the most recent Milestone Date x (1 + Cap Rate);
•Out-of-the-money put (OTM Put): This is an option to sell a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the most recent Milestone Date x (1 - Buffer Rate);

    For Buffer Segment Options, the value of the derivative instruments is equal to (ATM Call - OTM Call) x Participation Rate - OTM Put.

    The hypothetical call options (ATM Call and OTM Call) are intended to value the potential for increases in the Reference Index up to the applicable Cap Rate. As shown in the formulas above, the resulting difference is multiplied by the applicable Participation Rate. For Buffer Segment Options, the hypothetical out-of-the-money put option (OTM Put) is intended to value the potential for decreases in the Reference Index in excess of the applicable Buffer Rate.

    The Equity Adjustment Factor for any Buffer Segment Option using the Point-to-Point Crediting Method is equal to A - B x (1 - Y), where:
    A is the value of the derivative instruments on the day we calculate the Segment Interim Value;
B is the value of the derivative instruments on the Segment Start Date; and
    Y is the number of whole years elapsed from the Segment Start Date to the day we calculate the Segment
     Interim Value, divided by the Segment Term Period.

    The Performance Blend Segment Option requires additional steps to determine the Equity Adjustment Factor:
•For A and B defined above, the value of the derivative instruments for each of the underlying indices is calculated independently using the Black-Scholes Method.
•Weights are assigned based on the relative value of the derivative instruments across the underlying indices to produce an aggregate derivative instrument value for the Performance Blend Segment Option.
•50% weight is assigned to the index with the highest value of derivative instruments on the date in question;
•30% weight is assigned to the index with the second highest value of derivative instruments on the date in question; and
•20% weight is assigned to the index with the lowest value of derivative instruments on the date in question.

The Equity Adjustment Factor for Milestone Lock Segment Options will take into account any previously determined Milestone Credit Percentages and resets of buffer protection. It is equal to [A x (1 + C) + C] - [B x (1 - Y)], where:
    A is the value of the derivative instruments on the day we calculate the Segment Interim Value;
B is the value of the derivative instruments on the Segment Start Date;
C is the result of the following calculation: add one to each Milestone Credit Percentage, then multiply each of these sums together, then subtract one from the result; and
    Y is the number of whole years elapsed from the Segment Start Date to the day we calculate the Segment
     Interim Value, divided by the Segment Term Period.

For an example of how we calculate the Equity Adjustment Factor for the Performance Blend Segment Option and Milestone Lock Segment Options, please see Appendix A.

The following Black-Scholes Method inputs are used in the calculation of the Equity Adjustment:
•Volatility - This input varies with the amount of time remaining in the Segment Term Period and the ratio of the current price to the strike price (referred to as the moneyness of the option) at the time of the calculation.
To derive a volatility input for each hypothetical option, we use daily quotes of implied volatility that we receive from independent third-parties. Implied volatility quotes are obtained for two at-the-money options with the closest maturity before and after the Segment End Date of your Segment Option, as well as for the two options with the same maturity as your Segment Option and with the closest moneyness value above and below the moneyness of each hypothetical option.

    We calculate the implied volatility input of each hypothetical option as follows:
1.Calculate the implied volatility of an option with the same moneyness as each hypothetical option, but with the closest maturity before the Segment End Date by linearly interpolating between:
a.An option with the closest maturity before the Segment End Date, but with the closest moneyness above the moneyness of each hypothetical option; and
b.An option with the closest maturity before the Segment End Date, but with the closest moneyness below the moneyness of each hypothetical option.
2.Calculate the implied volatility of an option with the same moneyness as each hypothetical option, but with the closest maturity after the Segment End Date by linearly interpolating between
a.An option with the closest maturity after the Segment End Date, but with the closest moneyness above the moneyness of each hypothetical option; and
b.An option with the closest maturity after the Segment End Date, but with the closest moneyness below the moneyness of each hypothetical option.
3.Calculate the implied volatility input for each hypothetical option by linearly interpolating between (1) and (2) above.

•Index Dividend Yield - On a daily basis we will receive the average annual dividend yield across the Reference Index for each Segment Option, as provided by an independent third-party.
•Swap Rate - We use key derivative swap rates provided by an independent third-party. Swap rates are obtained for maturities adjacent to the actual time remaining in the Segment Term Period at the time of the calculation. We use linear interpolation to derive the exact remaining duration rate needed as the input.

    The Company has selected service providers from which it obtains the implied volatility, dividend yield and swap rate inputs used in the Equity Adjustment calculation. If any of these inputs becomes unavailable, the Company, in its sole discretion, will select a new input for use in the calculation. In making this selection, the Company will endeavor to prevent any material impact on the calculation of the Equity Adjustment.

    The swap rate the Company selected is based on LIBOR, a widely used interest rate, which is being discontinued. The LIBOR based swap rate is expected to become unavailable as of June 30, 2023. The Company is in the process of selecting a different swap rate to replace the LIBOR based swap rate when it becomes unavailable. The Company may select among several swap rates to prevent the transition from the LIBOR based swap rate from having a material impact on the calculation of the Equity Adjustment. Please see the "Company Related Risk Factors – Uncertainty Relating to LIBOR" section for further details.

Access to your Contract Value
    During the Accumulation Phase before the Death Benefit becomes payable under the Contract, you may request a partial Withdrawal or surrender your Contract. The minimum Withdrawal you may request from your Contract at any time is $500. Any partial Withdrawal or surrender will be subject to any applicable Interest Adjustment and an Equity Adjustment, and any partial Withdrawals in excess of the Free Withdrawal amount or any surrender during the first six Contract Years will also be subject to a Withdrawal Charge. If you request a partial Withdrawal that causes your Contract Value to be less than $2,000, we will treat the request as a surrender of the Contract for the entire Contract Value.

    Proceeds payable on a partial Withdrawal or surrender may be reduced by any applicable Interest Adjustment, Equity Adjustment or Withdrawal Charge. The Interest Adjustment, which applies to all Withdrawals and surrenders during the first six Contract Years, will be negative if the Interest Adjustment index has risen since your Contract Date. The Equity Adjustment, which applies to partial Withdrawals and surrenders from Index-Linked Segment Options before the Segment End Date, may be negative even when the value of the Reference Index has increased or declined less than the Buffer Rate for a Buffer Segment Option. During the first six Contract Years, the Withdrawal Charge will further reduce proceeds payable on a partial Withdrawal greater than the Free Withdrawal amount or on a surrender of the Contract.

    The calculation of the Interest Adjustment will be identical for each Segment Option. The calculation of the Equity Adjustment will differ depending on the length of the Segment Term Period and the time remaining in the Segment Term Period. These differences depend on current market conditions and cannot be known in advance. If you have allocated funds to multiple Segment Options, you should discuss with your Financial Professional before taking a Withdrawal to evaluate whether to take a Withdrawal from a particular Segment Option. Withdrawals or surrenders may also be subject to income tax and to an additional 10% federal penalty tax if made before the Owner is age 59 1/2 (see the “Tax Information” section for additional information). You should consult your tax advisor before taking a Withdrawal.

    To request a partial Withdrawal or surrender, you must submit written Notice in Good Order to our Administrative Office. You must provide the consent of all Owners and irrevocable Beneficiaries before we will process the Withdrawal request. Your Notice must specify the amount that is to be withdrawn, either as a total dollar amount or as a percentage of the Contract Value. Unless you direct otherwise, we will take the Withdrawal first from the Fixed Segment Option. To the extent there are not enough funds in the Fixed Segment Option to cover a partial Withdrawal, we will deduct the remaining balance from other Segment Options, beginning with Segment Options that have the shortest Segment Term Period. If you have multiple Segment Options with the same Segment Term Period, we will deduct the remaining balance pro rata across those Segment Options.

    Values are determined at the end of each Business Day. If we receive a written Notice in Good Order by 4:00 p.m. Eastern Time on a Business Day, the request will use the values calculated at the end of that Business Day. If we receive a written Notice in Good Order after 4:00 p.m. Eastern Time, the request will use the values calculated at the end of the next Business Day. You may request a partial Withdrawal or surrender up to 60 days in advance. For example, you may submit a written request for a partial Withdrawal or surrender on a Segment End Date up to 60 days before the Segment End Date. The value of any partial Withdrawal or surrender that is requested in advance will be calculated on the Business Day that the partial Withdrawal or surrender occurs. All partial Withdrawals and surrenders that occur on the same Business Day will be combined for the purpose of calculating Segment Interim Values.

    We may defer payments we make under your Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. We will apply interest to the deferred payments, if required by state law.

    The Example below shows the effect of a Withdrawal, the Equity Adjustment, and the Interest Adjustment on the remaining Segment Value and the proceeds paid to the Owner.

Example 9 - Effect of a Withdrawal on the Segment Interim Value
Equity Adjustment Factor	-16.89%
Interest Adjustment Factor	2.77%
Contract Value on the previous Contract Anniversary	$100,000.00
Immediately Before Withdrawal
Segment Value	$99,525.00
Total Equity Adjustment	$(16,809.77)	[1]
Total Interest Adjustment	$2,756.84	[2]
Segment Interim Value	$85,472.07
Withdrawal
Withdrawal Amount	$20,000.00
Equity Adjustment attributable to the Withdrawal	$(3,378.00)	[3]
Interest Adjustment attributable to the Withdrawal	$554.00	[4]
Withdrawal Charge	$(800.00)	[5]
Net Withdrawal Amount paid to Owner	$16,376.00
Immediately After Withdrawal
Resulting Segment Value	$79,525.00

(1)    Total Equity Adjustment = 99,525 x -16.89% = (16,809.17)
(2)    Total Interest Adjustment = 99,525 x 2.77% = 2,756.84
(3)    Equity Adjustment attributable to Withdrawal = 20,000 x -16.89% = (3,378)
(4)    Interest Adjustment attributable to Withdrawal = 20,000 x 2.77% = 554
(5)    Assumes 8% Withdrawal Charge applies and that no other Withdrawals have occurred since the last Contract
Anniversary. 10% of the 100,000 may be taken without a Withdrawal Charge under the Free Withdrawal provision, so only the remaining 20,000 - 10,000 = 10,000 is charged.

Free Withdrawals
    A Free Withdrawal is a Withdrawal amount on which no Withdrawal Charges apply. An Interest Adjustment and Equity Adjustment will still apply. The Free Withdrawal amount available in any Contract Year is equal to 10% of the Contract Value as of the previous Contract Anniversary. Any unused portion of the Free Withdrawal amount for a Contract Year cannot be carried over to the following Contract Year.

    If the amount of a partial Withdrawal in any Contract Year exceeds the Free Withdrawal amount for that Contract Year, the excess Withdrawal will be subject to any applicable Withdrawal Charge. If the Owner surrenders the Contract, a Withdrawal Charge will be applied to any Free Withdrawal previously taken during the same Contract Year.

    The Example below shows the effect of the Free Withdrawal amount on the remaining Segment Value and the proceeds paid to the Owner.

Example 10 - Effect of a Free Withdrawal on the Segment Interim Value
Equity Adjustment Factor	-16.89%
Interest Adjustment Factor	2.77%
Contract Value on the previous Contract Anniversary	$100,000.00
Immediately Before Withdrawal
Segment Value	$99,525.00
Total Equity Adjustment	$(16,809.77)	[1]
Total Interest Adjustment	$2,756.84	[2]
Segment Interim Value	$85,472.07
Withdrawal
Withdrawal Amount	$10,000.00
Equity Adjustment attributable to the Withdrawal	$(1,689.00)	[3]
Interest Adjustment attributable to the Withdrawal	$277.00	[4]
Withdrawal Charge	$—
Net Withdrawal Amount paid to Owner	$8,588.00
Immediately After Withdrawal
Resulting Segment Value	$89,525.00

(1)    Total Equity Adjustment = 99,525 x -16.89% = (16,809.17)
(2)    Total Interest Adjustment = 99,525 x 2.77% = 2,756.84
(3)    Equity Adjustment attributable to Withdrawal = 10,000 x -16.89% = (1,689)
(4)    Interest Adjustment attributable to Withdrawal = 10,000 x 2.77% = 277

Required Minimum Distribution
    If your Contract is subject to minimum distribution requirements under Internal Revenue Code Section 401(a)(9), any Withdrawal of a minimum distribution required under Section 401(a)(9) with respect to the Contract (a “Required Minimum Distribution”), as calculated by us, will not be subject to Withdrawal Charges. Any Withdrawal made to satisfy required minimum distribution requirements will count towards your Free Withdrawal Amount and will be subject to an Equity Adjustment and Interest Adjustment. If the Owner surrenders the Contract, a Withdrawal Charge will be applied to any Free Withdrawal previously taken during the same Contract Year, including any Required Minimum Distribution Withdrawals. Required Minimum Distributions will incur a Withdrawal Charge if the Owner previously took a Withdrawal in the same Contract Year to satisfy the required minimum distribution requirement under your Contract. In this circumstance, the Owner must wait until the next Contract Anniversary to take their Required Minimum Distribution without incurring a Withdrawal Charge.

Confinement Waiver
    During the Accumulation Phase, after the first Contract Year and before the Death Benefit becomes payable under the Contract, we will waive the Withdrawal Charge on a Withdrawal (including a partial Withdrawal or full surrender) if the following requirements are met:
•any Owner (or, if the Owner is a non-natural person, any Annuitant), is confined to a Qualified Care Facility;
•confinement continues for at least sixty (60) consecutive days;
•confinement begins at least one year after the Contract Date;

•confinement is recommended in writing by a Physician; and
•we receive the Withdrawal request and the Physician’s recommendation no later than ninety (90) days following the date the confinement has ceased.

    Any applicable Interest Adjustment and Equity Adjustment will still apply.

    A “Qualified Care Facility” means a Convalescent Care Facility, Hospice Facility or Hospital as described below:
•Convalescent Care Facility means an institution which: (i) is licensed by the State as a convalescent nursing facility, a qualified nursing facility, a convalescent hospital, a convalescent unit of a Hospital, an intermediate care facility, or a custodial care facility; and (ii) is primarily engaged in providing, in addition to room and board accommodations, continuous nursing service by or under the supervision of a Physician or a licensed registered nurse (R.N.); and (iii) maintains a daily record of each patient which is available for our review; and (iv) administers a planned program of observation and treatment by a Physician (which for purposes of this provision also cannot be the proprietor or an employee of such facility) which is in accordance with existing standards of medical practice for the confinement.
•Convalescent Care Facility does not include any facility, or any part of a facility, used primarily for: rest care, training or education of the Owner, or the treatment of alcoholism or chemical dependency. Examples of such excluded facilities include (but are not limited to): spas, retreats, and alcohol and drug rehabilitation clinics.
•Hospice Facility means an institution which provides a formal program of care for terminally ill patients whose life expectancy is less than 6 months, provided on an inpatient basis and directed by a Physician. It must be licensed, certified or registered in accordance with State law.
•Hospital means an institution which: (i) is licensed as a hospital and operated pursuant to law; and (ii) is primarily engaged in providing or operating (either on its premises or in facilities available to the hospital on a prearranged contractual basis and under the supervision of a staff of one or more duly licensed Physicians) diagnostic and surgery facilities for the medical care and treatment of injured and sick persons on an inpatient basis for which a charge is made; and (iii) provides 24-hour nursing service by or under the supervision of a licensed registered nurse (R.N.).
•Hospital does not include any facility, or any part of a facility, used primarily for: rest care, training or education, or the treatment of alcoholism or chemical dependency. Examples of such excluded facilities include (but are not limited to): spas, retreats, and alcohol and drug rehabilitation clinics.

    Physician for purposes of this provision means a doctor of medicine or osteopathy legally authorized to practice medicine by the State in which he/she performs such function. The Physician cannot be you, an Annuitant, a Beneficiary, or a member of your, an Annuitant’s, a Beneficiary’s immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, grandparent, grandchild, cousin, aunt, uncle, niece, nephew and any of their Spouses, domestic partners or civil union partners. State for purposes of this provision means each state of the United States of America, as well as the District of Columbia, the Commonwealth of Puerto Rico, the Virgin Islands, Guam, and American Samoa.

    We reserve the right to obtain, at any time, an additional opinion or an examination of the ill Owner from a Physician that we designate at our expense. Should this opinion differ from that of the Owner’s Physician, the opinion of our Physician will prevail.

    The Confinement Waiver terminates upon the change or addition of an Owner (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through continuation of the Contract as a surviving spouse.

     This provision may vary by state, please see Appendix C (“State Variation Chart”).

Terminal Illness Waiver
    During the Accumulation Phase, after the first Contract Year and before the Death Benefit becomes payable, we will waive the Withdrawal Charge on a requested Withdrawal (including a partial Withdrawal or full surrender) if the following requirements are met:
•any Owner (or, if the Owner is a non-natural person, any Annuitant), is diagnosed with a Terminal Illness;
•the initial diagnosis occurs at least one year after the Contract Date; and
•the Withdrawal request is accompanied by a certification of Terminal Illness prepared by a Physician who has examined the ill Owner and is qualified to provide the certification.

    Any applicable Interest Adjustment or Equity Adjustment will still apply.

    Terminal Illness means an illness that is expected to cause death within twelve (12) months.

    Physician for purposes of this provision means a doctor of medicine or osteopathy legally authorized to practice medicine by the State in which he/she performs such function. The Physician cannot be you, an Annuitant, a Beneficiary, or a member of your, an Annuitant’s, a Beneficiary’s immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, grandparent, grandchild, cousin, aunt, uncle, niece, nephew and any of their Spouses, domestic partners or civil union partners. State for purposes of this provision means each state of the United States of America, as well as the District of Columbia, the Commonwealth of Puerto Rico, the Virgin Islands, Guam and American Samoa.

    We reserve the right to obtain, at any time, an additional opinion or an examination of the ill Owner from a Physician that we designate at our expense. Should this opinion differ from that of the ill Owner’s Physician, the opinion of our Physician will prevail.

    The Terminal Illness waiver terminates upon the change or addition of an Owner (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through continuation of the Contract as a surviving spouse.

     This provision may vary by state, please see Appendix C (“State Variation Chart”).

The Separate Account
    The Separate Account, in which we hold reserves for obligations we provide under the Contract, is established under Iowa law. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we conduct. Owners do not participate in the performance of assets held in the Separate Account and do not have any claim on such assets. The Separate Account is not registered under the Investment Company Act of 1940.

    We own the assets of the Separate Account, as well as any favorable investment performance on those assets. We are obligated to pay all money we owe under the Contract. If the obligation exceeds the assets of the Separate Account, funds will be transferred to the Separate Account from our General Account. We may, as permitted by applicable State law, transfer all assets allocated to the Separate Account to our General Account. We guarantee all benefits relating to your value in the Contract, regardless of whether assets supporting it are held in the Separate Account or our General Account. An Owner should look to the financial strength of the Company for its claims-paying ability. Our current plans are to invest assets held in the Separate Account in debt securities, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues and derivative instruments. We may also invest in interest rate swaps. We, however, are not obligated to invest the assets according to any particular plan, except as we may be required to by applicable State insurance laws.

The General Account
    The General Account holds all our assets other than assets in our Separate Accounts. The General Account assets support the guarantees under the Contract as well as our other general obligations. The General Account is not registered under the Investment Company Act of 1940. The guarantees in your Contract are subject to the Company’s financial strength and claims-paying ability. The General Account is subject to the regulation and supervision by the Iowa Insurance Department and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

    Assets in the General Account are not segregated for the exclusive benefit of any particular Contract or obligation. General Account assets are also available to the insurer’s general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about the Company’s financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the Segment Options to which you may allocate your Contract Value.

11. Statements
    Account Statements will be provided to you periodically, but not less frequently than annually by us, your IRA custodian, or a designated third party.

12. Annuity Phase
    When you purchase the Contract, we will set the Annuity Date as the Contract Anniversary on or first following the later of the Annuitant attaining age 95 or the 10th Contract Anniversary. In the case of Joint Annuitants, the Annuity Date will be set based on the age of the older Joint Annuitant. You may select an earlier Annuity Date, which may be any time after the Contract Date, by Notice provided to us. The revised Annuity Date must be at least 10 days after our receipt of your Notice.

    Annuity Payments will commence on the Annuity Date if:
•All Owners are natural persons and all the Owners and at least one Annuitant are alive on the Annuity Date; or
•If any Owner is a non-natural person and all Annuitants are alive on the Annuity Date.

Election of Option
    On the Annuity Date, the Interim Value will be applied to provide Annuity Payments to you or a payee you designate in accordance with the applicable Settlement Option elected by the Owner. If no Settlement Option was elected, one of the following two payment provisions will apply:
•If there is one living Annuitant on the Annuity Date, the Interim Value will be applied to provide Annuity Payments for the longer of the lifetime of the Annuitant or five years; or
•If there are two living Joint Annuitants on the Annuity Date, the Interim Value will be applied to provide Annuity Payments in the same monthly amount for the longer of the lifetimes of both Joint Annuitants or five years.

    An election of a Settlement Option must be made in writing by the Owner prior to the Annuity Date and is irrevocable on or after the Annuity Date.

    Additionally, the Beneficiary of a Non-Qualified Contract may elect to receive the Death Benefit under one of the Settlement Options described below, subject to the satisfaction of section 72(s) of the Internal Revenue Code, as amended. Any election of a Settlement Option by a Beneficiary must be made in writing and is irrevocable on or after the date payments begin. For purposes of the Settlement Options below, the Beneficiary will be the Annuitant.

    The Interim Value on the Annuity Date is the basis for determining the amount of your Annuity Payments. You will not incur an Interest Adjustment if your Annuity Date is after the Withdrawal Charge Period, which is the case for the Annuity Date established when you purchase the Contract. You will not incur an Equity Adjustment if your Annuity Date is on a Segment End Date that is shared by all Segment Options to which you have allocated funds.

    A lump sum along with a Settlement Option may be elected. The amount applied under the Settlement Option must be at least $5,000.

    Payments made quarterly, semiannually or annually may be elected in lieu of monthly payments. Payments less than $100 will only be made annually.

Settlement Options
    No future payments under any option, except as provided by law, may be assigned or transferred.
    Option 1: Life Annuity
    Monthly payments will be made during the lifetime of the Annuitant. The monthly payments will cease on the death of the Annuitant. No payments will be due after the death of the Annuitant. If the Annuitant dies shortly after the Annuity Date, you or the payee you designate may receive less than your investment in the Contract. This means you or the payee you designate will receive no payments if the Annuitant dies before the first scheduled payment, will receive only one payment if the Annuitant dies before the second scheduled payment, and so on.

    Option 2: Life Annuity with Guaranteed Period

    Monthly payments will be made for the longer of the guaranteed period elected and the lifetime of the Annuitant. The guaranteed periods are 5, 10, 15 or 20 years, or any other period agreed upon in writing by us. After the guaranteed period, monthly payments will cease on the death of the Annuitant, and no payments will be due after the death of the Annuitant. If the Annuitant dies during the guaranteed period, payments will continue to be made to you or a payee you designate until the end of the guaranteed period.

    Option 3: Installment Refund Life Annuity

    Monthly payments will be made for the installment refund period and thereafter for the lifetime of the Annuitant. The installment refund period is the period required for the sum of the monthly payments to equal the total amount applied under this option. After the installment refund period, monthly payments will cease on the death of the Annuitant, and no payments will be due after the death of the Annuitant. If the Annuitant dies during the installment refund period, no payments will be due after the installment refund period.

    Option 4: Joint and Last Survivor Annuity

    Monthly payments will be made for the joint lifetime of two Annuitants and in an equal amount during the remaining lifetime of the survivor. Payments will cease on the death of the last survivor. No payments will be due after the death of the last survivor. Payments may also be made during the lifetime of the survivor in an amount equal to two-thirds or one-half of the payment made during the joint lifetime of the two persons. If both Annuitants die shortly after the Annuity Date, you or the payee you designate may receive less than your investment in the

Contract. This means you or the payee you designate will receive no payments if the Annuitants die before the first scheduled payment, will receive only one payment if the Annuitants die before the second scheduled payment, and so on.

    Option 5: Fixed Period Annuity

    Monthly payments will be made for the fixed period elected. Payments will cease at the end of the fixed period and no further payments will be due. The fixed period that may be elected is any period from 5 to 30 years. However, fixed periods shorter than 10 years are only available as a Death Benefit Settlement Option.

    The options described above may not be offered in all states. We may offer other Settlement Options. If your Contract is a Qualified IRA annuity Contract or you purchase the Contract through an IRA Account, not all options may satisfy Required Minimum Distribution rules. Consult your tax advisor for more information.

    Annuity Payments will start on the Annuity Date and continue based on the Settlement Option you elect. If the Annuitant is not an Owner and dies prior to the Annuity Date, you may modify your Selected Settlement Option and designate a new Annuitant prior to the Annuity Date, subject to our underwriting rules then in effect. If no designation is made within 30 days of death of the Annuitant, the younger of you or any Joint Owner will become the Annuitant. The substituted Annuitant will be used to determine the payments for Option 1, Option 3, and Option 4, if selected.

Death of Owner on or after the Annuity Date
    If any Owner dies on or after the Annuity Date and before the entire interest in the Contract has been distributed, any remaining interest in the Contract will be distributed under the method of distribution being used on the date of death and in the following order based on whomever is still alive: any payee you have named, a surviving Joint Owner, the last surviving Owner’s Beneficiaries, or to the last surviving Owner’s estate if no Beneficiaries have been named or if there are no surviving Beneficiaries. If the death of both Joint Owners occurs simultaneously and no Beneficiaries have been named or if there are no surviving Beneficiaries, the estates of both Joint Owners will be the Beneficiary in equal shares.

13. State Specific Contract Considerations
    The Contract and its Endorsements will be issued in accordance with the laws of the state in which it was issued. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. State specific legal requirements, among other things, may impact the following features:
•Right to Cancel Period;
•Issue Age Limitations;
•Withdrawal Charge Schedule;
•Annuity Date Provisions;
•Terminal Illness and Confinement Waivers; and
•Availability of Certain Features.

     This prospectus describes the material rights and obligations of an Owner. It also sets forth the maximum fees and charges for all Contract features and benefits. See Section 3 ("Contract Fees and Charges") for additional information. Material state variations are disclosed in the attached “Appendix C - State Variation Chart”. You should read and retain your Contract, amendments, and/or endorsements along with a copy of this prospectus.

14. Tax Information
    This section provides a summary explanation of the tax ramifications of purchasing a Contract. More detailed information about product taxation can be obtained in a document, which is available by calling the toll-free telephone number at the back of this prospectus. We do not provide individual tax advice. You should contact your tax advisor to discuss your Contract’s effects on your personal tax situation.

Tax Status of the Contracts
    When you invest in an annuity Contract, you usually do not pay taxes on your investment gains until you withdraw the money - generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your Contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan.

    Required Distributions. In order to be treated as an annuity Contract for Federal income tax purposes, Section 72(s) of the Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, section 72(s) requires that (a) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (b) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death. These requirements will be considered satisfied as to any portion of an Owner’s interest which is payable to or for the benefit of a designated Beneficiary and which is distributed over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, provided that such distributions begin within one year of the Owner’s death. The designated Beneficiary refers to a natural person designated by the Owner as a Beneficiary and to whom ownership of the Contract passes by reason of death. However, if the designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued with the surviving spouse as the new Owner.

    The Non-Qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

    Other rules may apply to Qualified Contracts.

Taxation of Non-Qualified Contracts
    Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non- Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the premiums or other consideration paid for the Contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

    Natural Persons. The following discussion generally applies to Contracts owned by natural persons.

    Withdrawals. When a Withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the account value immediately before the distribution over the Owner’s investment in the Contract (generally, the premiums or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The account value immediately before a Withdrawal may have to be increased by any positive Interest and/or Equity Adjustments that result from a Withdrawal. There is, however, no definitive guidance on the proper tax treatment of Interest and/or Equity Adjustments, and you may want to discuss the potential tax consequences of an Interest and Equity Adjustments with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

    Penalty Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract, there may be imposed a federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions:
•made on or after the taxpayer reaches age 59 1⁄2;
•made on or after the death of an Owner;
•attributable to the taxpayer’s becoming disabled; or
•made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

    Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Also, additional exceptions apply to distributions from a Qualified Contract. You should consult a tax adviser with regard to exceptions from the penalty tax.

    Annuity Payments. Although tax consequences may vary depending on the payout option elected under an annuity Contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of Annuity Payments, as determined when Annuity Payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

    Partial Annuitization. Under a new tax provision enacted in 2010, if part of an annuity Contract’s value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as Annuity Payments instead of Withdrawals. None of the payment options under the Contract is intended to qualify for this “partial annuitization” treatment and, if you apply only part of the value of the Contract to a payment option, we will treat those payments as Withdrawals for tax purposes.

    Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant (if the Owner is a non-natural person). Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as Annuity Payments.

    Transfers, Assignments or Exchanges of a Contract. A transfer or assignment of ownership of a Contract, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

    Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

    Multiple Contracts. All non-qualified deferred annuity Contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity Contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

    Further Information. We believe that the Contracts will qualify as annuity Contracts for Federal income tax purposes and the above discussion is based on that assumption.

Taxation of Qualified Contracts
    The tax rules applicable to Qualified Contracts vary according to the type of Qualified Contract and its terms and conditions. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

    The Contract is available for purchase as an Individual Retirement Annuity or it may be purchased by an Individual Retirement Account for the benefit of the Underlying IRA Holder.

    Individual Retirement Annuities (IRAs), as defined in Section 408 of the Internal Revenue Code (Code), permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59 1⁄2, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

    Roth IRAs, as described in Code section 408A, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1⁄2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

    Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your Contract, IRA Account or consult a tax advisor for more information about these distribution rules.

    Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.

    In the case of a Withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the Contract’’ to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the Contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the Contract” under a Qualified Contract can be zero.

Federal Estate, Gift and Generation-Skipping Transfer Taxes
    While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity Contract owned by a decedent and payable to a Beneficiary who survives the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity Contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning advisor for more information.

    Under certain circumstances, the Code may impose a generation-skipping (“GST”) tax when all or part of an annuity Contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

    The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax
    Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Definition of Spouse under Federal Law
    The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity Purchases by Nonresident Aliens and Foreign Corporations
    The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity Contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships, and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

1035 Exchanges
    Under Section 1035 of the Internal Revenue Code, you are permitted in most circumstances to directly transfer amongst annuities. If the transfer does not qualify as a 1035 exchange, you may be subject to federal income tax which does not preclude the potential for penalties. Both annuities and other tax qualified accounts, including this annuity Contract, may contain early Withdrawals provisions and therefore should be examined carefully. Please consult with your Financial Professional to discuss the costs and benefits. Please note that your Financial

Professional will receive a commission if you replace your existing annuity with this annuity Contract.

Possible Tax Law Changes
    Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

    We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity Owners currently receive. We make no guarantee regarding the tax status of any contact and do not intend the above discussion as tax advice.

15. Other Information

Assignment
    To the extent allowed by applicable State law, we reserve the right to refuse our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. Unless otherwise restricted by Endorsement, you may request to assign or transfer your rights under the Contract by Notifying us. We will not be bound by an assignment until we acknowledge it. If your Contract is assigned, the assignment will take effect on the date the Notice was signed, subject to any action taken by us before receipt of the Notice. We have no liability under any assignment for our actions or omissions done in good faith. In addition, we shall not be liable for any tax consequences you may incur due to the assignment of your Contract.

Distribution
    Athene Securities, a wholly owned subsidiary of Athene Holding Ltd. (Athene), serves as distributing underwriter for the Contracts. Athene Securities is registered as a broker-dealer with the SEC under the 1934 Act, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). Athene Securities is a member of the Securities Investors Protection Corporation. You may contact FINRA by calling 1-800-289-9999 or online at www.finra.org for information about Athene Securities or your broker-dealer and their respective registered persons. An investor brochure that includes information describing FINRA is available both online and through the telephone number.

    We have entered into an underwriting agreement with Athene Securities for the distribution of the Contracts. Athene Securities also may perform various administrative services on our behalf.

    We may fund Athene Securities’ operating and other expenses, including overhead, legal and accounting fees, Financial Professional training, compensation for the Athene Securities management team, and other expenses associated with the Contracts. Financial Professionals associated with Athene Securities and their managers are also eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with Athene Securities. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.

    We offer Contracts on a continuous basis. Contracts are sold only by licensed Financial Professionals in those states where the Contracts may be lawfully sold. Athene Securities does not itself sell the Contracts on a retail basis. Rather, Athene Securities enters into selling agreements with unaffiliated broker-dealer firms (the “selling broker-dealers”) for the sale of the Contracts through those firms and their Financial Professionals. The Financial Professionals will be registered representatives of the selling broker-dealers that are registered as broker-dealers under the 1934 Act and members of FINRA.

    Under the distribution agreement we pay selling commissions to Athene Securities, which Athene Securities re-allows to the selling broker-dealers. The amount and timing of commissions paid to selling broker-dealers may vary depending on the selling agreements and the Contract sold but will not be more than 7% of the Purchase Payment. Some selling broker-dealers may elect to receive a smaller amount of commission at the time of the sale and an ongoing trail commission for as long as the Contract remains in effect or as agreed in the selling agreement. We may pay or allow other promotional incentives or payments to selling broker-dealers in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

    The Financial Professionals who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the selling broker-dealers in the form of commissions or other compensation, depending on the agreement between the selling broker-dealer and the Financial Professional. The Financial Professionals are also eligible for various cash benefits, such as bonuses, insurance benefits, and financing arrangements, and non-cash items. Non-cash items include conferences seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise, priority operations support, preferred programs, and other similar items. Sales of the Contracts may help Financial Professionals qualify for such benefits.

    We may also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Financial Professionals of the selling broker-dealers. These allowances may be based on a percentage of the Purchase Payment.

    In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as “override” compensation, or reimbursements to selling broker-dealers and wholesaling broker-dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all broker-dealers, and the terms of any particular agreement governing the payments may vary among broker-dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the broker-dealers’ preferred or recommended list, increased access to the selling broker-dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Financial Professionals, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular broker-dealer’s actual or expected aggregate sales of our index-linked annuity Contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Financial Professional.

    A portion of the payments made to selling firms may be passed to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.

    Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup commission and other expenses through fees and charges deducted under the Contract.

Amendments to the Contract
    The Contract may be amended to conform to changes in applicable law or interpretations of applicable law. Changes in the Contract may need to be approved by the state insurance departments. The consent of the Owner to an amendment will be obtained to the extent required by applicable law.

Misstatements
    If payments made were too large because of a misstatement of age, we may deduct the difference from the next payment or payments with interest. If payments were too small, we may add the difference to the next payment with interest. Any interest payable will be made at the rate equal to 1.00% or as required by applicable law.

Owner Questions
    The obligations to the Owner under the Contracts are ours. Please direct your questions and concerns to us at our Administrative Office.

State Regulation
    As a life insurance company organized and operated under the laws of the State of Iowa, we are subject to provisions governing life insurers and to regulation by the Iowa Commissioner of Insurance. Our books and accounts are subject to review and examination by the Iowa Division of Insurance.

Evidence of Death, Age, Gender, or Survival
    We may require proof of the age, gender, death, or survival of any person or persons before acting on any applicable Contract provision.

Independent Auditors
     [To be added by post-effective amendment.]

Legal Matters
     [To be added by post-effective amendment.]

16. Information about the Company

Information on the Company’s Business and Property
Overview
    The Company, an Iowa stock life insurance company, has its home office address and principal executive office address at 7700 Mills Civic Parkway, West Des Moines, Iowa 50266. The Company was founded in 1896 as Central Life Assurance Company and is licensed to conduct life insurance business in the District of Columbia, Puerto Rico and all states except New York. Effective October 2, 2013, Athene acquired 100% of the issued and outstanding capital stock of Athene USA Corporation (“AUSA,” formerly known as Aviva USA Corporation), an Iowa corporation, and thereby acquired control of certain of AUSA’s insurance company subsidiaries, including, but not limited to, the Company. Currently, the Company is a direct, wholly-owned subsidiary of Athene Annuity & Life Assurance Company (“AADE”), which in turn is an indirect, wholly-owned subsidiary of Athene. Effective January 1, 2022, as a result of the closing of the merger involving Athene and Apollo Global Management, Inc.(NYSE: APO), Apollo Global Management, Inc. became the beneficial owner of 100% of Athene's Class A common shares and controls all of the voting power to elect Athene's board of directors.

    The Company is a leading financial services company specializing in retirement services that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. Currently, the Company focuses primarily on: (i) the sale of retail fixed annuities, including fixed indexed annuities (“FIAs”) and fixed rate annuities (together with FIAs, “deferred annuities”), through its network of approximately 53 independent marketing organizations, approximately 65,000 independent agents, 16 banks and 119 regional broker-dealers; (ii) pension group annuities (“PGA”) issued in connection with pension risk transfer transactions; and (iii) the opportunistic issuance of funding agreements. The Company invests the proceeds received from these activities into a high-quality asset portfolio to generate attractive financial results for its shareholder, while concurrently focusing on downside risk to preserve the capital of and meet its obligations to its policyholders, including Owners of the Contracts. Subsidiary operations are not included in the Company’s unconsolidated statutory results. The Company is currently rated A+ (stable outlook) by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, A (stable outlook) by A.M. Best Company, Inc. and A (positive outlook) by Fitch Ratings.

Reliance on Rule 12h-7
    The Company relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

Information on the Company's Business and Property
[To be added by post-effective amendment.]

Legal Proceedings
[To be added by post-effective amendment.]

Directors and Executive Officers
[To be added by post-effective amendment.]

Executive Compensation
[To be added by post-effective amendment.]

Securities Ownership of Certain Beneficial Owners and Management
[To be added by post-effective amendment.]

Transactions with Related Persons, Promoters and Certain Control Persons
[To be added by post-effective amendment.]

Company Related Risk Factors
[To be added by post-effective amendment.]

Corporate Governance
[To be added by post-effective amendment.]

Selected Financial Data
[To be added by post-effective amendment.]

Note Regarding Forward Looking Statements
[To be added by post-effective amendment.]

Management's Discussion and Analysis
[To be added by post-effective amendment.]

Quantitative and Qualitative Disclosures about Market Risk
[To be added by post-effective amendment.]

Financial Statements
[To be added by post-effective amendment.]

Appendix A - Segment Interim Value Examples
     The following table of inputs is used in Example 11. Additionally, an implied volatility of 24%, index dividend yield of 1.95%, and swap rate of 2.60% are assumed (these values are hypothetical for the purpose of illustrating the calculations and are not intended to reflect available values in the market on any given date). Each example assumes that the Segment Value on the Segment Start Date is $100,000.

	1-Year Buffer Segment Option (Point-to-Point)	2-Year Buffer Segment Option (Point-to-Point)	6-Year Buffer Segment Option (Point-to-Point)
Contract Date
Interest Adjustment index value	1.00%	1.00%	1.00%
Segment Start Date
Segment Term Period (in Months)	12	24	72
Segment Option Index Value	100	100	100
Participation Rate	100%	100%	100%
Cap Rate	18%	25%	100%
Buffer Rate	10%	10%	20%
Segment Fee	0.95%	0.95%	0.95%
Example 11
Time Elapsed Since Contract Date	6	6	6
Time Remaining in Segment Term Period	6	18	66
Segment Value (a)	$99,525.00	$99,525.00	$99,525.00
Example 11A: Interest Rates decreased 50bps. Index Value decreased 25%.
Equity Adjustment (b)	($16,428.71)	($15,905.35)	($15,712.91)
Interest Adjustment (c)	$2,753.98	$2,753.98	$2,753.98
Segment Interim Value (a) + (b) + (c) = (d)	$85,850.27	$86,373.63	$86,566.08
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$77,888.27	$78,411.63	$78,604.08
Example 11B: Interest Rates decreased 50bps. Index Value decreased 10%.
Equity Adjustment (b)	($4,774.42)	($4,967.58)	($5,838.21)
Interest Adjustment (c)	$2,753.98	$2,753.98	$2,753.98
Segment Interim Value (a) + (b) + (c) = (d)	$97,504.56	$97,311.40	$96,440.77
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$89,542.56	$89,349.40	$88,478.77
Example 11C: Interest Rates decreased 50bps. Index Value increased 25%.
Equity Adjustment (b)	$12,175.19	$12,412.75	$14,486.69
Interest Adjustment (c)	$2,753.98	$2,753.98	$2,753.98
Segment Interim Value (a) + (b) + (c) = (d)	$114,454.18	$114,691.74	$116,765.67
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$106,492.18	$106,729.74	$108,803.67

Example 11D: Interest Rates decreased 50bps. Index Value increased 10%.
Equity Adjustment (b)	$6,710.93	$6,348.43	$6,255.01
Interest Adjustment (c)	$2,753.98	$2,753.98	$2,753.98
Segment Interim Value (a) + (b) + (c) = (d)	$108,989.91	$108,627.41	$108,533.99
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$101,027.91	$100,665.41	$100,571.99
Example 11E: No change in Interest Rates or Index Value
Equity Adjustment (b)	$1,512.11	$1,165.38	$364.48
Interest Adjustment (c)	$0.00	$0.00	$0.00
Segment Interim Value (a) + (b) + (c) = (d)	$101,037.11	$100,690.38	$99,889.48
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$93,075.11	$92,728.38	$91,927.48
Example 11F: Interest Rates increased 50bps. Index Value increased 10%.
Equity Adjustment (b)	$6,710.93	$6,348.43	$6,255.01
Interest Adjustment (c)	($2,666.77)	($2,666.77)	($2,666.77)
Segment Interim Value (a) + (b) + (c) = (d)	$103,569.15	$103,206.65	$103,113.23
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$95,607.15	$95,244.65	$95,151.23
Example 11G: Interest Rates increased 50bps. Index Value increased 25%.
Equity Adjustment (b)	$12,175.19	$12, 412.75	$14,486.69
Interest Adjustment (c)	($2,666.77)	($2,666.77)	($2,666.77)
Segment Interim Value (a) + (b) + (c) = (d)	$109,033.42	$109,270.98	$111,344.92
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$101,071.42	$101,308.98	$103,382.92
Example 11H: Interest Rates increased 50bps. Index Value decreased 10%.
Equity Adjustment (b)	($4,774.42)	($4,967.58)	($5,838.21)
Interest Adjustment (c)	($2,666.77)	($2,666.77)	($2,666.77)
Segment Interim Value (a) + (b) + (c) = (d)	$92,083.80	$91,890.64	$91,020.02
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$84,121.80	$83,928.64	$83,058.02
Example 11I: Interest Rates increased 50bps. Index Value decreased 25%.
Equity Adjustment (b)	($16,428.71)	($15,905.35)	($15,712.91)
Interest Adjustment (c)	($2,666.77)	($2,666.77)	($2,666.77)
Segment Interim Value (a) + (b) + (c) = (d)	$80,429.51	$80,952.87	$81,145.32
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$72,467.51	$72,990.87	$73,183.32

The following table of inputs is used in Example 12. Additionally, an implied volatility of 24%, index dividend yield of 1.95%, and swap rate of 2.60% are assumed (these values are hypothetical for the purpose of illustrating the calculations and are not intended to reflect available values in the market on any given date). Each example assumes that the Segment Value on the Segment Start Date is $100,000. Each example also assumes one Milestone Credit Percentage equal to 30% which was determined on the Contract's third Observation Date.

Milestone Lock Segment Option
Contract Date
Interest Adjustment index value	1.00%
Segment Start Date
Segment Term Period (in Months)	72
Segment Option Index Value	100
Participation Rate	100%
Cap Rate	100%
Milestone Threshold	25%
Milestone Credit Percentage 1	30%
Buffer Rate	15%
Segment Fee	0.95%
Example 12
Time Elapsed Since Contract Date	42
Time Remaining in Segment Term Period	30
Segment Value (a)	$96,675.00
Example 12A: Interest Rates decreased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value decreased 25% in six months since most recent Milestone Date.
Equity Adjustment (b)	$11,559.71
Interest Adjustment (c)	$1,206.92
Segment Interim Value (a) + (b) + (c) = (d)	$109,441.63
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$103,641.13
Example 12B: Interest Rates decreased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value decreased 10% in six months since most recent Milestone Date.
Equity Adjustment (b)	$26,171.53
Interest Adjustment (c)	$1,206.92
Segment Interim Value (a) + (b) + (c) = (d)	$124,053.45
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$118,252.95

Example 12C: Interest Rates decreased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value increased 25% in six months since most recent Milestone Date.
Equity Adjustment (b)	$58,763.85
Interest Adjustment (c)	$1,206.92
Segment Interim Value (a) + (b) + (c) = (d)	$156,645.76
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$150,845.26
Example 12D: Interest Rates decreased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value increased 10% in six months since most recent Milestone Date.
Equity Adjustment (b)	$45,093.40
Interest Adjustment (c)	$1,206.92
Segment Interim Value (a) + (b) + (c) = (d)	$142,975.31
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$137,174.81
Example 12E: No change in Interest Rates. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. No change in Index Value in six months since most recent Milestone Date.
Equity Adjustment (b)	$35,705.23
Interest Adjustment (c)	$0.00
Segment Interim Value (a) + (b) + (c) = (d)	$132,380.23
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$126,579.73
Example 12F: Interest Rates increased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value increased 10% in six months since most recent Milestone Date.
Equity Adjustment (b)	$45,093.40
Interest Adjustment (c)	($1,186.18)
Segment Interim Value (a) + (b) + (c) = (d)	$140,582.22
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$134,781.72
Example 12G: Interest Rates increased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value increased 25% in six months since most recent Milestone Date.
Equity Adjustment (b)	$58,763.85
Interest Adjustment (c)	($1,186.18)
Segment Interim Value (a) + (b) + (c) = (d)	$154,252.66
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$148,452.16

Example 12H: Interest Rates increased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value decreased 10% in six months since most recent Milestone Date.
Equity Adjustment (b)	$26,171.53
Interest Adjustment (c)	($1,186.18)
Segment Interim Value (a) + (b) + (c) = (d)	$121,660.35
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$115,859.85
Example 12I: Interest Rates increased 50bps. Index Value increased 30% from initial Milestone Date to most recent Milestone Date. Index Value decreased 25% in six months since most recent Milestone Date.
Equity Adjustment (b)	$11,559.71
Interest Adjustment (c)	($1,186.18)
Segment Interim Value (a) + (b) + (c) = (d)	$107,048.53
Withdrawal Charge (e)	($5,800.50)
Cash Surrender Value (d) + (e)	$101,248.03

Example 13 below shows how the Equity Adjustment Factor would be determined for a hypothetical Performance Blend Segment Option six months into the Segment Term Period, after the value of the derivative instruments have been determined for each index.

Example 13	On Segment Start Date	On Day Segment Interim Value is Calculated
Value of Derivative Instruments on S&P 500® Index[1]	11.15%	11.55%
Value of Derivative Instruments on Russell 2000® Index[1]	11.30%	11.65%
Value of Derivative Instruments on MSCI EAFE Index[1]	11.45%	11.50%
Weighted Value of Derivative Instruments on S&P 500® Index	2.23%[2]	3.47%[3]
Weighted Value of Derivative Instruments on Russell 2000® Index	3.39%	5.83%
Weighted Value of Derivative Instruments on MSCI EAFE Index	5.73%	2.30%
Aggregate Value of Derivative Instruments	11.35%[4]	11.59%
Equity Adjustment Factor	0.00%	0.25%[5]

(1)    Value of the derivative instruments as a percent of the Segment Start Date Index Price for each index
(2)     Value of the derivative instruments on the S&P 500® multiplied by 20%, as the S&P 500® had the lowest value of derivative instruments for the three indices on the Segment Start Date
(3)     Value of the derivative instruments on the S&P 500® multiplied by 30%, as the S&P 500® had the second highest value of derivative instruments for the three indices on the day the Segment Interim Value is calculated
(4)     Sum of the weighted values of derivative instruments for all three indices (2.23% + 3.39% + 5.73%)
(5)    The Equity Adjustment Factor is calculated as A - B x (1 - Y), where A equals the aggregate value of derivative instruments on the day the Segment Interim Value is calculated; B equals the aggregate value of derivative instruments on the Segment Start Date; and Y equals the number of whole years elapsed since the Segment Start Date, divided by the Segment Term Period. In this example, A is
11.59%, B is 11.35%, and Y is 0 because a full year has not yet elapsed since the Segment Start Date. The Equity Adjustment Factor is therefore calculated as 11.59% - 11.35% x (1 - 0) = 0.25% to the nearest basis point.

Example 14 below shows how the Equity Adjustment Factor would be determined for a hypothetical Milestone Lock Segment Option three years and six months into the Segment Term Period, after the value of the derivative instruments have been determined for the Reference Index. For this hypothetical Milestone Lock Segment Option, the Milestone Credit Percentages were determined at the end of years one and three.

Example 14	Milestone Lock Segment Option
Value of Derivative Instruments on Segment Start Date[1]	11.15%
Value of Derivative Instruments on Day Segment Interim Value is Calculated[2]	11.55%
Milestone Credit Percentage at End of Year 1	27.50%
Milestone Credit Percentage at End of Year 2	Not Applicable
Milestone Credit Percentage at End of Year 3	29.25%
Equity Adjustment Factor[3]	78.25%[4]

(1)    Value of the derivative instruments as a percent of the Segment Start Date Index Price
(2)    Value of the derivative instruments as a percent of the most recent Milestone Date Index Price
(3)    Equity Adjustment Factor as of the day the Segment Interim Value is calculated
(4)     The Equity Adjustment Factor is calculated as [A x (1 + C) + C] - [B x (1 - Y)], where A equals the value of      derivative instruments on the day the Segment Interim Value is calculated; B equals the value of derivative instruments on the Segment Start Date; C equals the result of the following calculation: add one to each Milestone Credit Percentage, then multiply each of these sums together, then subtract one from the result; and Y equals the number of whole years elapsed since the Segment Start Date, divided by the Segment Term Period. In this example, A is 11.55%, B is 11.15%, C is 64.79% = (1 + 27.50%) x (1 + 29.25%) - 1, and Y is 0.50 because three full years have elapsed since the Segment Start Date and the Segment Term Period is six years. The Equity Adjustment Factor is therefore calculated as [11.55% x (1 + 64.79%) + 64.79%] - [11.15% x (1 - 0.50)] = 78.25% to the nearest basis point.

Example 15
     Assume the Segment Value is $100,000 on the Segment Start Date and is allocated to the Fixed Segment Option with a 2% annual Fixed Account Rate. If, six months into the Segment Term Period, the Interest Adjustment index value has decreased such that the Interest Adjustment Factor was -2.68%, the following values would result.

Example 15 - Segment Interim Value after Withdrawal prior to a Segment End Date
Annual Interest Rate	2.00%
Interest Adjustment Factor	-2.68%
Segment Value on the Segment Start Date	$100,000.00
Immediately Before Withdrawal
Accumulated Segment Credits	$995.05
Segment Value	$100,995.05
Total Interest Adjustment	$(2,706.67)	[1]
Segment Interim Value	$98,288.38
Withdrawal
Withdrawal Amount	$20,000.00
Interest Adjustment attributable to Withdrawal	$(535.90)	[2]
Withdrawal Charge	$(800.00)	[3]
Net Withdrawal Amount Paid to Owner	$18,664.10
Immediately After Withdrawal
Resulting Segment Value	$80,995.05

(1)    Total Interest Adjustment = 100,995.05 x -2.68% = (2,706.67)
(2)    Interest Adjustment attributable to Withdrawal = 20,000 * -2.68% = (535.90)
(3)    Assumes 8% Withdrawal Charge applied and no other Withdrawals have occurred since the last Contract Anniversary. 10% of the 100,000 may be taken without a Withdrawal Charge under the Free Withdrawal provision, so only the remaining 20,000 - 10,000 = 10,000 is charged

Example 16
    Assume the Segment Value is $100,000 on the Segment Start Date is allocated to a 1-Year Buffer Segment Option with a Segment Fee of 0.95%, a Cap Rate of 18% and a Participation Rate of 100%. If, on the Segment End Date, Interest Rates have increased 50 bps and the Index Value has increased 25%, the following values would result.

Example 16 - Segment Interim Value on a Segment End Date
Segment Credit percentage	18.00% (= 100% x MIN(25%,18%))
Equity Adjustment Factor	0.00%
Interest Adjustment Factor	-2.44%
Segment Value on last Segment Start Date	$100,000.00
On Segment End Date
Accumulated Segment Fee Amount	$950.00
Segment Credit Amount Applied on Segment End Date	$17,829.00	[1]
Segment Value	$116,879.00
Total Equity Adjustment	$—	[2]
Total Interest Adjustment	$(2,850.57)	[3]
Segment Interim Value	$114,028.43

(1)    Segment Credit Applied = Segment Credit percentage x Segment Value Prior to Segment Credit
= Segment Credit percentage x (Segment Value on Segment Start Date - Accumulated Segment Fee Amount -
Withdrawals Since Segment Start Date) = 18% x (100,000 - 950 - 0) = 17,829
(2)     Total Equity Adjustment = 116,879 x 0.00% = 0 (The Equity Adjustment is always zero on any
Segment End Date)
(3)     Total Interest Adjustment = 116,879 x -2.44% = (2,850.57)

Appendix B - Performance Lock Examples

Example 17

The example below illustrates the mechanics of the Performance Lock feature. The assumed Equity Adjustment Factor at each point in time is hypothetical and not reflective of any specific economic scenario. Further, the values shown focus on the Segment Value and Performance Lock Value for the applicable Segment Options. They do not reflect any applicable Interest Adjustment and Withdrawal Charges that would apply in the event of a Withdrawal or surrender. The calculations assume the initial Segment Term Period starts on 01/08/2022, with:
• $15,000.00 allocated to the 1-year Fixed Segment Option
• $30,000.00 allocated to the 1-year 10% Buffer Russell 2000 ® Segment Option
• $55,000.00 allocated to the 6-year 20% Buffer S&P 500 ® Segment Option.

The Fixed Segment Option accumulates at an Annual Interest Rate of 2.00%. The Index-Linked Segment Option columns show the hypothetical Performance Lock Value for each Segment Option at each point in time, which is equal to the Segment Value plus the Equity Adjustment. The table below illustrates the transfer mechanics to the Fixed Segment Option from multiple Index-Linked Segment Options, with Performance Locks exercised at different times.

Date	Event	Time of Values	1-Year Fixed Segment Value	1-Year 10% Buffer Russell 2000® Performance Lock Value	6-Year 20% Buffer S&P 500® Performance Lock Value
04/23/2022	Request for Performance Lock on 1-Year 10% Buffer Russell 2000® Segment Option	Immediately Before Transfer	$ 15,085.69[1]	$ 32,781.17[2]	$ 52,019.45[3]
04/23/2022	Request for Performance Lock on 1-Year 10% Buffer Russell 2000® Segment Option	Immediately After Transfer	$ 47,866.86[4]	$ 0.00	$ 52,019.45
. . .	. . .	. . .	. . .	. . .	. . .
11/16/2022	Request for Performance Lock on 6-Year 20% Buffer S&P 500® Segment Option	Immediately Before Transfer	$ 48,407.46[5]	$ 0.00	$ 61,541.66[6]
11/16/2022	Request for Performance Lock on 6-Year 20% Buffer S&P 500® Segment Option	Immediately After Transfer	$ 109,949.12[7]	$ 0.00	$ 0.00

(1)     A Performance Lock on the 1-Year 10% Buffer Russell 2000 ® Segment Option is exercised on 04/23/2022. The Fixed Segment Value on that date has been accumulated for 105 days (from 01/08/2022 to 04/23/2022). The Fixed Segment Value before transfer = Fixed Segment Value on Segment Start Date * (1 + Annual Interest Rate)^(days elapsed/365) = $15,000.00 * (1 + 2.00%)^(105/365) = $15,085.69

(2)    Current Segment Value = Segment Value on Segment Start Date - (Segment Fee Base * 0.95% Fee * days elapsed since Segment Start Date / 365) = $30,000.00 - ($30,000.00 * 0.95% * 105/365) = $29,918.01

Performance Lock Value for 1-Year 10% Buffer Russell 2000 ® Segment Option on 04/23/2022 = Current Segment Value * (1 + Equity Adjustment Factor) = $29,918.01 * (1 + 9.57%) = $32,781.17

(3)    Current Segment Value = Segment Value on Segment Start Date - (Segment Fee Base* 0.95% Fee * days elapsed since Segment Start Date / 365) = $55,000.00 - ($55,000.00 * 0.95% * 105/365) = $54,849.69

Performance Lock Value for 6-Year 20% Buffer S&P 500 ® Segment Option on 04/23/2022 = Current Segment Value * (1 + Equity Adjustment Factor) = $54,849.69 * (1 - 5.16%) = $52,019.45

(4)     The locked funds from the 1-Year 10% Buffer Russell 2000 ® Segment Option are transferred into the Fixed Segment Option after all other transactions have been recorded on that day. Fixed Segment Value after Performance Lock = Fixed Segment Value before transfer + Performance Lock Value transferred in = $15,085.69 + $32,781.17 = $47,866.86

(5)     A second Performance Lock on the 6-Year 20% Buffer S&P 500 ® Segment Option is exercised on 11/16/2022. The Fixed Segment Value is accumulated for another 207 days since the previous Performance Lock transaction (from 04/24/2022 to 11/16/2022). The Fixed Segment Value before transfer = Fixed Segment Value after previous Performance Lock * (1 + Annual Interest Rate)^(days elapsed since previous Performance Lock / 365) = $47,866.86 * (1 + 2.00%)^(207/365) = $48,407.46

(6)    Current Segment Value = Segment Value on Segment Start Date - (Segment Fee Base * 0.95% Fee * days elapsed since Segment Start Date / 365) = $55,000.00 - ($55,000.00 * 0.95% * 312/365) = $54,553.37

Performance Lock Value for 6-Year 20% Buffer S&P 500 ® Segment Option on 11/16/2022 = Current Segment Value * (1 + Equity Adjustment Factor) = $54,553.37 * (1 + 12.81%) = $61,541.66

(7)     The locked funds from the 6-Year 20% Buffer S&P 500 ® Segment Option are transferred into the Fixed Segment Option after all other transactions have been recorded on that day. Fixed Segment Value after Performance Lock = Fixed Segment Value before transfer + Performance Lock Value transferred in = $48,407.46 + $61,541.66 = $109,949.12

Example 18

The example below uses the same values and assumptions as Example 17 up through 11/16/2022. However, it has an additional event on the Fixed Segment Option Segment End Date to illustrates the default re-allocation mechanics if you do not instruct otherwise. Funds are re-allocated to the Index-Linked Segment Options that exercised Performance Locks proportionately. These proportions are based on the Performance Lock Value(s) at the time of lock(s), and the Fixed Segment Value at the time of the first lock. This example assumes no Withdrawals were taken during the Segment Term Period.

Date	Event	Time of Values	1-Year Fixed Segment Value	1-Year 10% Buffer Russell 2000® Segment Value	6-Year 20% Buffer S&P 500® Segment Value	1-Year 20% Buffer S&P 500® Segment Value
11/16/2022	Segment Values as of Previous Performance Lock	Immediately After Transfer	$ 109,949.12	$ 0.00	$ 0.00	$ 0.00
. . .	. . .	. . .	. . .	. . .	. . .	. . .
01/08/2023	Fixed Segment End Date	Immediately Before Re-allocation	$ 110,265.73[1]	$ 0.00	$ 0.00	$ 0.00
01/08/2023[2]	Fixed Segment End Date	Immediately After Re-allocation	$ 15,205.65[3]	$ 33,035.61[4]	$ 0.00	$ 62,024.47[5]

(1)     The Fixed Segment Value is accumulated for another 53 days since the previous Performance Lock transaction (from 11/17/2022 to 01/08/2023). The Fixed Segment Value before re-allocation = Fixed Segment Value after previous Performance Lock * (1 + Annual Interest Rate)^(days elapsed since previous Performance Lock / 365) = $109,949.12 * (1 + 2.00%)^(53/365) = $110,265.73

(2)     01/08/2023 is the Fixed Segment End Date. If you do not instruct otherwise, funds are automatically re-allocated proportionately to the Index-Linked Segment Options that were locked. The proportions are calculated based on the amounts at the time of each Performance Lock.

	1-Year Fixed Segment Option	1-Year 10% Buffer Russell 2000® Segment Option	6-Year 20% Buffer S&P 500® Segment Option
Amount From Relevant Performance Lock Date	$ 15,085.69	$ 32,781.17	$ 61,541.66
% of Total Fixed Segment Value Attributable to Segment Option	13.79%	29.96%	56.25%
% Attributable to 1-Year Fixed Segment Option = 15,085.69 / (15,085.69 + 32,781.17 + 61,451.66) = 13.79%
% Attributable to 1-Year 10% Buffer Russell 2000 ® Segment Option = 32,781.17 / (15,085.69 + 32,781.17 + 61,451.66) = 29.96%
% Attributable to 6-Year 20% Buffer S&P 500 ® Segment Option = 61,451.66 / (15,085.69 + 32,781.17 + 61,451.66) = 56.25%

(3)     The amount that remains in the Fixed Segment Option is 13.79% of the Fixed Segment Value from immediately before the re-allocation = $110,265.73 * 13.79% = $15,205.65

(4)     The amount that is re-allocated to the 1-Year 10% Buffer Russell 2000 ® Segment Option is 29.96% of the Fixed Segment Value from immediately before the re-allocation = $110,265.73 * 29.96% = $33,035.61

(5)     The amount attributable to the 6-Year 20% Buffer S&P 500 ® Segment Option is 56.25% of the Fixed Segment Value from immediately before the re-allocation = $110,265.73 * 56.25% = $62,024.47. Because 6-Year Segment Options are only available in the first Contract Year, the funds are instead re-allocated into the 1-year counterpart, which has the same Reference Index (S&P 500) and Buffer Rate (20%).

Example 19

The example below uses the same initial values and assumptions as Examples 17 and 18. However, this example introduces a Withdrawal to illustrate how Withdrawals impact the default re-allocation mechanics if you do not instruct otherwise.

Date	Event	Time of Values	1-Year Fixed Segment Value	1-Year 10% Buffer Russell 2000® Segment Value	6-Year 20% Buffer S&P 500® Segment Value	1-Year 20% Buffer S&P 500® Segment Value	Withdrawal
11/16/2022	Segment Values as of Previous Performance Lock	Immediately After Transfer	$ 109,949.12	$ 0.00	$ 0.00	$ 0.00
. . .	. . .	. . .	. . .	. . .	. . .	. . .	. . .
12/01/2022	Withdrawal	Immediately Before Withdrawal	$ 110,038.63[1]	$ 0.00	$ 0.00	$ 0.00
12/01/2022	Withdrawal	Immediately After Withdrawal	$ 100,038.63[2]	$ 0.00	$ 0.00	$ 0.00	$ 10,000.00
. . .	. . .	. . .	. . .	. . .	. . .	. . .	. . .
01/08/2023	Fixed Segment End Date	Immediately Before Re-allocation	$ 100,245.09[3]	$ 0.00	$ 0.00	$ 0.00
01/08/2023[4]	Fixed Segment End Date	Immediately After Re-allocation	$ 13,823.80[5]	$ 30,033.43[6]	$ 0.00	$ 56,387.86[7]

(1)     The Fixed Segment Value is accumulated for 15 days since the previous Performance Lock transaction (from 11/17/2022 to 12/01/2022). The Fixed Segment Value before re-allocation = Fixed Segment Value after previous Performance Lock * (1 + Annual Interest Rate)^(days elapsed since previous Performance Lock/ 365) = $109,949.12 * (1 + 2.00%)^(15/365) = $110,038.63

(2)    Withdrawal is taken from Fixed Segment Value = $110,038.63 - $10,000.00 = $100,038.63. The $10,000 Withdrawal represents the gross amount deducted from the Contract Value, prior to any applicable Interest Adjustment.

(3)     The Fixed Segment Value is accumulated for another 38 days since the Withdrawal (from 12/02/2022 to 01/08/2023). The Fixed Segment Value before re-allocation = Fixed Segment Value after Withdrawal * (1 + Annual Interest Rate)^(days elapsed since Withdrawal / 365) = $100,038.63 * (1 + 2.00%)^(38/365) = $100,245.09

(4)     01/08/2023 is the Fixed Segment End Date. If you do not instruct otherwise, funds are automatically re-allocated proportionately to the Index-Linked Segment Options that were locked. The proportions are calculated based on the amounts at the time of each Performance Lock.

	1-Year Fixed Segment Option	1-Year 10% Buffer Russell 2000® Segment Option	6-Year 20% Buffer S&P 500® Segment Option
Amount From Relevant Performance Lock Date	$ 15,085.69	$ 32,781.17	$ 61,541.66
% of Total Fixed Segment Value Attributable to Segment Option	13.79%	29.96%	56.25%
% Attributable to 1-Year Fixed Segment Option = 15,085.69 / (15,085.69 + 32,781.17 + 61,451.66) = 13.79%
% Attributable to 1-Year 10% Buffer Russell 2000 ® Segment Option = 32,781.17 / (15,085.69 + 32,781.17 + 61,451.66) = 29.96%
% Attributable to 6-Year 20% Buffer S&P 500 ® Segment Option = 61,451.89 / (15,085.69 + 32,781.17 + 61,451.66) = 56.25%

(5)     The amount that remains in the Fixed Segment Option is 13.79% of the Fixed Segment Value from immediately before the re-allocation = $100,245.09 * 13.79% = $13,823.80

(6)     The amount that is re-allocated to the 1-Year 10% Buffer Russell 2000 ® Segment Option is 29.96% of the Fixed Segment Value from immediately before the re-allocation = $100,245.09 * 29.96% = $30,033.43

(7)     The amount attributable to the 6-Year 20% Buffer S&P 500 ® Segment Option is 56.25% of the Fixed Segment Value from immediately before the re-allocation = $100,245.09 * 56.25% = $56,387.86. Because 6-Year Segment Options are only available in the first Contract Year, the funds are instead re-allocated into the 1-year counterpart, which has the same Reference Index (S&P 500 ® ) and Buffer Rate (20%).

Appendix C - State Variation Chart

State	Feature or Benefit	Availability or Variation
Alaska	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
	Confinement Waiver	If the second opinion or examination conflicts with the original recommendation of Confinement, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
	Terminal Illness Waiver	If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
California	Right to Cancel Period	If the Owner is age 60 or above, the Right to
Cancel Period is 30 days.

Upon exercising the Right to Cancel benefit, the Company will refund the Contract Value, including any Contract fees, if applicable.
	Confinement Waiver	The Confinement Waiver is not available in California.
	Terminal Illness Waiver	The Terminal Illness Waiver is not available in California.
Connecticut	Confinement Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies have been modified. Confinement must continue for at least 60 consecutive days, but there is no requirement that confinement begins at least one year after the Contract Date.

State	Feature or Benefit	Availability or Variation
Connecticut	Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies have been modified. A diagnosis of Terminal Illness must occur, but there is no requirement that the diagnosis occurs at least one year after the Contract Date.
Florida	Right to Cancel Period	Your Right to Cancel Period is 21 days.
Hawaii	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Illinois	Confinement Waiver	If the second opinion or examination conflicts with the original recommendation of Confinement, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
Terminal Illness Waiver	The definition of Terminal Illness has been modified to mean an illness that is expected to cause death within 24 months, rather than within 12 months.

If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
Kansas	Terminal Illness Waiver	The definition of Terminal Illness has been modified to mean an illness that is expected to cause death within 24 months, rather than within 12 months.

The waiver has been modified to not allow the Company the right to obtain a second opinion or examination of the ill Owner.
Louisiana	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Maryland	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

State	Feature or Benefit	Availability or Variation
Maryland	Confinement Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies have been modified. Confinement must continue for at least 60 consecutive days, but there is no requirement that confinement begins at least one year after the Contract Date.
Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies have been modified. A diagnosis of Terminal Illness must occur after the Contract Date, rather than at least one year after the Contract Date.
Massachusetts	Confinement Waiver	The Confinement Waiver is not available in Massachusetts.
Massachusetts	Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.
Michigan	Confinement Waiver	If the second opinion or examination conflicts with the original recommendation of Confinement, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
	Terminal Illness Waiver	If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
Minnesota	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Montana	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

State	Feature or Benefit	Availability or Variation
Nebraska	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
	Confinement Waiver	The reference to Convalescent Care Facility is replaced with a reference to Nursing Care Facility.
Nevada	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
New Hampshire	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

State	Feature or Benefit	Availability or Variation
New Hampshire	Confinement Waiver
Civil union partners are considered spouses under New Hampshire law.

If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.

The definitions of Convalescent Care Facility, has been modified as follows:

Convalescent Care Facility” means an institution which: (i) is operated pursuant to State as a convalescent nursing facility, a qualified nursing facility, a convalescent hospital, a convalescent unit of a Hospital, an intermediate care facility, or a custodial care facility; and (ii) is primarily engaged in providing, in addition to room and board accommodations, continuous nursing service by or under the supervision of a Physician or a licensed registered nurse (R.N.); and (iii) maintains a daily record of each patient which is available for Our review; and (iv) administers a planned program of observation and treatment by a Physician (which for purposes of this provision also cannot be the proprietor or an employee of such facility) which is in accordance with existing standards of medical practice for the confinement; and (v) be approved for payment of Medicare benefits or be qualified to receive approval for payment of Medicare benefits, if so requested.
Convalescent Care Facility does not mean a facility or any part of a facility used primarily for rest care, training or education, or the treatment of alcoholism or chemical dependency.

State	Feature or Benefit	Availability or Variation
New Hampshire	Terminal Illness Waiver	Civil union partners are considered spouses under New Hampshire law.

If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
New Jersey	Definition of Spouse for spousal continuation upon death, Confinement Waiver, Terminal Illness Waiver	A definition of the term "Spouse" is added to the Contract, and is defined as follows:

A Spouse of an individual is a person
(1) recognized as the spouse of that
individual in the state where they were
legally married or (2) in a civil union
with that individual under New Jersey
law. This does not have the effect of
altering or amending federal tax law
applicable to your Contract.
Terminal Illness Waiver	The conditions under which the waiver applies
have been modified. The waiver requires that
any Owner (or if the Owner is a non-natural
person, any Annuitant) has a Terminal Illness.
The requirement that the diagnosis occurs at
least one year after the Contract Date is
removed.
North Carolina	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Ohio	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Pennsylvania	Right to Cancel Period	If the Contract is a replacement for an existing contract which was issued to you by Athene Annuity and Life Company, the Right to Cancel Period is extended to 45 days.

State	Feature or Benefit	Availability or Variation
Pennsylvania	Confinement Waiver
An additional requirement is added to receive benefits under this waiver:

Confinement in a Qualified Care Facility must not be for the treatment of a condition resulting directly or indirectly from: (a) the voluntary taking or injection of drugs, unless prescribed or administered by a licensed Physician; (b) the voluntary taking of any drugs prescribed by a licensed Physician and intentionally not taken as prescribed; (c) sensitivity to drugs voluntarily taken, unless prescribed by a Physician; or (d) drug addiction, unless addiction results from the voluntary taking of drugs prescribed by a licensed Physician or the involuntary taking of drugs.

The definition of Physician has been modified to state:

"Physician" for purposes of this provision means a practitioner of the healing arts, who is licensed by the State in which he/she performs such function. The Physician cannot be You, and Annuitant, a Beneficiary, or a member of Your, an Annuitant's or a Beneficiary's immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, or any member of Your household.

State	Feature or Benefit	Availability or Variation
Pennsylvania	Terminal Illness Waiver
This waiver is referred to as a Terminal Condition Waiver. All references to "Terminal Illness" are replaced with "Terminal Condition".

The definition of Terminal Illness is modified to state:

"Terminal Condition" means a condition that is expected to cause death within 12 months and that is the result of an injury or illness.

The definition of Physician has been modified to state:

"Physician" for purposes of this provision means a practitioner of the healing arts, who is licensed by the State in which he/she performs such function. The Physician cannot be You, and Annuitant, a Beneficiary, or a member of Your, an Annuitant's or a Beneficiary's immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, or any member of Your household.

South Dakota	Confinement Waiver
The definition of Physician has been modified to state: “Physician” for purposes of this provision means a doctor of medicine or osteopathy licensed by the State to practice medicine and surgery in which he/she performs such function.

Terminal Illness Waiver
The definition of Physician has been modified to state: “Physician” for purposes of this provision means a doctor of medicine or osteopathy licensed by the State to practice medicine and surgery in which he/she performs such function.

Texas	Right to Cancel	Upon exercising the Right to Cancel benefit, the Company will refund the Cash Surrender Value, including any Contract fees or charges, if applicable.

State	Feature or Benefit	Availability or Variation
Texas	Separate Account	The description of the Separate Account is
modified for contracts issued in Texas.

For contracts issued in Texas, reserves for the
Index-Linked Segment Options are held in the
AAIA Texas Index-Linked Deferred Annuity
Contract Separate Account. This segregated
account is established by the Company under
Iowa Law.

The portion of the assets of the Separate
Account equal to the reserves and other Contract liabilities for Index-Linked Segment Options with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we may conduct. You do not participate in the performance of assets held in the Separate Account and do not have any direct claim on them. The Separate Account is not registered under the Investment Company Act of 1940.
Confinement Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies
have been modified. Confinement must continue for at least 60 consecutive days, and confinement must begin on or after the Contract Date.

The withdrawal request must be accompanied
by Written Proof of Confinement, which is
defined as follows:

Written proof of Confinement means a
signed statement from the Hospital or Qualified Care Facility verifying the dates the Owner was confined in a
Hospital or Qualified Care Facility.

The cost of any second opinion or exam will be borne by the Company.
Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies
have been modified. A diagnosis of Terminal
Illness must occur on or after the Contract Date.

The cost of any second opinion or exam will be borne by the Company.
Utah	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

State	Feature or Benefit	Availability or Variation
Vermont	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Washington	Terminal Illness Waiver	The definition of Terminal Illness has been modified to mean an illness that is expected to cause death within 24 months, rather than within 12 months.
Wyoming	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

Appendix D - Index Disclosures

S&P 500® Price Return Index

    S&P Dow Jones Indices LLC requires that the following disclaimer be included in this Prospectus:

    The "S&P 500®" is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Athene Annuity and Life Company. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Athene Annuity and Life Company. It is not possible to invest directly in an index. Athene Annuity and Life Company’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices do not make any representation or warranty, express or implied, to the owners of the Athene Annuity and Life Company’s products or any member of the public regarding the advisability of investing in securities generally or in Athene Annuity and Life Company’s products particularly or the ability of the S&P 500® to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Athene Annuity and Life Company with respect to the S&P 500® is the licensing of the index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® is determined, composed and calculated by S&P Dow Jones Indices without regard to Athene Annuity and Life Company or the Athene Annuity and Life Company’s products. S&P Dow Jones Indices have no obligation to take the needs of Athene Annuity and Life Company or the owners of Athene Annuity and Life Company’s products into consideration in determining, composing or calculating the S&P 500®. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Athene Annuity and Life Company’s products or the timing of the issuance or sale of Athene Annuity and Life Company’s products or in the determination or calculation of the equation by which Athene Annuity and Life Company’s products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Athene Annuity and Life Company’s products. There is no assurance that investment products based on the S&P 500® will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ATHENE ANNUITY AND LIFE COMPANY, OWNERS OF THE ATHENE ANNUITY AND LIFE COMPANY’S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ATHENE ANNUITY AND LIFE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Russell 2000® Price Return Index

The LSE Group requires that the following disclosure be included in this Prospectus:

    Athene annuity products (the “Products”) have been developed solely by Athene Annuity and Life Company. The Products are not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

    All rights in the Russell 2000 Index (the “Index”) vest in the relevant LSE Group company which owns the Index. “Russell®” and “Russell 2000®” are trade-marks of the relevant LSE Group company and are used by any other LSE Group company under license.

    The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Products. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Products or the suitability of the Index for the purpose to which it is being put by Athene Annuity and Life Company.

MSCI EAFE Price Return Index

MSCI Inc. requires that the following disclosure be included in this Prospectus:

    THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY ATHENE ANNUITY AND LIFE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

    ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI

PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

    No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Nasdaq-100® Price Return Index

Nasdaq Inc. requires that the following disclosure be included in this Prospectus:

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100® Index to track general stock market performance. The Corporations' only relationship to Athene Annuity and Life Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100®, and Nasdaq-100® Index, and certain trade names of the Corporations and the use of the Nasdaq-100® Index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100® Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100® INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S) OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Shiller Barclays CAPE® US Mid-Month Sector TR Net Index

BB PLC requires that the following disclosure be included in this Prospectus:

The Shiller Barclays CAPE® US Mid-Month Sector TR Net Index (the “Index”) has been developed in part by RSBB-I, LLC, the research principal of which is Robert J. Shiller. RSBB-I, LLC is not an investment advisor, and does not guarantee the accuracy or completeness of the Index, or any data or methodology either included therein or upon which it is based. Neither RSBB-I, LLC nor Robert J. Shiller and its consultant, IndexVestLAB, LLC and consultants thereto, shall have any liability for any errors, omissions, or interruptions therein, and makes no warranties, express or implied, as to performance or results experienced by any party from the use of any information included therein or upon which it is based, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect thereto, and shall not be liable for any claims or losses of any nature in connection with the use of such information, including but not limited to, lost profits or punitive or consequential damages, even if RSBB-I, LLC is advised of the possibility of same.

Neither Barclays Bank PLC ("BB PLC") nor any of its affiliates (collectively "Barclays") is the issuer or producer of Athene Annuity and Life Company’s (“Athene”) annuity products (the “Products”) and Barclays has no responsibilities, obligations or duties to purchasers of the Products. The Index, together with any Barclays indices that are components of the Index, is a trademark owned by Barclays and, together with any component indices and index data, is licensed for use by Athene as the issuer or producer of the Products (the "Issuer").

Barclays’ only relationship with the Issuer in respect of the Index is the licensing of the Index, which is administered, compiled and published by BB PLC in its role as the index sponsor (the "Index Sponsor") without regard to the Issuer or the Products or purchasers of the Products. Additionally, Athene as issuer or producer of the Products may for itself execute transaction(s) with Barclays in or relating to the Index in connection with the Products. Consumers acquire the Products from Athene and neither acquire any interest in the Index nor enter into any relationship of any kind whatsoever with Barclays upon purchasing the Products. The Products are not sponsored, endorsed, sold or promoted by Barclays and Barclays makes no representation regarding the advisability of the Products or use of the Index or any data included therein. Barclays shall not be liable in any way to the Issuer, purchasers of the Products or to other third parties in respect of the use or accuracy of the Index or any data included therein.

Barclays Index Administration (“BINDA”), a distinct function within BB PLC, is responsible for day-to-day governance of BB PLC’s activities as Index Sponsor.

To protect the integrity of Barclays’ indices, BB PLC has in place a control framework designed to identify and remove and/or mitigate (as appropriate) conflicts of interest. Within the control framework, BINDA has the following specific responsibilities:

•oversight of any third party index calculation agent;
•acting as approvals body for index lifecycle events (index launch, change and retirement); and
•resolving unforeseen index calculation issues where discretion or interpretation may be required (for example: upon the occurrence of market disruption events).

To promote the independence of BINDA, the function is operationally separate from BB PLC’s sales, trading and structuring desks, investment managers, and other business units that have, or may be perceived to have, interests that may conflict with the independence or integrity of Barclays’ indices.

Notwithstanding the foregoing, potential conflicts of interest exist as a consequence of BB PLC providing indices alongside its other businesses. Please note the following in relation to Barclays’ indices:

•BB PLC may act in multiple capacities with respect to a particular index including, but not limited to, functioning as index sponsor, index administrator, index owner and licensor.

•Sales, trading or structuring desks in BB PLC may launch products linked to the performance of a index. These products are typically hedged by BB PLC’s trading desks. In hedging an index, a trading desk may purchase or sell constituents of that index. These purchases or sales may affect the prices of the index constituents which could in turn affect the level of that index.
•BB PLC may establish investment funds that track an index or otherwise use an index for portfolio or asset allocation decisions.

The Index Sponsor is under no obligation to continue the administration, compilation and publication of the Index or the level of the Index. While the Index Sponsor currently employs the methodology ascribed to the Index (and application of such methodology shall be conclusive and binding), no assurance can be given that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any constituent within the Index) will not arise that would, in the view of the Index Sponsor, necessitate an adjustment, modification or change of such methodology. In certain circumstances, the Index Sponsor may suspend or terminate the Index. The Index Sponsor has appointed a third-party agent (the "Index Calculation Agent") to calculate and maintain the Index. While the Index Sponsor is responsible for the operation of the Index, certain aspects have thus been outsourced to the Index Calculation Agent.

Barclays

•makes no representation or warranty, express or implied, to the Issuer or any member of the public regarding the advisability of investing in transactions generally or the ability of the Index to track the performance of any market or underlying assets or data; and
•has no obligation to take the needs of the Issuer into consideration in administering, compiling or publishing the Index.

Barclays has no obligation or liability in connection with administration, marketing or trading of the Products.

The licensing agreement between Athene and BB PLC is solely for the benefit of Athene and Barclays and not for the benefit of the owners of the Products or other third parties.

BARCLAYS DOES NOT GUARANTEE, AND SHALL HAVE NO LIABILITY TO THE PURCHASERS AND TRADERS, AS THE CASE MAY BE, OF THE TRANSACTION OR TO THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE INDEX. BARCLAYS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX INCLUDING, WITHOUT LIMITATION, THE INDICES, OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL BARCLAYS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES SAVE TO THE EXTENT THAT SUCH EXCLUSION OF LIABILITY IS PROHIBITED BY LAW.

None of the information supplied by Barclays and used in this publication may be reproduced in any manner without the prior written permission of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167. Registered office 1 Churchill Place London E14 5HP.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.        Other Expenses of Issuance and Distribution
    The expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates):

Securities and Exchange Commission Registration Fees	$537,660.00
Printing and engraving	76,000.00
Accounting fees and expenses	375,000.00
Legal fees and expenses	200,000.00
Total Expenses (approximate)	$1,188,660.00

Item 14.        Indemnification
    Section 490.202 of the Iowa Business Corporation Act (the “IBCA” or the “Act”), provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Company or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.
    Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity.
    In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA. Article XI.1 of the Bylaws of the Company provides for indemnification of Company directors, officers, employees, and agents against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition actually and reasonably incurred.
    Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because such person is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation’s articles of incorporation and (2) the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above. Article XI.4 of the Bylaws of the Company provides for advancement of expenses actually incurred in advance of the final disposition of a proceeding within twenty calendar days after the receipt of the Company of a statement from the indemnified party requesting such advance and reasonably evidencing the expenses incurred.
    Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer. Article XI of the Bylaws of the Company apply equally to directors and officers of the Company as well as to employees and agents of the Company.
    As permitted by the Iowa state law:
    Article X of the Amended and Restated Articles of Incorporation of Athene Annuity and Life Company provides that
    “A director of the Company shall not be personally liable to the Company or its shareholder for money damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the Company or the shareholders; (3) a violation of Section 833 of the Iowa Business Corporation Act; or (4) an intentional violation of criminal law. If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the fullest extent permitted by law. Any repeal or modification of this Article by the shareholders of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the Company with respect to any state of facts existing at or prior to the time of such repeal or modification.”
    The Amended and Restated Bylaws of Athene Annuity and Life Company (effective August 12, 2019) provide:
    In Article XI.1 that “To the fullest extent permitted by applicable law as then in effect, the Corporation (a) shall indemnify any person ("the Indemnitee”) who is or was involved in any manner (including without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a Proceeding)by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer employee, agent, trustee, plan administrator or plan fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including without limitation, any employee benefit plan), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition actually and reasonably incurred by the Indemnitee in connection with such Proceeding, and (b) shall indemnify each Indemnitee against all expenses (including attorneys’ fees actually and reasonably incurred by the Indemnitee in seeking to enforce its rights under this Article XI (by means of legal action or otherwise). Absent a court order to indemnify, the Corporation’s obligation for indemnification stated above is contingent upon satisfaction by the Indemnitee of the applicable indemnification standards required by the Act;” and

    In Article XI.4 “In furtherance and not in limitation of the foregoing provisions, all expenses (including attorneys’ fees) actually incurred by or on behalf of an Indemnitee in advance of the final disposition of a Proceeding shall be advanced to the Indemnitee by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee. The Corporation’s obligation to pay expenses pursuant to this Section shall be contingent upon the Indemnitee providing any undertaking required by the Act."
    Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Item 15.        Recent Sales of Unregistered Securities
    Not applicable.
Item 16.        Exhibits and Financial Statement Schedules
    (a) Exhibits

1.1
Underwriting and Distribution Agreement, dated March 27, 2019, between Athene Annuity and Life Company and Athene Securities, LLC (incorporated by reference to Exhibit 1 to the Form POS AM filed on April 1, 2021 File No. 333-225544)

1.2
Amendment No. 1 to Underwriting and Distribution Agreement, dated December 1, 2021, between Athene Annuity and Life Company and Athene Securities, LLC (incorporated by reference to Exhibit 1.2 to the Form S-1 filed on December 3, 2021 File No. 333-252851)

2	Not applicable
3.1
Amended and Restated Articles of Incorporation of Athene Annuity and Life Company (incorporated by reference to Exhibit 3.1 to Registrant’s initial Registration Statement on Form S-1 filed on June 8, 2018 File No. 333-225544)

3.2
Amended and Restated By-laws of Athene Annuity and Life Company (effective March 3, 2014) (incorporated by reference to Exhibit 3.2 to Registrant’s initial Registration Statement on Form S-1 filed on June 8, 2018 File No. 333-225544)

4.1	Form of Contract of Single Purchase Payment Index-Linked Deferred Annuity Contract (incorporated by reference to Exhibit 4.1 to the Form S-1 filed on June 2, 2021)
4.2	Form of Application of Single Purchase Payment Index-Linked Deferred Annuity Contract (incorporated by reference to Exhibit 4.2 to the Form S-1 filed on June 2, 2021)
5	Opinion of Legal Counsel will be filed by post-effective amendment
6	Not applicable
7	Not applicable
8	Not applicable
9	Not applicable
10.1.1
Shared Services and Cost Sharing Agreement, dated as of January 1, 2020, among Athene Employee Services, LLC, Athene USA Corporation, Athene Annuity & Life Assurance Company, Athene Annuity and Life Company, Athene London Assignment Corporation, Athene Assignment Corporation, Athene Re USA IV, Inc., Athene Securities, LLC, Athene Risk Aggregator, LLC, Athene Noctua, LLC and Athene Annuity Re Ltd. (incorporated by reference to Exhibit 10.1.2 to the form POS AM filed on April 3, 2020 File No. 333-225544)

10.1.2
Shared Services and Cost Sharing Agreement, dated as of January 1, 2020, among Athene Employee Services, LLC, Athene Annuity and Life Company, P.L. Assigned Services, Inc., Athene Annuity & Life Assurance Company of New York and Athene Life Insurance Company of New York (incorporated by reference to Exhibit 10.1.2 to the Form S-1 filed on December 3, 2021 File No. 333-252851)

10.2
Coinsurance and Assumption Agreement, dated as of October 1, 2013, between Aviva Life and Annuity Company (now known as Athene Annuity and Life Company) and Presidential Life Insurance Company – USA (now known as Accordia Life and Annuity Insurance Company) (incorporated by reference to Exhibit 10.2 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.3
Amended and Restated Coinsurance Agreement, dated as of December 28, 2015, between Athene Annuity and Life Company and Accordia Life and Annuity Company (formerly known as Presidential Life Insurance Company—USA) (regarding the ILICO closed block) (incorporated by reference to Exhibit 10.3 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.4.1
Second Amended and Restated Master Sub-Advisory Agreement, effective as of October 1, 2019, among Athene Asset Management L.P., Apollo Capital Management, L.P., Apollo Global Real Estate Management, L.P., ARM Manager LLC, Apollo Longevity, LLC and Apollo Emerging Markets, LLC. (incorporated by reference to Exhibit 10.4.1 to the POS AM filed on April 3, 2020 File No. 333-225544)

10.5
Unsecured Revolving Promissory Note, dated as of May 1, 2021, among Athene USA Corporation, Athene Annuity & Life Assurance Company, Athene Annuity and Life Company and Athene Employee Services, LLC (incorporated by reference to Exhibit 10.5 to the Form S-1 filed on December 3, 2021 File No. 333-252851)

10.6.1
Investment Management Agreement, dated as of October 2, 2013, by and between Aviva Life and Annuity Company (now known as Athene Annuity and Life Company) and Athene Asset Management LLC (incorporated by reference to Exhibit 10.7.1 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.6.2
Amendment One to Investment Management Agreement, effective November 1, 2015, between Athene Annuity and Life Company and Athene Asset Management, L.P. (incorporated by reference to Exhibit 10.7.2 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.7
Net Worth Maintenance Agreement, effective as of October 1, 2013, by Athene Holding, Ltd. for the benefit of Aviva Life and Annuity Company (now known as Athene Annuity and Life Company) (incorporated by reference to Exhibit 10.8 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.8
Capital Maintenance Agreement, effective as of January 30, 2020, by Athene Annuity & Life Assurance Company for the benefit of Athene Annuity and Life Company (incorporated by reference to Exhibit 10.8 to the POS AM filed on April 3, 2020 File No. 333-225544)

11	Not applicable
12	Not applicable
13	Not applicable
14	Not applicable
15	Not applicable
16	Not applicable
17	Not applicable
18	Not applicable
19	Not applicable
20	Not applicable
21	Subsidiaries of Registrant (incorporated by reference to Exhibit 21 to the Form POS AM filed on April 1, 2021 File No. 333-225544)
22	Not applicable
23.1	Consent of Eversheds Sutherland (US) LLP will be filed by post-effective amendment
23.2	Consent of PricewaterhouseCoopers LLP regarding Athene Annuity and Life Company financial statements will be filed by post-effective amendment
23.3	Consent of Legal Counsel will be filed by post-effective amendment
24	Powers of Attorney (incorporated by reference to Exhibit 24 to the Form S-1 filed on February 8, 2021)
25	Not applicable
26	Not applicable
101	Not applicable
107	Registration Fee Table

(b) Financial Statement Schedules will be included in Part I of this Registration Statement by post-effective amendment.

Item 17.        Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(a)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(c)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(a)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and
(d)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)In so far as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on the 11th day of March, 2022.

Athene Annuity and Life Company
(Registrant)

By: /s/ Grant Kvalheim
Grant Kvalheim
Chief Executive Officer and President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grant Kvalheim	Chief Executive Officer, President and Director	March 11, 2022
Grant Kvalheim

/s/ Travis Tweed	Vice President, Controller and Treasurer	March 11, 2022
Travis Tweed	(Principal Financial Officer)

/s/ *	Director	March 11, 2022
Martin P. Klein*

/s/ Christopher R. Welp	Executive Vice President, Insurance Operations and Director	March 11, 2022
Christopher R. Welp

/s/ *	Director	March 11, 2022
Mitra Hormozi*

/s/ *	Director	March 11, 2022
Francis P. Sabatini*

/s/ *	Director	March 11, 2022
Hope S. Taitz*

/s/ *	Director	March 11, 2022
Lawrence J. Ruisi*

/s/ Blaine Doerrfeld	*Attorney-in-Fact pursuant to Power of Attorney	March 11, 2022
Blaine Doerrfeld